EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

THE BOSTON BEER COMPANY, INC.,

CANOE ACQUISITION CORP.,

DOGFISH HEAD HOLDING COMPANY

AND, TO THE EXTENT PROVIDED HEREIN,

SAMUEL A. CALAGIONE III AND

MARIAH D. CALAGIONE

DATED MAY 8, 2019

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EXHIBITS
Exhibit A	Form of Letter of Transmittal
Exhibit B	Escrow Agreement
Exhibit C	Mr. Calagione’s Employment Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Indemnification Agreement
Exhibit F	Ms. Calagione’s Employment Agreement
Exhibit G	Investor Questionnaire

SCHEDULES
Schedule I	Funds Flow Memorandum
Schedule II	Pro Rata Share
Schedule 5.09	Brokerages of the Purchaser
Schedule 6.01(b)	Carve-outs to Negative Covenants

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of May 8, 2019 (the “Effective Date”) by and among The Boston Beer Company, Inc., a Massachusetts corporation (the “Purchaser”), Canoe Acquisition Corp., a Delaware corporation (the “Merger Sub”), Dogfish Head Holding Company, a Delaware corporation (the “Company”), and, solely with respect to Section 8.01 and Article X, Samuel A. Calagione III (“Mr. Calagione”) and Mariah D. Calagione (“Ms. Calagione” and together with Mr. Calagione, the “Founders”). The Purchaser, Merger Sub, the Company and the Founders are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI below.

WHEREAS, subject to the terms and conditions set forth herein, and in accordance with the Delaware General Corporation Law (the “DGCL”), the Purchaser desires that the Company be merged with and into the Merger Sub, with the Merger Sub surviving as a wholly-owned Subsidiary of the Purchaser;

WHEREAS, the board of directors of each of the Purchaser and the Merger Sub have approved and adopted this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL;

WHEREAS, the board of directors of the Company has approved and adopted this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL and, upon the execution of this Agreement, shall recommend that the holders of the shares of the outstanding capital stock of the Company approve and adopt this Agreement and the consummation of the transactions contemplated hereby; and

WHEREAS, simultaneously with the execution of this Agreement, the Purchaser is entering into a Unit Purchase Agreement with DFH Investors, LLC, a Delaware limited liability company (the “DFH Investors Unit Purchase Agreement”), and a Unit Purchase Agreement with Dogfish East of the Mississippi LP, a Delaware limited partnership, and Founders (the “EOM Unit Purchase Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger.

(a) Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, as of the Effective Time (as defined below), the Company shall merge with and into the Merger Sub (the “Merger”), whereupon the separate existence of the Company shall cease, and the Merger Sub shall be the surviving entity (the “Surviving Company”).

(b) The Merger shall become effective at such time as set forth in the Certificate of Merger as duly filed with the Secretary of State of Delaware pursuant to Section 1.03 below (the “Effective Time”).

(c) From and after the Effective Time, the Surviving Company shall succeed to all of the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and the Merger Sub, all as provided under the DGCL.

(d) At the Effective Time, (a) the certificate of incorporation of the Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Company or as provided by applicable Law.

(e) The directors and officers of the Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Company. The directors and officers of the Company shall be deemed to have fully resigned from all positions in the Company as of the Effective Time.

Section 1.02 Conversion Terms. On the terms and subject to the conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any Stockholder, the following shall occur:

(a) Treatment of Shares. Each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and each Stockholder shall be entitled to receive its Pro Rata Share of an aggregate number of shares of the Purchaser’s Class A Common Stock (the “Class A Shares”) as calculated pursuant to Section 1.06 (the “Merger Consideration).”

(b) Cancellation of Treasury Stock. To the extent applicable, each share of Common Stock held immediately prior to the Effective Time by the Company as treasury stock shall be canceled and no payment shall be made with respect thereto.

(c) Conversion of Merger Sub Stock. Each share of common stock of the Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Company.

(d) No Further Ownership Rights in Common Stock. The consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Stock (including any rights to receive accrued but unpaid dividends), and, from and after the Effective Time, the holders of certificates representing ownership of the Company’s Common Stock (the “Certificates”) shall cease to have any rights with respect to such shares (including any rights to receive any accrued but unpaid dividends or any liquidation preference on such shares, if any). At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers on the records of the Surviving Company of the Company’s Common Stock. If, after the Effective Time, the Certificates formerly representing ownership of the Company’s Common Stock are presented to the Purchaser or the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Section 1.02.

(e) Letters of Transmittal. Not later than five (5) days following the execution of this Agreement, the Company shall deliver to each holder of record of any shares of the Company’s Common Stock (each, a “Stockholder” and collectively, the “Stockholders”) a letter of transmittal in the form attached hereto as Exhibit A (the “Letter of Transmittal”). Subject to Section 1.03, as soon as practical following receipt thereof, each Stockholder shall surrender to the Company the Certificates, duly endorsed in blank or accompanied by duly executed stock powers, representing the Common Stock held by such Stockholder, and shall deliver to Company a Letter of Transmittal duly completed and validly executed in accordance with the instructions therein and any other documents as may be reasonably required pursuant to such instructions. Promptly after the Closing and delivery of the relevant documents referenced in the preceding sentence by a Stockholder, the Surviving Company shall, in accordance with the terms of this Agreement, deliver to such Stockholder its Pro Rata Share of the Merger Consideration to which such Stockholder is entitled under Section 1.06, subject to any applicable withholding Tax requirements. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder in respect of which such deduction and withholding was made. Until so surrendered, each such Certificate shall represent solely the right to receive a Stockholder’s Pro Rata Share of the Merger Consideration into which the shares of Common Stock it theretofore represented shall have been converted pursuant to Section 1.02(a), without interest, and neither the Surviving Company nor the Purchaser shall be required to pay the holder thereof shares of Class A Common Stock of the Purchaser to which such Stockholder would otherwise have been entitled. Notwithstanding the foregoing, if any such Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of such fact by the Stockholder claiming such Certificate to be lost, stolen or destroyed and the providing of an indemnity by such Stockholder in favor of the Purchaser and the Surviving Company against any claim that may be made against it with respect to such Certificate, the Surviving Company shall issue, in exchange for such lost, stolen or destroyed Certificate, the Stockholder’s Pro Rata Share of the Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate, as contemplated by Section 1.06, subject to any applicable withholding Tax requirements. Notwithstanding the foregoing, no Party shall be liable to any Person in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 1.03 Transactions to be Effected at the Closing. At the Closing:

(a) the Company and the Purchaser shall cause a certificate of merger to be executed and filed with the Secretary of State of Delaware, in the form and substance as may be agreed by the Parties prior to the Closing (the “Certificate of Merger”), and make all other filings or recordings required by the DGCL in connection with the Merger;

(b) the Company shall deliver to Purchaser copies of the Letters of Transmittal from Stockholders holding one hundred percent (100%) of the issued and outstanding shares of the Company’s Common Stock, duly completed and validly executed;

(c) Purchaser shall pay, on behalf of the Company and its Subsidiaries, the Closing Indebtedness;

(d) Purchaser shall pay, on behalf of the Company and its Subsidiaries, the Closing Transaction Expenses; and

(e) Purchaser shall provide to the Company evidence that each Stockholder’s Pro Rata Share of the Merger Consideration (calculated as of the Closing Date pursuant to Section 1.06) has been delivered to Stockholders, except for the Escrow Shares which Purchaser shall deliver pursuant to the terms of the Computershare Escrow Agreement;

(f) the Parties shall make such other deliveries as are required by Sections 2.01 and 2.02.

Section 1.04 Escrow.

(a) At the Closing, the Purchaser shall hold, or shall cause to be held, such number of shares of Class A Shares of the Merger Consideration equal to the quotient of: (A) $40,000,000 and (B) the Signing Date Share Price (the “Escrow Shares”) in escrow pursuant to the terms of that certain Computershare Escrow Agreement by and among the Founders, the Purchaser and the escrow agent in the form attached hereto as Exhibit B (the “Computershare Escrow Agreement”).

(b) The Escrow Shares shall remain in escrow until released to the Stockholders in accordance with the rules set forth in the following provisions of this Section 1.04.

(c) If Mr. Calagione remains employed by Purchaser on the fifth anniversary of the Closing Date, all Escrow Shares shall be released to the Stockholders promptly thereafter.

(d) If Mr. Calagione’s employment with Purchaser is terminated by Purchaser prior to the fifth anniversary of the Closing Date for Cause, all Escrow Shares shall be released to the Stockholders promptly following the tenth anniversary of the Closing Date.

(e) If Mr. Calagione voluntarily terminates his employment with Purchaser prior to the fifth anniversary of the Closing Date other than for Good Reason, all Escrow Shares shall be released to the Stockholders promptly following the tenth anniversary of the Closing Date.

(f) If Mr. Calagione’s employment with Purchaser is terminated prior to the fifth anniversary of the Closing Date (i) by Purchaser other than for Cause, (ii) by Mr. Calagione for Good Reason or (iii) as a result of Mr. Calagione’s death or Disability, all Escrow Shares shall be released to the Stockholders promptly following the fifth anniversary of the Closing Date.

(g) All Escrow Shares shall be released to the Stockholders promptly upon the occurrence of a Change of Control.

(h) For purposes of this Section 1.04, the terms “Cause”, “Change of Control”, “Good Reason”, and “Disability” shall have the respective meanings ascribed to them in Mr. Calagione’s Employment Agreement.

(i) The Purchaser and Mr. Calagione, as representative of the Stockholders in connection with the Computershare Escrow Agreement, agree to provide any joint written notice required to be delivered to the escrow agent in order to release the Escrow Shares pursuant to the terms of this Section 1.04.

(j) The Escrow Shares may also be used to satisfy the indemnification obligations of the Founders pursuant to the terms of the Indemnification Agreement.

Section 1.05 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely on fifth (5th) Business Day following the satisfaction, in the Purchaser’s reasonable judgment, of the closing conditions set forth in Article II hereof, or any other date as mutually agreed to in writing by the Parties. The date of the Closing is referred to herein as the “Closing Date.”

Section 1.06 Calculation of Merger Consideration.

(a) Not less than three (3) days prior to the Closing Date, the Company shall deliver to the Purchaser the following by way of a Funds Flow Memorandum in substantially the form attached hereto as Schedule I:

(i) the Company’s portion of the Company’s reasonable good faith estimate of the amount Cash of OCW and its Subsidiaries as of the Closing Date (the “Estimated Closing Cash”);

(ii) the Company’s portion of the outstanding balance of any Indebtedness of OCW and its Subsidiaries as of the Closing Date, as calculated pursuant to appropriate payoff letters from the holders of such Indebtedness, such payoff letters to be provided to Purchaser (the “Closing Indebtedness”); and

(iii) the Company’s portion of any and all Transaction Expenses incurred by OCW and its Subsidiaries that remain outstanding as of the Closing Date, as calculated pursuant to proper invoices representing such Transaction Expenses, such invoices to be provided to Purchaser (the “Closing Transaction Expenses”).

(b) On the Closing Date, the Merger Consideration to be delivered by Purchaser to Stockholders (or delivered pursuant to the terms of the Computershare Escrow Agreement) in accordance with Section 1.03 shall be a number of Class A Shares equal to the quotient of (A) the sum of $103,093,670 plus the Estimated Closing Cash minus the amount of each of the Closing Indebtedness and the Closing Transaction Expenses and (B) a price per share equal to the ten (10) day volume-weighted average price of the Purchaser’s shares as traded on the New York Stock Exchange determined as of the Effective Date ($314.60) (the “Signing Date Share Price”).

(c) Within fifteen (15) days after the Closing Date, a representative of Stockholders shall deliver to the Purchaser a final amount of Cash of the Company and its Subsidiaries as of the Closing Date (the “Final Closing Cash”). Such representative shall also provide to the Purchaser such data and information as the Purchaser may reasonably request in connection with the determination of the Final Closing Cash. The Purchaser shall notify such representative of the Purchaser’s acceptance or dispute of such statement within five (5) days after the Purchaser’s receipt of such statement. In the event of a dispute with respect to the determination of the Final Closing Cash, the Purchaser and the representative of Stockholders shall attempt to reconcile their difference and any written agreement by them as to any disputed amounts shall be final, binding, and conclusive on the parties.

(d) If the Final Closing Cash exceeds the Estimated Closing Cash (the “Excess Closing Cash”), the Purchaser shall deliver to each Stockholder its Pro Rata Share of a number of Class A Shares equal to the quotient of the (A) Excess Closing Cash and (B) the Signing Date Share Price. If the Estimated Closing Cash exceeds the Final Closing Cash (the “Deficit Closing Cash”), the Purchaser shall cancel a number of Class A Shares of each Stockholder equal to its Pro Rata Share of a number of Class A Shares equal to the quotient of (A) the Deficit Closing Cash and (B) the Signing Date Share Price.

Section 1.07 Withholding Tax. The Purchaser and the Surviving Company shall be entitled to reduce the number of Class A Shares of the Purchaser that would otherwise be included in the Merger Consideration by the number of Class A Shares that correspond in dollar value to the amount of Taxes that the Purchaser or the Surviving Company may be required to deduct and withhold from the Merger Consideration under any provision of Tax Law. To the extent that amounts are so withheld, deducted and paid over to the Governmental Entity by the Purchaser or the Surviving Company, such withheld amounts shall be treated for all purposes as a cash payment to the Stockholders hereunder in satisfaction of the obligation to deliver a corresponding amount of the Merger Consideration to the affected Stockholder. Notwithstanding the foregoing, the Purchaser shall (i) promptly provide the Founders with written notice of any amounts that any Person intends to deduct or withhold from the Merger Consideration reasonably in advance of (but in any event at least three (3) Business Days before) the payment thereof, (ii) cooperate in good faith with the Founders to eliminate or reduce any such withholding or deduction, and (iii) provide the Founders a reasonable opportunity to provide any applicable certificates, forms or other documentation that would eliminate or reduce the requirement to deduct or withhold under applicable Law.

Section 1.08 Tax Treatment. It is the Parties’ understanding and intention that the Merger will be characterized and treated for federal and applicable state income Tax purposes as reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(D), and the Parties shall not take any action that would reasonably be expected to cause the Merger not to qualify for such treatment. To the extent permitted by applicable Tax Law, the Purchaser and the Stockholders shall file all Tax Returns in a manner consistent with this Section 1.08 and Section 10.01 and shall not take any position inconsistent with these provisions in any Tax Proceeding.

ARTICLE II

CONDITIONS TO CLOSING

Section 2.01 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser and the Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date (any or all of which may be waived in whole or in part by the Purchaser in writing):

(a) the representations and warranties of the Company (on behalf of itself, OCW and OCW’s Subsidiaries) set forth in Article III and Article IV below, shall be true and correct in all respects as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date), except that the failure of any such representation or warranty to be so true and correct will be disregarded if the circumstances giving rise to all such failures of all representations and warranties to be so true and correct (considered individually or collectively) do not constitute a Material Adverse Effect;

(b) the Company shall have performed in all material respects all of their obligations required to be performed under this Agreement at or prior to the Closing;

(c) no action or proceeding before any Governmental Entity shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(d) since the Effective Date, no fact, event or circumstance shall have occurred which, individually or in the aggregate, with or without the lapse of time, has had or would reasonably be expected to have a Material Adverse Effect;

(e) any waiting period (and any extension thereof) under the HSR Act shall have expired or have been terminated;

(f) the Company shall have delivered to the Purchaser each of the following, in each case in form and substance satisfactory to the Purchaser:

(i) evidence that (A) the current legislation in the State of Delaware in respect of brewery-pub licenses, craft distillery licenses and microbrewery licenses issued by the State of Delaware has been amended to allow for the total maximum brewing volume as contemplated by the Purchaser following the consummation of the Merger, or (B) the ownership of all brewery-pub licenses, craft distillery licenses and microbrewery licenses issued by the State of Delaware to OCW or any of its Subsidiaries have been transferred to a third party and licensed to OCW or any of its Subsidiaries such that the Purchaser would be in compliance with the relevant legislation in the State of Delaware following the consummation of the Merger;

(ii) Mr. Calagione’s counterpart signature to that certain Employment Agreement by and between Mr. Calagione and the Purchaser in the form attached hereto as Exhibit C (“Mr. Calagione’s Employment Agreement”);

(iii) the Founders’ and remaining Stockholders’ counterpart signatures to that certain Registration Rights Agreement by and among the Purchaser, the Founders and the remaining Stockholders in the form attached hereto as Exhibit D (the “Registration Rights Agreement”);

(iv) the Founders’ counterpart signatures to that certain Indemnification Agreement by and among the Founders and the Purchaser in the form attached hereto as Exhibit E (the “Indemnification Agreement”);

(v) the Founders’ counterpart signatures to the Computershare Escrow Agreement;

(vi) Ms. Calagione’s counterpart signature to an employment agreement by and between Ms. Calagione and the Purchaser in the form attached hereto as Exhibit F (“Ms. Calagione’s Employment Agreement”);

(vii) a copy of the amended and restated leases by and between Red Wagon LLC, a Delaware limited liability company, and Dogfish Head LLC, a Delaware limited liability company, for the premises located at 316-318 and 320 Rehoboth Avenue, Rehoboth Beach, Delaware; (the “Red Wagon Leases”);

(viii) a waiver and release from each Stockholder which contains a waiver of dissenter rights under the DGCL and releases any claim of any nature that any Stockholder may have against the Company or OCW arising prior to or at the Closing in relation to the transactions contemplated by this Agreement;

(ix) an investor questionnaire in the form attached hereto as Exhibit G (the “Investor Questionnaire”) which contains standard accredited investor and other customary representations relating to Section 4(a)(2)/Regulation D of the Securities Act and an Internal Revenue Service (the “IRS”) Form W-9 from each Stockholder;

(x) a certificate of the Company dated the Closing Date stating that the conditions specified in subsections (a) and (b) of this Section 2.01 have been satisfied;

(xi) a certificate from the Company, in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code and IRS Notice 2018-29, stating that the Company is not a “foreign person” for purposes of Sections 1445 and 1446(f) of the Code and the Treasury Regulations promulgated thereunder;

(xii) a certificate of good standing of the Company certified by the Secretary of State of the State of Delaware and each jurisdiction in which the Company is authorized to conduct business as a foreign corporation, each as of a reasonably current date;

(xiii) a certificate of good standing of OCW and each of its Subsidiaries certified by the appropriate authority of the jurisdiction in which such entity was formed and each jurisdiction in which OCW and each of its Subsidiaries is authorized to conduct business as a foreign limited liability company, each as of a reasonably current date;

(xiv) a copy of the Certificate of Formation of OCW, certified by the Secretary of State of the State of Delaware as of a reasonably current date;

(xv) a certificate of the Secretary of the Company, dated the Closing Date, in form and substance satisfactory to the Purchaser: (a) attaching the current articles of incorporation of the Company, certified by the appropriate authority in the jurisdiction of its formation; (b) certifying as to the resolutions of the board of directors and stockholders of the Company, which will include the Requisite Vote, authorizing the execution and performance of this Agreement, each of the Transaction Documents to which it is a party and each of the transactions contemplated herein and therein; (c) attesting to the incumbency and signatures of the officers of the Company; and (d) attaching a copy of the bylaws of the Company and any amendments related thereto (or certifying to the absence of any amendments thereto);

(xvi) evidence reasonably satisfactory to the Purchaser of the consents or waivers of the third parties to those contracts set forth on Schedule 2.01(f)(xvi) hereto, and all such consents and waivers shall be in full force and effect;

(xvii) a certificate of Mr. Calagione, as a Manager of OCW, dated as of the Closing Date, in form and substance satisfactory to the Purchaser, attaching the Limited Liability Company Agreement of OCW, as currently in effect and any amendments related thereto (or certifying to the absence of any amendments thereto); and

(xviii) certificates representing 3,858,545 common units of membership interest of OCW, or such other documentation as may be reasonably acceptable to the Purchaser evidencing the Company’s direct ownership in OCW.

Section 2.02 Conditions to the Company’s Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date (any or all of which may be waived in whole or in part by the Company in writing):

(a) the representations and warranties of the Purchaser and the Merger Sub contained in Article V below shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct in all material respects as of such date);

(b) the Purchaser and the Merger Sub shall have performed in all material respects all of their obligations required to be performed under this Agreement at or prior to the Closing;

(c) no action or proceeding before any Governmental Entity shall be pending wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

(d) any waiting period (and any extension thereof) under the HSR Act shall have expired or have been terminated;

(e) the Purchaser shall have delivered to the Company the following, in each case in form and substance satisfactory to the Company:

(i) evidence that (A) the current legislation in the State of Delaware in respect of brewery-pub licenses, craft distillery licenses and microbrewery licenses issued by the State of Delaware has been amended to allow for the total maximum brewing volume as contemplated by the Purchaser following the consummation of the Merger, or (B) the ownership of all brewery-pub licenses, craft distillery licenses and microbrewery licenses issued by the State of Delaware to OCW or any of its Subsidiaries have been transferred to a third party and licensed to OCW or any of its Subsidiaries such that the Purchaser would be in compliance with the relevant legislation in the State of Delaware following the consummation of the Merger;

(ii) a certificate dated the Closing Date stating that the conditions specified in subsections (a) and (b) of this Section 2.02 have been satisfied;

(iii) a certificate of the Secretary of the Purchaser, dated the Closing Date, (A) attaching the current articles of incorporation of the Purchaser, certified by the appropriate authority in the jurisdiction of its formation; (B) certifying the written consent of the Board of Directors of the Purchaser approving, adopting, and consenting to (1) the Transaction Documents, and (2) all transactions contemplated thereby, specifically including those to which Mr. Calagione or any of his Affiliates will be a party with Purchaser or any of its Affiliates after Closing, including, but not limited to the International Brand License, the Red Wagon Leases and the Founders’ Buyback Option; (C) attesting to the incumbency and signatures of the officers of the Company; and (D) attaching a copy of the bylaws of the Company and any amendments related thereto (or certifying to the absence of any amendments thereto);

(iv) the Purchaser’s counterpart signature to the Indemnification Agreement;

(v) the Purchaser’s and the escrow agent’s counterpart signatures to the Computershare Escrow Agreement;

(vi) the Purchaser’s counterpart signature to Mr. Calagione’s Employment Agreement;

(vii) the Purchaser’s counterpart signature to the Registration Rights Agreement; and

(viii) the Purchaser’s counterpart signature to Ms. Calagione’s Employment Agreement.

Section 2.03 Parallel Transactions. The respective obligations of the Parties hereunder are conditioned upon the simultaneous closing of the following: (a) the transactions contemplated by the EOM Unit Purchase Agreement; and (b) the transactions contemplated by the DFH Investors Unit Purchase Agreement ((a) and (b) collectively referred to herein as the “Parallel Transactions”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AS TO THE COMPANY

The Company represents and warrants to the Purchaser and the Merger Sub that the statements contained in this Article III are true and correct, except as otherwise set forth in the indicated Schedule of the Disclosure Schedule (the “Disclosure Schedule”) corresponding thereto, as the Disclosure Schedule is interpreted in accordance with Section 9.01.

Section 3.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties, rights, and assets and to carry on its business as now being conducted. The Company is not qualified to transact business as a foreign corporation in any other jurisdiction. Schedule 3.01 of the Disclosure Schedule lists all of the current directors and officers of the Company.

Section 3.02 Capitalization. Schedule 3.02 of the Disclosure Schedule sets forth the authorized, issued and outstanding equity interests of the Company. For the avoidance of doubt, the Company has only one class of Common Stock authorized, which class encompasses all shares of the Company’s stock that are issued or outstanding, and no shares of preferred stock have been authorized by the Company nor are any shares of preferred stock issued or outstanding. Except as disclosed on Schedule 3.02 of the Disclosure Schedule, there are no outstanding (a) shares of capital stock, voting or non-voting equity securities or other ownership interests of the Company; (b) securities of the Company convertible into or exchangeable for shares of capital stock, voting or non-voting equity securities or other ownership interests of the Company; or (c) subscriptions, options, warrants, rights or other Contracts to acquire from the Company, and no obligation of the Company to issue, any (i) shares of capital stock, voting or non-voting equity securities or other ownership interests of the Company, or (ii) securities convertible into or exchangeable for shares of capital stock, voting or non-voting equity securities or other ownership interests of the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar Contract. The securities and other ownership interests in the Company of the types described in clauses (a), (b) and (c) of this Section 3.02, whether or not authorized, issued or outstanding, are hereinafter sometimes referred to, collectively, as “Company Securities.” No Company Securities were issued in material violation of the Securities Act or other applicable Law. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. There are no voting trusts, equity holders’ agreements or other Contracts relating to the ownership, voting or transfer of capital stock of the Company to which the Company, its Subsidiaries, or any Stockholder is a party. No Person other than the Stockholders or the Company owns of record or beneficially any Company Securities. The Company has not received any notice of any Encumbrances or any other claim or proceeding against any Company Securities. The Company Securities are duly authorized, validly issued, fully paid and non-assessable.

Section 3.03 Subsidiaries. The Company owns 3,858,545 common units of membership interest of Off-Centered Way LLC, a Delaware limited liability company (“OCW”), representing approximately 59.23% of the total issued and outstanding membership interests therein, free and clear of all Encumbrances other than Permitted Liens. The Company (a) has not had any other Subsidiary since January 1, 2016 and (b) does not own, nor does it have the right or obligation to acquire, directly or indirectly, any interest in or control over any Person.

Section 3.04 Authority of the Company. Subject to the Company obtaining the Requisite Vote, the Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors, and by the Stockholders, and no other corporate proceedings on the part of the Company are necessary to authorize each of the Transaction Documents to which the Company is a party, the performance of such obligations or the consummation of such transactions.

Section 3.05 Enforceability. Each of the Transaction Documents to which the Company or any of its Stockholders is a party has been duly and validly executed and delivered by the Company or any Stockholder, as the case may be, and constitutes the legal, valid and binding agreement of the Company or any Stockholder, as the case may be, enforceable against the Company and such Stockholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law) (such exceptions, collectively, the “Enforceability Exceptions”).

Section 3.06 Absence of Restrictions and Conflicts. Except as set forth on Schedule 3.06 of the Disclosure Schedule, the execution and delivery by the Company of the Transaction Documents to which it is a party does not and will not, and the performance of its obligations hereunder and thereunder will not, (i) conflict with or violate, in any material respect, any Law applicable to the Company, or by which any property or asset of the Company, is bound, or (ii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of an Encumbrance (other than Permitted Liens) on any property or asset of the Company, in all cases, pursuant to any of the terms, conditions or provisions of any Material Contract; or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

Section 3.07 Investment Representations. Set forth on Schedule 3.07 of the Disclosure Schedule is a true, correct and complete listing of the Stockholders. As of Closing, each Stockholder listed on Schedule 3.07 of the Disclosure Schedule will have completed, executed and delivered to the Company an Investor Questionnaire, dated as of a recent date, and the Company will have made copies of all such executed Investor Questionnaires available to the Purchaser. The Company has no reason to believe that the statements set forth in each Investor Questionnaire, when made by the Stockholders, will not be true.

Section 3.08 Operations. The OCW Units are the only assets of the Company, and the operations of the Company since January 1, 2016 have been limited to ownership of the OCW Units. The Company does not have any other operations or business activities and does not employ or engage any individuals to provide services to the Company. Except as set forth on Schedule 3.08 of the Disclosure Schedule, as of the date of this Agreement and on the Closing Date, the Company does not and will not (i) have any other operations or business activities; (ii) employ or engage any individuals to provide services to the Company, or (iii) have any liability to any Person.

Section 3.09 Status as an S Corporation. Except as set forth on Schedule 3.09 of the Disclosure Schedule, at all times since the date of its organization the Company has been, and on the Closing Date the Company will be, classified for federal and applicable state income Tax purposes as an “S corporation” as defined in Section 1361(a) of the Code. The Company has timely filed all income Tax and all other material Tax Returns which it was required to file prior to the Closing Date (taking into account any extensions of time to file which have been duly filed), and all such Tax Returns are true, correct and complete in all material respects. All Taxes due and payable by the Company (whether or not shown on a Tax Return) or for which it could be held liable have been fully paid.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AS TO OCW

The Company represents and warrants to the Purchaser and the Merger Sub that the statements contained in this Article IV are true and correct, except as otherwise set forth in the indicated Schedule of the Disclosure Schedule corresponding thereto as the Disclosure Schedule is interpreted in accordance with Section 9.01.

Section 4.01 Organization of OCW. OCW is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. OCW has all requisite limited liability company power and authority to own, lease and operate its properties, rights, and assets and to carry on its business as now being conducted. OCW is duly qualified to transact business as a foreign limited liability company or other applicable business entity and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing has not had and would not reasonably be expected to result in a Material Adverse Effect. A list of the jurisdictions in which OCW is qualified to conduct business as a foreign limited liability company as of the date hereof is set forth on Schedule 4.01 of the Disclosure Schedule. Schedule 4.01 of the Disclosure Schedule lists all of the current managers and officers of OCW.

Section 4.02 Capitalization. Schedule 4.02 of the Disclosure Schedule sets forth the authorized, issued and outstanding membership or other equity interests in OCW (the “OCW Units”). Except as disclosed on Schedule 4.02 of the Disclosure Schedule, there are no outstanding (a) units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries; (b) securities of OCW or its Subsidiaries convertible into or exchangeable for units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries; or (c) subscriptions, options, warrants, rights or other Contracts to acquire from OCW, or any of its Subsidiaries, and no obligation of OCW or any of its Subsidiaries to issue, any (i) units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries, or (ii) securities convertible into or exchangeable for units of membership interest, voting or non-voting equity securities or other ownership interests of OCW or any of its Subsidiaries, and no obligation of OCW or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar Contract. No OCW Units were issued in violation of the Securities Act or other applicable Law. There are no outstanding obligations of OCW to repurchase, redeem or otherwise acquire any OCW Units. Except as set forth on Schedule 4.02 of the Disclosure Schedule, there are no voting trusts, members’ agreements or other Contracts relating to the ownership, voting or transfer of any equity interests in OCW to which OCW or the Company is a party.

Section 4.03 Subsidiaries. Schedule 4.03 of the Disclosure Schedule sets forth all of the Subsidiaries of OCW. All of the Subsidiaries are wholly-owned Subsidiaries of OCW. Except as set forth on Schedule 4.03 of the Disclosure Schedule, OCW does not own, nor does it have the right or obligation to acquire, directly or indirectly, any interest in or control over any Person. Each Subsidiary set forth in Schedule 4.03 of the Disclosure Schedule: (i) is duly organized, validly existing and in good standing under the laws of jurisdiction of such Subsidiary’s formation, (ii) has all requisite limited liability company or corporate power and authority to own, lease and operate its properties, rights, and assets, and to carry on its business as now being conducted, (iii) is duly qualified to transact business as a foreign limited liability company, corporation or other applicable business entity and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or assets or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing has not had and would not reasonably be expected to result in a Material Adverse Effect.

Section 4.04 Absence of Restrictions and Conflicts. Except as set forth on Schedule 4.04 of the Disclosure Schedule, the execution and delivery by the Company of the Transaction Documents to which it is a party does not and will not, and the performance of the Company’s obligations thereunder will not, and the transactions contemplated by this Agreement will not, (i) conflict with or violate the Organizational Documents of OCW, or (ii) conflict with or violate, in any material respect, any Law applicable to OCW, or by which any property or asset of OCW, is bound, or (iii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation) under, or result in the triggering of any payments or result in the creation of an Encumbrance (other than Permitted Liens) on any property or asset of OCW, in all cases, pursuant to any of the terms, conditions or provisions of any Material Contract; or (iv) require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

Section 4.05 Real Property.

(a) Schedule 4.05(a) of the Disclosure Schedule sets forth (i) the addresses of all real property leased, subleased or occupied by OCW and/or its Subsidiaries (collectively with any improvements thereon, the “Leased Real Property”) (provided that the Leased Real Property excludes any real property leased or subleased by OCW and/or one of its Subsidiaries, on the one hand, from OCW and/or another of its Subsidiaries, on the other hand), and (ii) a true, accurate and complete list of all leases, subleases, or other occupancy agreements, and any amendments, guaranties or addendums thereto, with respect to the Leased Real Property (each a “Lease” and collectively, the “Leases”). Each of the Leases is in full force and effect, the applicable lessees hold valid and existing leasehold interests thereunder for the term thereof and neither the applicable lessee has received written notice of any breach or default thereunder that has not been cured nor, to the Company’s Knowledge, as to Leases other than with Affiliates, is the applicable lessor in breach or default thereunder in any material respect. Neither OCW nor any of its Subsidiaries has leased or sublet, as a lessor, sublessor, licensor or the like, any of the Leased Real Property to any Person. The possession and quiet enjoyment of the Leased Real Property has not been disturbed. There are no pending disputes with any Person with respect to the Leases. Any sublease between OCW and any/or of its Subsidiaries was entered into, and remains, in full compliance with all of the terms of the applicable Lease.

(b) Neither OCW nor any of its Subsidiaries owns (nor has ever owned) any interest in any parcel of real property located at the addresses other than the real property as set forth in Schedule 4.05(b) of the Disclosure Schedule (the “Purchased Real Property”) and is not a party to any agreement or option to purchase any real property or interest therein other than as set forth in Schedule 4.05(b) of the Disclosure Schedule or pursuant to the Transaction Documents.

(c) The Leased Real Property and the Purchased Real Property constitute all of the interests in real property used or held for use in connection with the business of OCW and/or its Subsidiaries as presently conducted.

Section 4.06 Title to Assets; Related Matters. OCW and each of its Subsidiaries has good and marketable title to, a valid leasehold interest in, or a valid license to use, all of its tangible properties and assets free and clear of all Encumbrances, except Permitted Liens. All material equipment and other items of tangible property and assets of OCW and each of its Subsidiaries are (a) in good operating condition and capable of being used for their intended purposes, ordinary wear and tear excepted and (b) usable in the ordinary course.

Section 4.07 Financial Statements; Bank Accounts.

(a) Complete copies of the OCW’s audited financial statements consisting of the balance sheet of OCW as of December 31 in each of the years 2018, 2017 and 2016 and the related statements of income, members’ equity and cash flows for the years then ended (the “Annual Financial Statements”), and unaudited financial statements consisting of the balance sheet of OCW as of March 31, 2019 and the related statements of income, members’ equity and cash flows for the three month period then ended (the “Interim Financial Statements” and together with the Annual Financial Statements, the “Financial Statements”) have been delivered to the Purchaser. The Financial Statements are based on the books and records of OCW, and fairly present in all material respects the financial condition of OCW as of the respective dates they were prepared and the results of the operations of OCW for the periods indicated. The balance sheet of OCW as of December 31, 2018 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date.”

(b) The Receivables: (i) represent valid obligations arising in the ordinary course of business from sales made or services actually performed by OCW (and, to the extent applicable, OCW’s Subsidiaries) in the ordinary course of business; (ii) have been recorded in the full aggregate amounts thereof less the reserves for doubtful accounts shown on the Financial Statements (which reserves are adequate and have been calculated consistent with past practice); and (iii) are not subject to any defense, counterclaim or right of set-off.

(c) Schedule 4.07(c) of the Disclosure Schedule sets forth (i) the names and locations of all banks, trusts, companies, savings and loan associations and other financial institutions at which OCW and its Subsidiaries maintain safe deposit boxes, checking accounts, saving accounts, money market accounts, or lock box accounts with respect to its business and (ii) the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

Section 4.08 No Undisclosed Liabilities. Except as set forth in the Financial Statements (including, for the avoidance of doubt, the related notes and schedules thereto), neither OCW nor any of its Subsidiaries has any liabilities of a type required to be set forth on the Financial Statements in accordance with GAAP, except for: (i) liabilities adequately reflected in or reserved against on the Balance Sheet, (ii) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business and consistent with past practices, and (iii) liabilities incurred in connection with the transactions contemplated hereby.

Section 4.09 Absence of Certain Changes. Since December 31, 2018, except as expressly contemplated by this Agreement: (a) there has not been any Material Adverse Effect, (b) OCW and each of OCW’s Subsidiaries has conducted its business in the ordinary course in all material respects, and (c) except as set forth on Schedule 4.09 of the Disclosure Schedule, neither the Company, OCW nor any of OCW’s Subsidiaries has:

(a) issued, sold or redeemed of the equity interests in OCW or any Subsidiary;

(b) issued or sold any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any units of membership interest in OCW or any ownership interest of any Subsidiary;

(c) effected any recapitalization, reclassification, dividend, split or like change in OCW’s capitalization or the capitalization of any of its Subsidiaries;

(d) amended the Organizational Documents of OCW or any OCW Subsidiary;

(e) (i) materially increased the compensation or materially expanded the benefits of any employees of OCW and/or any of its Subsidiaries; (ii) granted any material bonus, benefit, severance or termination pay, or other direct or indirect compensation to any employee of OCW and/or any of its Subsidiaries; (iii) loaned or advanced any money or other property to any employee of OCW and/or any of its Subsidiaries other than employee advances for expenses in the ordinary course of business; or (iv) materially increased the coverage or benefits available under, establish, adopt, enter into, materially amend or terminate any employee benefit plan;

(f) acquired any material properties or assets or sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed of any of the material properties or assets of OCW or any of its Subsidiaries, separate from any capital expenditure of OCW or any of its Subsidiaries made in the ordinary course of business;

(g) invested in, made a loan, advanced or capital contribution to, or otherwise acquired the securities or a substantial portion of the assets, of any other Person;

(h) materially changed or modified OCW’s or any of its Subsidiaries’ cash management customs and practices (including the collection of receivables and payment of payables), and billing, marketing, sales and discount practices;

(i) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Indebtedness for borrowed money or capitalized lease obligation, in each case involving more than $20,000 in the aggregate;

(j) entered into, amended, modified, extended, renewed or terminated any Lease;

(k) changed the fiscal year of OCW or of any Subsidiary;

(l) made any capital expenditure outside the ordinary course of business or in excess of $100,000 in the aggregate;

(m) entered into any Material Contract;

(n) accelerated, terminated or canceled, or materially modified, any Material Contract, other than in the ordinary course of business;

(o) instituted, settled, canceled or compromised any material action, claim or lawsuit of or affecting OCW or any Subsidiary, or intentionally waive or release rights to any material action, claim or lawsuit, other than with respect to pending disputes with Material Customers on the Effective Date;

(p) made a material change in OCW’s or any Subsidiary’s accounting or Tax election principles, methods or policies; or

(q) to Seller’s Knowledge, received notice that any Material Customer intends to discontinue or change the terms of its relationship with OCW or any of its Subsidiaries or initiate any significant dispute with respect to any Contract.

Section 4.10 Legal Proceedings. Schedule 4.10 of the Disclosure Schedule sets forth all Litigation, including the name of the claimant and a general description of the nature of the alleged act or omission (to the extent known) involving OCW or any of its Subsidiaries that has arisen in the past five (5) years. Neither OCW nor any of its Subsidiaries is subject to any material order or other determination or Governmental Entity. Neither OCW nor any of its Subsidiaries has been denied insurance coverage with respect to any Litigation set forth on Schedule 4.10 of the Disclosure Schedule. There is no Litigation pending or threatened against OCW or any of its Subsidiaries which seeks to prevent consummation of the transactions contemplated hereby or which seeks damages in connection with the transactions contemplated hereby.

Section 4.11 Compliance with Laws.

(a) For the past five (5) years, OCW and each of its Subsidiaries has materially complied and is in material compliance with all Laws applicable to OCW and/or any of its Subsidiaries, as applicable. No written notices have been received by either OCW or any of its Subsidiaries alleging a material violation of any Laws and no written claims have been filed against OCW or any of its Subsidiaries which are currently pending alleging a material violation of any Laws.

(b) Each of OCW and its Subsidiaries holds all Permits material to the operation of its applicable business as now being conducted. All such Permits are valid and in full force and effect, and there is no Litigation or, to the Company’s Knowledge, investigation by a Governmental Entity that would reasonably be expected to result in the termination thereof.

Section 4.12 Tax Matters. Except as set forth on Schedule 4.12 of the Disclosure Schedule:

(a) OCW (on behalf of itself and each of its Subsidiaries) has timely filed all income Tax and all other material Tax Returns which they were required to file prior to the Closing Date (taking into account any extensions of time to file which have been duly filed), and all such Tax Returns are true, correct and complete in all material respects. All Taxes due and payable by or with respect to OCW or any of its Subsidiaries (whether or not shown as owing by OCW or a Subsidiary on a Tax Return) have been fully paid. The provision for Taxes on the Balance Sheet is sufficient for all accrued and unpaid Taxes as of the date thereof. From and after the date of the Balance Sheet and through close of business on the Closing Date, neither OCW nor any of its Subsidiaries will incur any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, or outside the ordinary course of business, consistent with past custom and practice. All material Taxes which OCW (including its Subsidiaries) had an obligation to withhold, deduct, collect or pay in connection with amounts owing to any employee, creditor, stockholder, customer, client or other third party have been fully withheld, deducted, collected and timely deposited with or otherwise paid over to the appropriate Governmental Entity, and OCW (including its Subsidiaries) has complied in all material respects with all applicable reporting and recordkeeping requirements under applicable Law. Neither OCW nor any of its Subsidiaries is currently, or at any time after December 31, 2013 has been, the subject of or party to any audit, examination, action, investigation, claim or other proceeding with respect to Taxes or Tax Returns and, to the Company’s Knowledge no such audit or other such proceeding is pending with any Governmental Entity. There are no Encumbrances for Taxes (other than Encumbrances described in clause (a) of the definition of Permitted Liens) upon any of the assets of OCW or any of its Subsidiaries. OCW (on behalf of itself of any of its Subsidiaries) has not waived any statute of limitations in respect of Taxes for Tax periods for which the applicable statute of limitations remains open, and has not agreed to and is not a beneficiary of an extension of time with respect to any material Tax deficiency or any material adjustment to any Tax Return that may be subsequently made. No claim has been made in writing in the last three (3) years by a Governmental Entity in a jurisdiction where OCW (or any of its Subsidiaries) does not file Tax

Returns or pay Taxes that OCW (or any of its Subsidiaries) is or may be subject to taxation by or required to file Tax Returns in that jurisdiction. Neither OCW nor any of its Subsidiaries has ever been a member of an affiliated, consolidated, combined or unitary group. Neither OCW nor any of its Subsidiaries has any liability for the Taxes of any Person other than OCW under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by Contract (other than commercial Contracts entered into in the ordinary course of business that do not relate primarily to Taxes). Neither OCW nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code within the past two (2) years. Neither OCW nor any of its Subsidiaries has ever been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). OCW (including for purposes hereof its Subsidiaries) is not a party to, or bound by, any Tax sharing or Tax allocation agreement (other than commercial contracts or agreements entered into in the ordinary course of business that do not relate primarily to Taxes). Neither OCW nor any of its Subsidiaries will be required to include any material amount in taxable income or exclude any material item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any adjustment pursuant to Section 481 of the Code (or any predecessor provision) or any similar provision of state, local or foreign Law by reason of any change in any accounting methods made or applied for on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) any deferred intercompany gain or excess loss account described in U.S. Treasury Regulations under Code section 1502 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign Law), (iv) any installment sale or open transaction disposition made on or prior to the Closing Date, (v) any prepaid amount received on or prior to the Closing Date, (vi) any election under Section 108(i) of the Code made on or before the Closing Date, or (vii) Section 965 of the Code. OCW and each of its Subsidiaries has collected, reported and remitted all applicable sales, use and excise Taxes in compliance with the requirements of applicable Laws.

(b) Neither OCW nor any of its Subsidiaries has ever maintained a permanent establishment (within the meaning of an applicable Tax treaty or applicable non-U.S. Tax law) or otherwise has an office or fixed place of business in any jurisdiction located outside of the United States. Neither OCW nor any of its Subsidiaries has ever been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. Neither OCW nor any of its Subsidiaries has ever owned an interest in, (i) a “passive foreign investment company” within the meaning of Code Section 1297, or (ii) a “controlled foreign corporation” within the meaning of Code Section 957.

(c) Since December 31, 2013, neither OCW nor or any of its Subsidiaries has (A) made, changed or revoked any material Tax elections or methods of accounting for Tax purposes, (B) settled or compromised any material claim or action in respect of Taxes, (C) filed a material amended Tax Return, or (D) entered into any material Contract in respect of Taxes with any Governmental Entity.

(d) At all times since the date of its organization OCW has been classified for federal and applicable state income Tax purposes as a “partnership” as defined in Section 761(a)(1) of the Code, and on the Closing Date OCW will be classified for federal and applicable state income Tax purposes as a “partnership” as defined in Section 761(a)(1) of the Code.

(e) At all times since the date of its organization, each of OCW’s Subsidiaries has been classified for federal and applicable state income Tax purposes as a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code or a “disregarded entity” as defined in Treasury Regulations Section 301.7701-2(c)(2), and on the Closing Date each of the Subsidiaries will be classified for federal and applicable state income Tax purposes as a “disregarded entity” as defined in Treasury Regulations Section 301.7701-2(c)(2).

Section 4.13 Employee Benefit Plans.

(a) Schedule 4.13(a) of the Disclosure Schedule lists each (i) “pension plan” (as defined under Section 3(2) of ERISA, whether-or-not subject to ERISA) (the “Pension Plans”), (ii) “welfare benefit plan” (as such term is defined under Section 3(1) of ERISA, whether-or-not subject to ERISA) or other insurance (including health and life), sick or disability pay, or death benefit plan, program, policy or arrangement (the “Welfare Plans”), (iii) any other employee benefit, plans, programs, policies or arrangements (including any equity, equity option, phantom equity, or other equity-based, bonus, retention, incentive compensation, deferred compensation vacation pay, material fringe benefit, cafeteria benefit, change of control or severance pay arrangements) (the “Other Plans”) and (iv) any employment, consulting, independent contractor, severance or other individual agreement or arrangement (the “Employment Arrangements”), that, in the case of the preceding clauses (i), (ii), (iii) and (iv) is sponsored or maintained by OCW or its Subsidiaries or which OCW or any of its Subsidiaries has any material obligation or liability, contingent or otherwise. The Pension Plans, Welfare Plans, Other Plans and Employment Arrangements are referred to each as a “Plan,” and collectively as “Plans.”

(b) Each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service as to its qualification in form and is currently so qualified in form. To the Company’s Knowledge, each such Pension Plan has been administered and operated in material compliance with, and has been amended to comply with all applicable Law, including without limitation, ERISA and the Code, and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination or opinion letter.

(c) Each Plan (and each related trust, insurance contract, or fund) has been established and administered in accordance with its terms and applicable Laws in all material respects. To the Company’s Knowledge, there has been no non-exempt “prohibited transaction” (within the meaning of Section 406 and 407 of ERISA and Section 4975 of the Code and that would not be exempt under Section 408 of ERISA and the regulatory guidance thereunder) with respect to any Plan. All contributions required to be made to any Plan by applicable Law or by any Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Financial Statements consistent with past practice.

(d) Neither OCW nor any of its Subsidiaries provides, or has any obligation to provide, any Welfare Plan benefits following a termination of employment, other than health continuation coverage mandated under Code Section 4980B or Part 6 of Subtitle B of Title I of ERISA or applicable state insurance Law, at the sole expense of the participant. Schedule 4.13(d) of the Disclosure Schedule lists any individual currently receiving any such mandated health continuation coverage.

(e) Neither OCW, any of its Subsidiaries, nor any Person that is, or at any relevant time was, required to be treated as a single employer with OCW under Section 4001(b)(1) of ERISA or Section 414 of the Code maintains or maintained contributes or has contributed to, or has or has had any material liability with respect to any defined benefit pension plan or any plan, program or arrangement subject to Title IV of ERISA, including but not limited to, any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), or any multiple employer plan sponsored by more than one employer (within the meaning of Sections 4063 or 4064 of ERISA).

(f) Each Plan can be amended, terminated or otherwise discontinued on January 1, 2020 (to the extent requested by Purchaser), without material liability to the Company, OCW, OCW’s Subsidiaries or the Purchaser (other than for ordinary administration expenses typically incurred in a termination event), including but not limited to, liability for additional contributions, and without any penalty or market value adjustment to the assets thereof.

(g) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed in material compliance with the applicable requirements of ERISA and the Code with respect to each Plan.

(h) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Plan (other than routine claims for benefits) is pending or, to the Company’s Knowledge, threatened in writing.

(i) Except as set forth on Schedule 4.13(i) of the Disclosure Schedule, none of the execution and delivery of this Agreement or the consummation of the transaction contemplated by this Agreement will, individually or together with the occurrence of some other event, (i) result in any payment (including severance, bonus or other similar payment) becoming OCW or any of its Subsidiaries, (ii) result in the acceleration of the time of payment or vesting of any such benefits, (iii) increase the amount of compensation due to any Person or (iv) result in the forgiveness in whole or in part of any outstanding loans made by OCW or any of its Subsidiaries to any Person.

(j) Section 4.13(j) of the Disclosure Schedule lists each Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code). Each nonqualified deferred compensation plan has been operated and administered in material compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code. Neither OCW nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former employee, director, consultant or other service provider for any tax incurred by such service provider.

Section 4.14 Employment Matters.

(a) There is not currently, nor has there been in the past five (5) years, any unfair labor practice, charge or any other action pending against OCW or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Entity relating to any employee or employment practices and, to the Company’s Knowledge, no such complaint is or has been threatened. In the past five (5) years, neither OCW nor any of its Subsidiaries has received any written notice concerning, and, to the Company’s Knowledge, there is not currently any activity or proceedings of any labor union (or representatives thereof) to organize any employees, or of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees and, to the Company’s Knowledge, within the prior five (5) years, no such activities or proceedings are or were underway nor has OCW’s or any of its Subsidiaries’ business been the subject of any strikes, slowdowns, work stoppages, lockouts or threats thereof. There are no union, labor or collective bargaining agreements to which OCW or any of its Subsidiaries is a party or otherwise bound relating to any employee or employment practices, wages, hours or terms or conditions of employment; to the Company’s Knowledge, there are no labor organizations representing, purporting to represent, or, to the Company’s Knowledge, seeking to represent any employees of OCW or any of its Subsidiaries. For the past five (5) years, neither OCW nor any of its Subsidiaries has been a party to or otherwise bound by any consent decree or order with, or citation by, any Governmental Entity relating to any employee or employment practices, wages, hours or terms or conditions of employment.

(b) Schedule 4.14(b) of the Disclosure Schedule sets forth the name, date of hire, employer, job title, work location, full-time/part-time status, exempt/non-exempt status, bonus eligibility, equity holdings in OCW and/or its Subsidiaries, severance entitlement, current compensation paid or payable and status of all employees of OCW and/or its Subsidiaries. Each of OCW and/or its Subsidiaries has paid in full or accrued in the Financial Statements all wages, salaries, commissions, incentives, bonuses and other compensation due to any employee and accrued prior to the Closing.

(c) Except as set forth on Schedule 4.14(c) of the Disclosure Schedule, there are no material written personnel policies or employment agreements applicable to any of the employees listed on Schedule 4.14(b) of the Disclosure Schedule.

(d) To the Company’s Knowledge, all Persons with whom OCW and/or any Subsidiary has engaged, directly or indirectly, to provide services for OCW and/or any Subsidiary is properly classified as employees, independent contractors, and/or employees of another entity, as applicable, in all material respects, in accordance with applicable Laws and for employee benefits purposes. To the Company’s Knowledge, OCW and each of its Subsidiaries is, and has been for the past five (5) years in material compliance with all Laws relating to employment practices, and terms and conditions of employment, including but not limited to all Laws related to leaves of absence, equal employment opportunity, non-harassment, non-discrimination, immigration (including immigration related hiring practices and benefits), wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational health and safety. Neither OCW nor any of its Subsidiaries is liable for the payment of any Taxes, fines, penalties or other amounts for the failure to comply with any of the foregoing requirements of Law, during the past five (5) years.

(e) There are no pending or, to the Company’s Knowledge, threatened, audits, investigations, claims, suits, demands or charges against OCW and/or any of its Subsidiaries or any of their respective employees regarding any Laws relating to employment practices, terms and conditions of employment, leaves of absence, equal employment opportunity, non-harassment, non-discrimination, immigration (including but not limited to immigration related hiring practices and benefits), wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes and occupational health and safety, including but not limited to any actions before any Governmental Entity, including but not limited to the Equal Employment Opportunity Commission and the United States Department of Labor.

(f) In the past three (3) years, neither OCW nor any of its Subsidiaries has failed to provide advance notice of layoffs or terminations as required by, or incurred any material liability under, the Worker Adjustment and Retraining Notification (“WARN”) Act or any similar Law, and no such action is planned or anticipated as of the date hereof.

Section 4.15 Insurance.

(a) Schedule 4.15(a) of the Disclosure Schedule sets forth a list of all insurance policies in force with respect to the Company, OCW or any of OCW’s Subsidiaries as of the Effective Date (specifying the insurer, amount of coverage, type of insurance and applicable deductibles). With respect to each insurance policy identified on Schedule 4.15(a) of the Disclosure Schedule: (a) such policy is legal, valid, binding, enforceable and in full force and effect; (b) neither OCW, its Subsidiaries nor, to the Company’s Knowledge, any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices); (c) neither OCW, its Subsidiaries nor, to the Company’s Knowledge, any other party to such policy has repudiated any provision of such policy; (d) none of the policy limits applicable to such policy have been exhausted, and (e) no claim has been denied by the underwriters under such policy.

(b) Schedule 4.15(b) of the Disclosure Schedule contains a list of all pending claims and all claims submitted during the past three (3) years under any insurance policy maintained by OCW and/or any of OCW’s Subsidiaries, the amount accrued for which is in excess of $1,000. No claim has been made under any professional liability insurance policy of OCW and/or any of OCW’s Subsidiaries within the past three (3) years, nor is any claim under any professional liability insurance policy of OCW and/or any of OCW’s Subsidiaries pending.

Section 4.16 Environmental Matters. Except as otherwise set forth in Schedule 4.16 of the Disclosure Schedule:

(a) OCW and each of its Subsidiaries is and has been for the past five (5) years in compliance in all material respects with all applicable Environmental Laws.

(b) Neither OCW nor any of its Subsidiaries has received any written notice that remains unresolved regarding alleged, actual or potential responsibility for, or any investigation regarding, and to the Company’s Knowledge, there has not been, (i) any Release of any Hazardous Substance at or affecting OCW, its Subsidiaries, the Leased Real Property or the Purchased Real Property of OCW or any of its Subsidiaries that would reasonably be expected to give rise to material liability pursuant to Environmental Law or (ii) any alleged material violation of or material non-compliance with any Environmental Law or the conditions of any Permit required under any Environmental Law affecting OCW, its Subsidiaries, the Leased Real Property or Purchased Real Property of OCW or any of its Subsidiaries.

(c) There are no pending or, to the Company’s Knowledge, threatened suits, proceedings or claims by any third parties against OCW or any of its Subsidiaries pursuant to Environmental Laws in connection with the operation of its business or against OCW or any of its Subsidiaries for damages, costs or injunctive relief arising out of the presence of any Hazardous Substances on or off the Leased Real Property or the Purchased Real Property of OCW or any of its Subsidiaries.

Section 4.17 Intellectual Property.

(a) Schedule 4.17(a) of the Disclosure Schedule contains (i) a complete and correct list of all registrations and pending applications for Intellectual Property owned by OCW and each of its Subsidiaries, and (ii) the serial or application number, registration number, jurisdiction, expiration date, renewal date, and the status thereof. OCW and/or each of its Subsidiaries has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property listed on Schedule 4.17(a) of the Disclosure Schedule. Title and ownership of all Intellectual Property described on Schedule 4.17(a) of the Disclosure Schedule (or required to be described on Schedule 4.17(a) of the Disclosure Schedule) is presently in the name of OCW and/or each of its Subsidiaries and OCW and/or its Subsidiaries is the sole and exclusive owners of such Intellectual Property, free and clear of any royalty or other payment obligation or Encumbrance (other than Permitted Liens).

(b) Schedule 4.17(b) of the Disclosure Schedule contains a complete and correct list of all Software (other than Off-the-Shelf Software) and other material Intellectual Property that is not owned by either OCW and/or its Subsidiaries, but is used by either OCW or any of its Subsidiaries as part of their products or services made available to third parties, and any license agreements governing the use of such Software or Intellectual Property. Each of OCW and its Subsidiaries have all rights to use such Software and is in material compliance with any license agreement governing such use. Except for these license agreements and licenses of Off-The-Shelf Software, there are no Contracts which restrict or limit the use by OCW or any of its Subsidiaries of any Intellectual Property, or which require the payment of any money or giving of other consideration for the use of such Intellectual Property by OCW or any of its Subsidiaries.

(c) Neither OCW nor any of its Subsidiaries owns any material Intellectual Property jointly with any other Person, nor has OCW or any of its Subsidiaries commenced development jointly with any Person of any material Intellectual Property.

(d) The Intellectual Property described or required to be described on Schedules 4.17(a) and 4.17(b) of the Disclosure Schedule or otherwise used or held by OCW or any of its Subsidiaries (collectively, the “OCW Intellectual Property”) constitutes all of the Intellectual Property used in, or necessary for, the conduct of the business as it is currently conducted. The OCW Intellectual Property is valid and enforceable. No right, license, lease, consent or other agreement is required to transfer any of the OCW Intellectual Property to the Purchaser.

(e) Neither OCW nor any of its Subsidiaries has ever granted a covenant not to sue to any Person with respect to any Intellectual Property. The operations of the business of OCW and/or its Subsidiaries are not restricted under any non-competition or similar agreement in any manner.

(f) None of the Intellectual Property owned by OCW or any of its Subsidiaries, or any of any OCW’s or a Subsidiary’s use thereof, nor the operation of their respective business, is subject to any pending or, to the Company’s Knowledge, threatened, Litigation, nor does, to the Company’s Knowledge, any basis for any Litigation exist. No Intellectual Property described on Schedule 4.17(a) of the Disclosure Schedule conflicts with, infringes upon, misappropriates or otherwise violates, the Intellectual Property rights of any other Person. To the Company’s Knowledge, no other Person is infringing, misappropriating, misusing or otherwise violating any of the Intellectual Property described on Schedule 4.17(a) of the Disclosure Schedule. Neither OCW nor any of its Subsidiaries has ever received any written notice to such effect or otherwise suggesting that any Intellectual Property described in Schedule 4.17(a) of the Disclosure Schedule is invalid.

(g) Neither OCW nor any of its Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of OCW or any Subsidiary of OCW) of their rights to, or in connection with, any Intellectual Property, which claim is pending or was pending in the prior five (5) years. To the Company’s Knowledge, no fact or circumstance exists that could give rise to OCW’s or any of its Subsidiaries’ right to make any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee or former employee of OCW or any of its Subsidiaries) of their rights to, or in connection with, any Intellectual Property.

(h) Each current employee, consultant and contractor of OCW and each of its Subsidiaries has executed a written agreement obligating such employee, consultant or contractor to maintain the confidentiality of all of the OCW Intellectual Property and to assign to OCW and/or its Subsidiaries any and all rights in any Intellectual Property that is or has been developed by such employee, consultant or contractor during the duration of such employee, consultant or contractor’s service with or for OCW or any Subsidiary of OCW.

(i) Neither OCW nor any of its Subsidiaries own any Software in connection with the business of OCW or any of its Subsidiaries.

(j) OCW and each of its Subsidiaries (to the extent applicable) has taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the OCW Intellectual Property owned by OCW or any of its Subsidiaries and, to the Company’s Knowledge, no such OCW Intellectual Property have been disclosed other than to actual or prospective customers, third-party partners, employees, representatives and agents of either OCW or any of its Subsidiaries, all of whom are bound by written confidentiality agreements.

(k) OCW and each of its Subsidiaries (to the extent applicable) has taken commercially reasonable steps in accordance with normal industry practice necessary to ensure that any Personal Information gathered, accessed, collected, shared, used, disclosed or processed in the course of the operations of the business of OCW and/or any of its Subsidiaries (collectively, “Data Activities”) is protected against unauthorized access, use, modification, disclosure or other misuse. To the Company’s Knowledge, there has been no unauthorized access, use, or disclosure of Personal Information in the possession or control of OCW or any of its Subsidiaries, and any of its contractors with regard to any Personal Information obtained from or on behalf of OCW or any of its Subsidiaries.

(l) OCW and each of its Subsidiaries (to the extent applicable) has implemented written policies relating to Data Activities, including, without limitation, a publicly posted website privacy policy, mobile app privacy policy, and a comprehensive information security program that includes appropriate written information security policies (“Privacy and Data Security Policies”). At all times, OCW and each of its Subsidiaries (to the extent applicable) has been and is in compliance in all material respects with all such Privacy and Data Security Policies. Neither the execution, delivery, or performance of this Agreement, nor the consummation of any of the transactions contemplated under this Agreement will violate any of the Privacy Agreements, Privacy and Data Security Policies or any applicable Information Privacy and Security Laws. To the Company’s Knowledge, each of the current and former employees of OCW and each of its Subsidiaries has, at all times during the period of their employment with OCW or any of its Subsidiaries, complied with all rules, policies and procedures established by OCW and/or each of its Subsidiaries in connection with the Privacy and Data Security Policies.

(m) Except as set forth in Schedule 4.17(m) of the Disclosure Schedule, there is no pending, nor has there been in the last five (5) years any, complaint, audit, proceeding, investigation, or claim against either OCW or any of its Subsidiaries initiated by any Person, any Governmental Entity (foreign or domestic), or any regulatory or self-regulatory entity, alleging that any Data Activity of OCW and each of its Subsidiaries: (i) is in violation of any Information Privacy and Security Laws, or (ii) is in violation of any Privacy and Data Security Policies.

Section 4.18 Transactions with Affiliates. Other than for (i) compensation received as employees in the ordinary course, or (ii) as set forth on Schedule 4.18 of the Disclosure Schedule, to the Company’s Knowledge, no member, employee, director or officer of OCW or any of its Subsidiaries, has any interest in: (a) any Contract, commitment or transaction with, or relating to, the properties or assets of OCW or any of its Subsidiaries; (b) any loan relating to the properties or assets of OCW or any of its Subsidiaries, or (c) any property (real, personal or mixed), tangible or intangible, used by the OCW or any of its Subsidiaries.

Section 4.19 Material Contracts.

(a) Schedule 4.19 of the Disclosure Schedule sets forth the following Contracts to which OCW or any of its Subsidiaries is party (the “Material Contracts”):

(i) any Contract relating to any completed material business acquisition by OCW or any of its Subsidiaries within the last thirty-six (36) months or any pending material business acquisition by OCW or by any of its Subsidiaries;

(ii) any Contract with any Member or any current officer, manager, or director of OCW or any of its Subsidiaries (other than the Organizational Documents of OCW), or any other related party;

(iii) any collective bargaining agreement or other Contract with any labor union or other association or organization representing any employee of OCW or any of its Subsidiaries;

(iv) any Contract relating to (A) Indebtedness of OCW or any of its Subsidiaries, or (B) mortgaging, pledging or otherwise placing an Encumbrance on any material portion of any assets of OCW and/or any of its Subsidiaries;

(v) any Contract under which OCW or any of its Subsidiaries is lessee of, or holds or operates, any personal property owned by any other party;

(vi) any Contract under which OCW or any of its Subsidiaries is lessor of or permits any third party to hold or operate any personal property;

(vii) any software licenses that are material to the operation of the respective businesses of OCW or any of its Subsidiaries (other than in respect of Off-the-Shelf Software);

(viii) any Contract with a Material Customer;

(ix) any Contract of OCW or any of its Subsidiaries involving aggregate consideration payable by OCW or any of its Subsidiaries in excess of $200,000 or which, in each case, cannot be cancelled by OCW or the respective Subsidiary without penalty or without more than 90 days’ notice (excluding in either case any Leases);

(x) any Contract which prohibits OCW or any of its Subsidiaries from freely engaging in business anywhere in the world;

(xi) any Contract granting to any Person (other than OCW or any of its Subsidiaries) an option or a first refusal, first offer or similar preferential right to purchase or acquire any assets (including any capital stock or other equity interests in any Person or any joint venture interests) which are material to OCW or any of its Subsidiaries;

(xii) any material Contracts with any Governmental Entity other than participation agreements and other related agreements with federal or state healthcare programs; and

(xiii) any agreement relating to OCW’s or any of its Subsidiaries’ ownership of or investments in any business or enterprise, including investments in joint ventures and minority equity investments.

(b) Neither OCW, any of its Subsidiaries, nor to the Company’s Knowledge, any other counterparty thereto, is in material default (a “default” being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default or right of termination) under any Material Contract. No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no party has given written notice of any significant dispute with respect to any Material Contract. Each Material Contract is valid, binding and in full force and effect and is enforceable by OCW, any of its Subsidiaries (as applicable) or any party thereto in accordance with its terms, subject to the Enforceability Exceptions. The Company or OCW, to the extent applicable, has made copies of each Material Contract available to the Purchaser.

Section 4.20 Customer and Supplier Relations.

(a) Schedule 4.20(a) of the Disclosure Schedule sets forth a list of (i) the twenty (20) largest distributors of OCW and/or any of its Subsidiaries, based on the revenues generated by such distributors (each a “Material Customer”), and the dollar amount of revenues generated by each such distributor during the fiscal year ended December 31, 2018, and (ii) the ten (10) largest external suppliers of OCW and/or any of its Subsidiaries, based on the combined amounts paid to such suppliers in connection with OCW’s or the applicable Subsidiary’s business (each a “Material Supplier”), and the dollar amount of such payments made to each such supplier during the fiscal year ended December 31, 2018.

(b) Except as set forth on Schedule 4.20(b) of the Disclosure Schedule, to the Company’s Knowledge, (a) no Material Customer or Material Supplier is in breach of any obligation to OCW or any of its Subsidiaries and (b) there exists no condition or event which, after notice or lapse of time or both, would reasonably be expected to constitute such a breach, and in past six (6) months no Material Customer or Material Supplier has indicated that it intends to discontinue or materially change the terms of any relationship with OCW or any of its Subsidiaries (as applicable).

Section 4.21 Brokerage. Except as set forth on Schedule 4.21 of the Disclosure Schedule, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or OCW or for which the Company or OCW may otherwise be liable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE

MERGER SUB

The Purchaser and the Merger Sub represent and warrant to the Company that the statements contained in this Article V are true and correct except as otherwise set forth in the indicated Schedule of the Disclosure Schedule corresponding thereto, as the Disclosure Schedule is interpreted in accordance with Section 9.01.

Section 5.01 Organization and Power. The Purchaser is a corporation validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with all requisite corporate power and authority to enter into this Agreement and any other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into this Agreement and any other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

Section 5.02 Authorization; No Breach; Valid and Binding Agreement. Each of the Purchaser and the Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which each is a party, to perform its respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule 5.02 to this Agreement, the execution and delivery of this Agreement and the other Transaction Documents by the Purchaser and the Merger Sub, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Organizational Documents of Purchaser or the Merger Sub; (b) conflict with or result in any violation of any material applicable Law of any Governmental Entity applicable to the Purchaser, the Merger Sub, or any of their respective properties, rights, or assets; (c) result in any material breach of, or constitute a material default (or an event which would, with the passage of time or the giving of notice or both, constitute a material default) under, or give rise to a right to terminate any material contract of the Purchaser or the Merger Sub; or (d) require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity. Assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of the Purchaser and the Merger Sub, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery, and performance of this Agreement and the International Brand Rights License, and the consummation of the transactions contemplated hereby and thereby have been disclosed to and duly and validly approved by the Board of Directors of the Purchaser.

Section 5.03 Class A Shares. The Class A Shares issued pursuant to the terms of this Agreement shall be, when issued in accordance with the terms of this Agreement, validly issued and outstanding, fully paid, nonassessable, free and clear of all Encumbrances other than the transfer and other restrictions set forth in this Agreement and pursuant to any state or federal securities Laws. The Purchaser has sufficient authorized but unissued or treasury shares of Class A Shares to be issued pursuant to the terms of this Agreement.

Section 5.04 Litigation. Since the date of the Purchaser’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), there is no new litigation known to the Purchaser that would reasonably be expected to be required to be reported on such a report. There is no private or governmental action, suit, proceeding, claim, mediation, arbitration or investigation pending against the Purchaser or the Merger Sub before any Governmental Entity, or to the knowledge of the Purchaser, threatened in writing against the Purchaser or the Merger Sub or any of their respective assets, nor is there any judgment, decree, injunction or order against the Purchaser or the Merger Sub or any of their respective assets, that would reasonably be expected to prevent, enjoin or materially delay the ability of the Purchaser or the Merger Sub to consummate the transactions contemplated hereby.

Section 5.05 Sufficiency of Funds. The Purchaser has, and shall maintain through the Closing or earlier termination of this Agreement, sufficient funds to consummate the transactions contemplated by the Transaction Documents, and to perform its obligations under the Transaction Documents.

Section 5.06 SEC Reports.

(a) The Purchaser has filed all documents, including all annual, quarterly and other reports, proxy statements and other statements, reports, schedules, forms and other documents (including all exhibits, financial statements and the schedules thereto, and all other information incorporated by reference), required to be filed by it with the SEC since January 1, 2018 (collectively, the “SEC Reports”). Since the date of the last SEC Report, to the knowledge of the Purchaser, there has not been the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which resulted in, or would reasonably be likely to result in, a Material Adverse Effect with respect to the Purchaser.

(b) The SEC Reports, including the financial statements and exhibits and schedules contained therein, (i) at the time filed (or furnished), complied (giving effect to any amendments or supplements thereto filed prior to the date of this Agreement) in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and (ii) at the time they were filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements made in such SEC Reports, in light of the circumstances under which they were made, not misleading.

(c) The financial statements (including any related notes) contained in SEC Reports (collectively, the “Purchaser Financial Statements”) (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and (ii) were prepared in accordance with GAAP, consistently applied (except as may be indicated in the notes thereto), and present fairly in all material respects the consolidated financial position and results of operations of the Purchaser and its subsidiaries (taken as a whole) as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments.

(d) To the knowledge of the Purchaser, none of the SEC Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Purchaser or any of its Subsidiaries.

Section 5.07 NYSE Compliance. The Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

Section 5.08 Merger Sub. The Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and has engaged in no other business activities.

Section 5.09 Brokerage. Except as set forth on Schedule 5.09 to this Agreement, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement or agreement made by or on behalf of the Purchaser or the Merger Sub.

ARTICLE VI

COVENANTS OF THE PARTIES

Section 6.01 Conduct of the Business.

(a) From the Effective Date until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VII, except as otherwise expressly required by this Agreement, unless the Purchaser shall have otherwise consented in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause OCW and OCW’s Subsidiaries to:

(i) conduct OCW’s or OCW’s Subsidiary’s business as currently conducted, including its cash management customs and practices (including the collection of receivables and payment of payables) and billing, marketing, sales and discount practices, in each case only in the ordinary course of business;

(ii) notify the Purchaser within 48 hours in the event that (A) any Material Customer of OCW or OCW’s Subsidiaries indicates that it intends to discontinue or change the terms of any relationship with OCW or any of OCW’s Subsidiaries, (B) any Material Customer of OCW or OCW’s Subsidiaries gives notice of any significant dispute with respect to any Material Contract, or (C) the Company, OCW or any of OCW’s Subsidiaries becomes aware of facts or circumstances by virtue of which the Company, OCW or any of its Subsidiaries has reason to believe that any Material Customer would reasonably be expected to take the actions described in the foregoing clauses (A) or (B);

(iii) maintain their properties and assets in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, including its present operations, physical facilities and working conditions;

(iv) use commercially reasonable efforts to preserve the present relationships with all customers and suppliers, lessors, licensors and employees of the Company, OCW and OCW’s Subsidiaries;

(v) keep in full force and effect its corporate existence;

(vi) maintain the existence of and use commercially reasonable efforts to protect all OCW Intellectual Property;

(vii) pay all Taxes as such Taxes become due and payable;

(viii) continue in force with good and responsible insurance companies, adequate insurance for the Company, OCW and OCW’s Subsidiaries with respect to such risks of such types and such amounts as are customary for entities of similar size engaged in similar lines of business; and

(ix) comply in all material respects with all applicable Laws.

(b) From the Effective Date until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VII, except as otherwise expressly required by this Agreement and as set forth on Schedule 6.01(b), unless the Purchaser shall have otherwise consented in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause OCW and OCW’s Subsidiaries not to:

(i) issue, sell or redeem any of the equity interests in the Company, OCW and OCW’s Subsidiaries (other than upon the exercise by the Company or OCW’s of any contractual repurchase rights);

(ii) issue or sell any securities convertible into, or options with respect to, warrants to purchase or rights to subscribe for any equity interest in the Company, OCW and OCW’s Subsidiaries;

(iii) effect any recapitalization, reclassification, dividend, split or like change in the Company’s, OCW’s and OCW’s Subsidiaries’ capitalization;

(iv) amend the articles of organization, bylaws, or equivalent governing documents of the Company, OCW, or any OCW Subsidiary;

(v) (A) materially increase the compensation or materially expand the benefits of any employees of OCW and its Subsidiaries; (B) grant any material bonus, benefit, severance or termination pay to any employee of OCW and its Subsidiaries; (C) loan or advance any money or other property to any employee of OCW and its Subsidiaries other than employee advances for expenses in the ordinary course of business; or (D) materially increase the coverage or benefits available under, establish, adopt, enter into, materially amend or terminate any employee benefit plan;

(vi) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company, OCW or OCW’s Subsidiaries;

(vii) invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities or a substantial portion of the assets, of any other Person;

(viii) materially change or modify the Company’s, OCW’s and OCW’s Subsidiaries’ cash management customs and practices (including the collection of receivables and payment of payables), and billing, marketing, sales and discount practices;

(ix) issue any note, bond, or other debt security or create, incur, assume, or guarantee any Indebtedness for borrowed money or capitalized lease obligation, in each case involving more than $20,000 in the aggregate;

(x) enter into, amend, modify, extend, renew or terminate any Lease;

(xi) change the fiscal year of the Company, OCW and OCW’s Subsidiaries;

(xii) make any capital expenditure capital expenditure outside the ordinary course of business or in excess of $100,000 in the aggregate;

(xiii) enter into, accelerate, terminate or cancel, or materially modify, any Material Contract, other than in the ordinary course of business;

(xiv) introduce any material change with respect to the operation of OCW and/or its Subsidiaries, including any material change in the types, nature or composition of the products or services of OCW and its Subsidiaries, other than in the ordinary course of business;

(xv) other than in the ordinary course of business, enter into any Material Contract or amend or cause the termination of any Material Contract, or grant any release or relinquishment of any rights under any Contract;

(xvi) institute, settle, cancel or compromise any material action, claim or lawsuit of or affecting the Company, OCW and OCW’s Subsidiaries, or intentionally waive or release rights to any material action, claim or lawsuit;

(xvii) make a material change in the Company’s, OCW’s or any of OCW’s Subsidiaries’ accounting or Tax election principles, methods or policies; or

(xviii) hire any additional employees or engage any additional independent contractors or alter or modify the compensation or benefits of such individuals in effect as of the Effective Date and as set forth in the Disclosure Schedule.

Section 6.02 Access to Books and Records. From the date hereof until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VII, the Company shall, and shall cause OCW and OCW’s Subsidiaries to, provide the Purchaser and its authorized representatives with reasonable access at reasonable times and upon reasonable notice to the officers, employees, premises, properties, customers, suppliers, books and records of the Company, OCW and OCW’s Subsidiaries that the Purchaser may reasonably request.

Section 6.03 Notification. From the date hereof until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VII, the Company shall disclose to the Purchaser in writing any material variances from the representations and warranties contained in Article III and in Article IV that arise after the date of this Agreement. No such notification shall affect the representations or warranties of the Parties, the conditions to their obligations hereunder, or the rights of indemnification hereunder or under the Indemnification Agreement.

Section 6.04 Consents. Subject to the terms and conditions of this Agreement, from the Effective Date to the Closing, or the earlier termination of this Agreement pursuant to Article VII, the Company shall, and shall cause OCW and OCW’s Subsidiaries to, use their respective commercially reasonable efforts to provide or cause to be provided all notices, filings and applications and to obtain or cause to be obtained all required authorizations, consents, waivers, approvals, Permits or orders from Governmental Entities or other Persons, and to do or cause to be done all other things necessary, proper or advisable, in all cases in order to consummate the transaction contemplated hereby and to allow the Company’s, OCW’s and OCW’s Subsidiaries’ business to be operated following the Closing in the same manner as it is operated prior to the Closing; provided, however, that in seeking to obtain such authorizations, consents, waivers or approvals, neither the Company, OCW nor any of OCW’s Subsidiaries shall enter into any new Contract, modify any existing Contract, make any accommodation or enter into any agreement or arrangement that, in any instance, would survive, would give rise to rights by any Person against the Purchaser, the Company, the Founders, OCW, OCW’s Subsidiaries or their respective Affiliates or impose any obligations on the Purchaser, the Company, the Founders, OCW, OCW’s Subsidiaries or their respective Affiliates at or following the Closing that did not exist prior to the parties seeking any such authorizations, consents, waivers or approval, except with the prior written consent of the Purchaser.

Section 6.05 Directors and Officers Indemnification.

(a) From and after the Effective Time, the Surviving Company shall, and Purchaser shall cause the Surviving Company to indemnify, defend and hold harmless all current and former directors, officers, employees, Affiliates and agents of the Company and its Subsidiaries (the “D&O Indemnified Persons”) against any claims, losses, liabilities, damages, judgments, fees, costs or expenses (including reasonable attorney’s fees an disbursements) incurred in connection with any proceeding arising out of or pertaining to matters existing or occurring at or within the six (6) years immediately prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Transaction Documents and the transactions contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby), in each case in their capacities as such whether asserted or claimed within the six (6) years immediately prior to, at or after the Effective Time, to the fullest extent that the Company or any of its Subsidiaries would have been permitted, under applicable Law, indemnification agreements existing on the date hereof of the Organizational Documents of the Company and its Subsidiaries in effect on the date hereof, to indemnify such D&O Indemnified Persons. From and after the Effective Time, Purchaser shall not, and shall cause the Surviving Company and its Subsidiaries not to, amend, repeal or modify any provision of any indemnification agreements existing on the date hereof or any provision in the Surviving Company’s or any of its Subsidiaries’ Organizational Documents relating to the indemnification of the D&O Indemnified Persons, in each case in a manner that would limit the scope of such indemnification in any material respect.

(b) Prior to the Closing, the Company shall obtain “tail” insurance policies covering directors’ and officers’ liability and employment practices liability with respect to claims arising out of or relating to events which occurred before or at the Closing (including in connection with the transactions contemplated by this Agreement) (the “D&O Tail Policy”). The Company shall bear the cost of the D&O Tail Policy. During the term of the D&O Tail Policy, the Purchaser shall not (and shall cause the Company not to), take any action to cause the D&O Tail Policy to be cancelled or any provision therein to be amended or waived.

Section 6.06 Consent of Stockholders.

(a) Not later than two (2) Business Days following the Effective Date, the Company shall deliver to the Purchaser a written consent and agreement (the “Written Consent”) signed by Stockholders holding one hundred percent (100%) of the issued and outstanding Shares to adopt this Agreement and approve each of the transactions contemplated hereby, including the Merger, which signed Written Consent will constitute the Requisite Vote in accordance with the Company’s articles of incorporation, bylaws, and the applicable provisions of the DGCL.

(b) Prior to the Effective Time, the Company shall notify the Stockholders of the transactions contemplated hereby, to the extent required by the terms and conditions of this Agreement, the Company’s articles of incorporation or bylaws, any employee benefit plans, and any applicable requirements of Law or other agreements or instruments governing the Shares and as contemplated herein.

Section 6.07 Exclusivity.

(a) Each of the Company, the Founders, OCW, and any of OCW’s Subsidiaries, shall not, and each of the foregoing shall not authorize or permit any of its Affiliates or any of their representatives to, directly or indirectly, for a period of four (4) months following the Effective Date (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Each of the Company, the Founders, OCW, and any of OCW’s Subsidiaries shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, the term “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Purchaser, the Merger Sub or any of their Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company, OCW, or any of OCW’s Subsidiaries; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company, OCW, or any of OCW’s Subsidiaries; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s, OCW’s or any of OCW’s Subsidiaries’ properties or assets, except as permitted by the International Brand License.

(b) In addition to the other obligations under this Section 6.07, either the Company, the Founders, OCW or OCW’s Subsidiaries, as applicable, shall promptly (and in any event within two (2) Business Days after receipt thereof by any of the foregoing) advise the Purchaser, orally and in writing, of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c) Each of the Company, the Founders, OCW and OCW’s Subsidiaries agree that the rights and remedies or noncompliance with this Section 6.07 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Purchaser and that money damages would not provide an adequate remedy to the Purchaser.

Section 6.08 Restrictive Covenants.

(a) For a period of five (5) years following the Closing Date (the “Restricted Period”), each of the Company, the Founders, the remaining Stockholders and their respective Affiliates (the “Restricted Parties”) shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in, or assist others in engaging in, the business of the Company, OCW and OCW’s Subsidiaries as currently being conducted or contemplated as of the Effective Date (the “Restricted Business”) in the United States and Canada (the “Territory”); (ii) have any interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal agent, trustee, consultant, director, officer or otherwise; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the Effective Date) between the Purchaser the Surviving Company, OCW and/or OCW’s Subsidiaries and customers of the Purchaser, the Surviving Company, OCW and/or OCW’s Subsidiaries. For the avoidance of doubt, the activities contemplated by Mr. Calagione pursuant to the International Brand License shall not constitute a violation of this Section 6.08(a).

(b) During the Restricted Period, the Restricted Parties shall not, and shall not permit any of their Affiliates to, directly or indirectly hire, solicit, entice, engage, or attempt to hire, solicit, entice or engage: (i) any employee or consultant of the Surviving Company, OCW and/or OCW’s Subsidiaries or encourage any such employee or consultant to leave such employment or hire any such employee, or engage any such consultant, who has left such employment, or engagement; and (ii) any customer or client of, or potential clients or customers of, the Purchaser, Surviving Company, OCW and/or OCW’s Subsidiaries.

(c) During the Restricted Period, none of the Restricted Parties shall: (i) make any statements or take any other actions whatsoever to disparage, defame, sully or compromise the goodwill, name, brand recognition or reputation of the Purchaser, the Surviving Company, OCW, OCW’s Subsidiaries, or any director, officer, employee, stockholder, member, partner agent or consultant of any of the foregoing or (ii) commit any other action that could likely injure, hinder or interfere with the business, business relationships or goodwill of the Purchaser, the Surviving Company, OCW, OCW’s Subsidiaries or any director, officer, employee, stockholder, member, partner agent or consultant of any of the foregoing.

(d) Each of the Restricted Parties acknowledges that the restrictions contained in this Section 6.08 are reasonable and necessary to protect the legitimate interests of the Purchaser, the Surviving Company, OCW and/or OCW’s Subsidiaries and constitute a material inducement to the Purchaser to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.08 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 6.08 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 6.09 Founders’ Buyback Option. If at any time within the first two (2) years following the Closing Date, C. James Koch and/or members of his family cease to control a majority of the Purchaser’s issued and outstanding Class B Common Stock or the Company enters into an agreement or agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all or substantially all of its brands. (any such occurrence, a “Purchaser Change of Control”), the Founders shall have the option, but not the obligation, either directly or through one of its Affiliates, as feasible, to repurchase either (x) all of the membership interests in OCW and entities that were Subsidiaries of OCW as of the Effective Date, or (y) the rights to manufacture and distribute all or substantially all of the Dogfish Head brands, and all assets associated therewith, including legal title to all Intellectual Property incorporating the Dogfish Head brands and the production and administrative facilities and brewpubs (the “Facilities”) operated by OCW as of the Effective Date (in either case, the “OCW Business,” and the option, the “Founders’ Buyback Option”). The purchase price for the OCW Business to be paid by the Founders shall be equal to the Fair Market Value as of the effective date of the Purchaser Change of Control. In addition, the Founders shall, in connection with their exercise of the Founders’ Buyback Option, reimburse the Company and the Purchaser for any amounts theretofore expended to address to the extent deemed appropriate by Purchaser in its reasonable discretion any environmental concerns relating to the Facilities, to the extent that such amounts are not otherwise reflected in the calculation of Fair Market Value or were not previously reimbursed pursuant to the Indemnification Agreement. As part of the process of exercising the Founders’ Buyback Option, the Founders shall be entitled to make offers of employment to employees of the Company then employed at the Facilities, restrictions on such offers contained in the Founders’ respective employment agreements notwithstanding.

Section 6.10 Employees and Employee Benefits. Purchaser shall, through December 31, 2019, provide, or cause its Affiliates, including the Company, to provide each employee of OCW and/or OCW’s Subsidiaries employed by OCW and/or its Subsidiaries as of the Closing (each a “Continuing Employee”) (to the extent such Continuing Employee remains employed with the Purchaser or any Affiliate thereof) with compensation and employee benefits that are substantially similar, in the aggregate, to the compensation and employee benefits provided to such individuals by OCW and/or OCW’s Subsidiaries immediately prior to the Closing (excluding equity compensation). Purchaser and its Affiliates, including the Company, shall treat, and shall cause each benefit plan, program, practice, policy and arrangement sponsored, maintained or contributed to by Purchaser or any of its Affiliates after the Closing and in which any Continuing Employee (or the spouse, domestic partner or dependent of any Continuing Employee) participates or becomes eligible to participate (each, a “Purchaser Benefit Plan”) to treat, for purposes of determining eligibility to participate, vesting, and accrual of and entitlement to benefits (but not for accrual of benefits under any “defined benefit plan,” as defined in Section 3(35) of ERISA) and all other purposes, all service with the Company and its Affiliates

(and predecessor employers to the extent the Company or any of its Affiliates, or the corresponding Benefit Plan, provides past service credit) as service with Purchaser and its Affiliates. Purchaser and its Affiliates, including the Company, shall use commercially reasonable efforts to cause each Purchaser Benefit Plan that is a welfare plan, within the meaning of Section 3(1) of ERISA, (i) to waive any and all eligibility waiting periods, evidence of insurability requirements, actively-at-work requirements and pre-existing condition limitations and exclusions with respect to each Continuing Employee and his or her spouse, domestic partner and dependents to the extent waived, satisfied or not included under the analogous Benefit Plan, and (ii) to recognize for each Continuing Employee and his or her spouse, domestic partner and dependents for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Purchaser Benefit Plan any deductible, co-payment and out-of-pocket expenses paid by the Continuing Employee and his or her spouse, domestic partner and dependents under an analogous Benefit Plan during the plan year for such Benefit Plan in which occurs the later of the Closing Date and the date on which such Continuing Employee (or such spouse, domestic partner or dependent) becomes covered under such Purchaser Benefit Plan. Nothing in this Section 6.10, whether express or implied, shall confer upon any Continuing Employee any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Section 6.10. Nothing in this Section 6.10 shall amend or be construed to amend any Plans of OCW and/or its Subsidiaries or any other employee benefit plan, program or arrangement.

Section 6.11 Executory Period Covenant.

(a) Each Party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the HSR Act, which filings shall be made no later than five (5) Business Days after the date hereof) required under any Law applicable to such Party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals, and expiration or termination of applicable waiting periods, from all Governmental Entities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Transaction Documents. Each Party shall cooperate fully with the other Party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders, approvals, and expiration or termination of applicable waiting periods. Notwithstanding the foregoing, the Parties hereby agree and acknowledge that nothing in this Section 6.11 or any other provision of this Agreement shall require the Purchaser to divest any of its business or operations and the Purchaser shall not be obligated to do so even if Purchaser is required to do so in order to avoid a challenge to the transactions contemplated by this Agreement and the Transaction Documents under the relevant antitrust Laws or as otherwise requested by a Governmental Entity. In the event the Purchaser is required to divest any of its business or operations to consummate the transactions hereunder, the Purchaser shall have the right to terminate this Agreement in the entirety and no Party shall have any obligations of any kind hereunder.

(b) The Parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders, approvals, or expirations of any applicable waiting periods, including but not limited to entering into any transaction, or any agreement to effect any transaction (including any merger or acquisition), that might reasonably be expected to make it more difficult, or to increase the time required, to obtain the expiration or termination of the waiting period under the HSR Act.

(c) Without limiting the generality of the Parties’ undertakings pursuant to subsections (a) and (b) above, each of the Parties hereto shall use all reasonable best efforts to:

(i) respond to any inquiries by any Governmental Entity regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Transaction Document;

(ii) avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Transaction Document; and

(iii) in the event any objections are asserted from any Governmental Entity adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement or any Transaction Document has been issued, each of the Parties shall use its reasonable best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement, and/or (ii) take such action as reasonably necessary to overturn any regulatory action by any Government Entity to block consummation of this Agreement (and the transactions contemplated herein), including by defending any suit, action, or other legal proceeding brought by any Governmental Entity in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Entity may have to such transactions so as to permit consummation of the transactions contemplated by this Agreement.

(d) All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of any Party before any Governmental Entity or the staff or regulators of any Governmental Entity, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between the Company, OCW, or the Founders on one hand and any Governmental Entity on the other hand in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other Parties hereunder in advance of any filing, submission or attendance, it being the intent that the Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each Party shall give notice to the other party with respect to any planned or scheduled meeting, discussion, appearance or contact with any Governmental Entity or the staff or regulators of any Governmental Entity, and provide such notice with sufficient time to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Purchaser and the Company;

(b) by the Purchaser, if (i) there has been a violation or breach by the Company, the Founders, OCW or any of OCW’s Subsidiaries of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any condition to the obligations of the Purchaser and the Merger Sub at the Closing and (A) such violation or breach has not been waived by the Purchaser; (B) the Purchaser has provided written notice to the Company of such violation or breach; and (C) the Company has not cured (or has not caused to be cured) such violation or breach within ten (10) Business Days after receiving written notice thereof from the Purchaser, (ii) in accordance with Section 6.11 above, or (iii) the transactions contemplated hereby have not been consummated by the date that is four (4) months after the date hereof (the “Outside Closing Date”); provided, however, the Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 7.01(b) if the Purchaser’s breach of this Agreement has substantially contributed to the failure of, or has prevented, the consummation of the transactions contemplated hereby to occur by the Outside Closing Date;

(c) by the Company, if: (i) there has been a violation or breach by the Purchaser or the Merger Sub of any covenant, representation or warranty contained in this Agreement, which has prevented or would prevent the satisfaction of any condition to the obligations of the Company at the Closing and (A) such violation or breach has not been waived by the Company; (B) the Company has provided written notice to the Purchaser of such violation or breach; and (C) the Purchaser or the Merger Sub has not cured such violation or breach within ten (10) Business Days after receiving written notice thereof from the Company, or (ii) the transactions contemplated hereby have not been consummated by the Outside Closing Date; provided, however, the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.01(c) if the Company’s breach of this Agreement has substantially contributed to the failure of, or has prevented, the consummation of the transactions contemplated hereby to occur by the Outside Closing Date;

(d) the Purchaser or the Company, if any permanent injunction or other order of a Governmental Entity preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable;

(e) immediately by the Purchaser if there shall have occurred any Material Adverse Effect with respect to the Company, OCW, or any of OCW’s Subsidiaries; or

(f) immediately by the Company if there shall have occurred any Material Adverse Effect with respect to the Purchaser or any of its Affiliates.

Section 7.02 Effect of Termination. If any Party validly terminates this Agreement pursuant to Section 7.01 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party, except for this Section 7.02 and Article XII which shall each survive the termination of this Agreement as applicable and in accordance with their terms; provided that the termination of this Agreement (including, but not limited to, any termination pursuant to Sections 7.01(b)(iii) or 7.01(c)(ii)) shall in no way limit any claim by a Party that another Party breached the terms of this Agreement prior to or in connection with such termination, including by failing to consummate the transactions contemplated by this Agreement, nor shall such termination limit the right of such non-breaching Party to seek specific performance and all other remedies available at law or equity.

Section 7.03 Termination Procedures. Any termination pursuant to Section 7.01 shall be effected by written notice from the Party so terminating to the other Parties, which notice shall specify the subsection of Section 7.01 pursuant to which this Agreement is being terminated.

ARTICLE VIII

INDEMNIFICATION

Section 8.01 Indemnification Agreement. From and after the Closing, the Founders shall defend and hold harmless the Purchaser, the Merger Sub and their respective directors, shareholders, officers, employees, consultants, agents, representatives, Affiliates, successors and assigns with respect to certain breaches of the Company’s representations and warranties and covenants, in accordance with and subject to the procedural requirements and limitations set forth in the Indemnification Agreement.

Section 8.02 Termination of Company’s Liability. Notwithstanding anything to the contrary under any provision of this Agreement or under any provision of any other Transaction Document: (a) all representations, warranties and covenants made by the Company in this Agreement and in each of the remaining Transaction Documents shall be terminated as to the Company (and only as to the Company and not as to either of the Founders or any of Company’s Stockholders) as of the Closing; and (b) as of the Closing, the Company shall not have any liability to the Founders or any of the Company’s Stockholders as a direct or indirect result of any misrepresentation, breach of covenant or other occurrence or circumstance for which the Founders or any of Company’s Stockholders have or may have liability to the Purchaser or the Merger Sub under any of the Transaction Documents.

ARTICLE IX

ADDITIONAL COVENANTS AND AGREEMENTS

Section 9.01 Disclosure Generally. All Schedules and Exhibits attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Schedules or Exhibits shall be deemed to refer to this entire Agreement, including all Schedules and Exhibits. The information contained in the Schedules hereto is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement. No disclosure in the Disclosure Schedule or any Schedule provided by the Purchaser relating to a possible breach or violation of any Contract, Law or order of any Governmental Entity will be construed as an admission or indication that such breach or violation exists or has occurred. Any disclosures in the Disclosure Schedule or any Schedule provided by Purchaser that refer to a document are qualified in their entirety by reference to the text of such document, including all amendments, exhibits, schedules and other attachments thereto. Any capitalized term used in the Disclosure Schedule and not otherwise defined therein has the meaning given to such term in this Agreement. Any headings set forth in the Disclosure Schedule are for convenience of reference only and do not affect the meaning or interpretation of any of the disclosures set forth in the Disclosure Schedule. The disclosure of any matter in any section or schedule of the Disclosure Schedule will be deemed to be a disclosure by the Company to each other section or schedule of the Disclosure Schedule to which such disclosure’s relevance is reasonably apparent on its face. The listing of any matter on the Disclosure Schedule shall expressly not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement.

Section 9.02 Further Assurances. From time to time, as and when requested by any Party and at such Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

Section 9.03 Transfer of Class A Shares. After the Closing, the Purchaser shall permit and facilitate through its transfer agent the Founders’ contribution and/or donation of certain Class A Shares to a charitable foundation of the Founders; provided, however, that such charitable foundation of the Founders (i) executes and delivers an Investor Questionnaire to the Purchaser and (ii) agrees in writing to be bound by, and adhere to, Rule 144 in respect of such Class A Shares in the same manner, and to the same extent, as previously agreed to by, or applicable to, the Founders.

Section 9.04 Reporting. In the event of that the Closing Date occurs in the middle of a calendar month, for purposes of the preparation of any customary financial statements of a Party, allocations in such financial statements shall be calculated based upon the number of calendar days that the Purchaser owns the Surviving Company within the month that the Closing takes place.

ARTICLE X

TAX MATTERS

The following provisions shall govern the rights and obligations of the Purchaser and the Company for certain Tax matters involving the Company, OCW and OCW’s Subsidiaries:

Section 10.01 Tax Returns

(a) Income Tax Characterization of the Transaction. It is the Parties’ understanding and intention that (i) the Merger will be characterized and treated for federal and applicable state income Tax purposes as a “reorganization” pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(D); (ii) the Company’s income Tax year that began on January 1, 2019, will terminate as of the close of business on the Closing Date such that the Company will file an income Tax Return for the portion of calendar 2019 that ends with the Closing Date as an “S corporation” (as defined by Section 1361(a)(1) of the Code); (iii) the taxable income reflected on the Company’s S-corporation income Tax Return for the portion of calendar 2019 that ends with the Closing Date will be allocated to the Stockholders as shareholders of a S-corporation and will be reported by them on their personal income Tax Returns; (iv) that the Company will file an income Tax Return for the portion of calendar 2019 that begins on the day after the Closing Date as a C-corporation; with (v) the Purchaser chargeable on the income reported by the Company for the portion of calendar 2019 (and thereafter) the begins with the day after the Closing Date. Except to the extent otherwise required by applicable Law, none of the Parties to this Agreement shall file any Tax Return, or take any position in connection with any Tax Proceeding involving a Tax Return that is inconsistent with this Section 10.01(a).

(b) Income Tax Characterization of the Parallel Transactions. It is the Parties’ understanding and intention, that as a result of the transactions contemplated by this Agreement and in the Parallel Transactions, (i) from and after the Closing Date, the Purchaser will directly or indirectly own 100% of the equity interest of OCW; (ii) OCW’s income Tax classification as a “partnership” (as that term is defined for purposes of Section 761(a) of the Code) will not be affected; (iii) OCW’s income Tax year will not be affected; (iv) the income Tax basis of OCW’s and the remaining Subsidiaries’ assets will be adjusted pursuant to Section 754 of the Code to reflect the amount paid by Purchaser for the equity interests in OCW that were acquired in the Parallel Transactions but will not be adjusted to reflect the amount paid to Stockholders pursuant to this Agreement; (v) OCW and its Subsidiaries will file income Tax Returns for calendar 2019 as a single “partnership” (as that term is defined for purposes of Section 761(a) of the Code) with the taxable income realized through and including the Closing Date allocated to the current members of OCW and with the taxable income realized after the Closing Date allocated to the Company and to Purchaser; (vi) the Company will be required to report all taxable income realized by it, and its allocable share of taxable income realized by OCW and the remaining Subsidiaries through and including the Closing Date on the Company’s S-corporation income Tax Return for the portion of calendar 2019 that ends with the Closing Date which amount will be reportable by the Stockholders on their personal income Tax Returns due to their status as shareholders of a S-corporation; and (vii) the taxable income realized by, the Company, OCW and the remaining Subsidiaries after the Closing Date will be chargeable to and reported by the Purchaser or the Company. Except to the extent otherwise required by applicable Law, none of the Parties to this Agreement shall file any income Tax Return, or take any position in connection with any Tax Proceeding involving an income Tax Return that is inconsistent with this Section 10.01(b).

(c) Preparation and Filing of Income Tax Returns for Periods Ending on or before December 31, 2018. The Stockholders shall timely file or cause the Company to prepare and timely file all income Tax Returns that are required to be filed by the Company, OCW and each of the remaining Subsidiaries for Tax period ending on or before December 31, 2018. All such income Tax Returns shall be prepared consistently with past practice, except to the extent otherwise required by applicable Law. The Purchaser shall have the right to designate the person who will act as the “partnership representative” (as those terms are defined in Section 6223 of the Code) on OCW’s income Tax Returns. Purchaser shall have the right to examine and comment upon such income Tax Returns under the procedures set forth in Section 10.01(f).

(d) Preparation and Filing of Income Tax Returns for Periods Beginning on or after January 1, 2019. The Purchaser shall timely file or cause to be prepared and timely filed all income Tax Returns that are required to be filed by the Company, OCW and each of the remaining Subsidiaries for the period ending on or after January 1, 2019; provided, however, that the Stockholders shall have the right to examine and comment upon such income Tax Returns under the procedures set forth in Section 10.01(f) to the extent that it relates to the portion of calendar 2019 that ends on or before the Closing Date

(e) Preparation and Filings of Other Tax Returns. The Stockholders shall prepare and timely file, or shall cause the Company to prepare and timely file, all Tax Returns of the Company, OCW and all of the remaining Subsidiaries (other than income Tax Returns) required or permitted by applicable law to be filed (taking into account extensions) for all taxable periods that end on or prior to the Closing Date. All such Tax Returns shall be prepared consistently with past practice, except to the extent otherwise required by applicable Law. The Purchaser shall have the right to examine and comment upon such Tax Returns under the procedures set forth in Section 10.01(f). The Purchaser shall timely file or cause to be timely filed all other Tax Returns of the Company, OCW and all of the remaining Subsidiaries (other than income Tax Returns) that are required or permitted by applicable law to be filed provided, however, that the Stockholders shall have the right to examine and comment upon such Tax Returns under the procedures set forth in Section 10.01(f) to the extent that it relates to the portion of calendar 2019 that ends on or before the Closing Date.

(f) Review and Approval of Certain Tax Returns. The Person preparing a Tax Return (the “Preparer”) that is subject to the procedures provided for in this Section 10.01 shall consult with the Person entitled to review such Tax Return (the “Reviewer”) entitled to review such Tax Return under this Section 10.01(f) in connection with the preparation and filings of such Tax Return. The Preparer of each such Tax Return shall provide the Reviewer with a copy of such proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Reviewer) at least thirty (30) days prior to the due date for the filing of such Tax Return. The Preparer of such Tax Return shall make such changes to the Tax Return as the Reviewer may reasonably request in a written notice delivered not less than five days before the due date for the filing of such Tax Return.

Section 10.02 Tax Covenants.

(a) Without the prior written consent of the Purchaser, the Stockholders and, prior to the Closing, the Company, OCW, and each of their Subsidiaries, their respective Affiliates and their respective representatives shall not, to the extent it would affect, or relate to, the Company, OCW or any of their Subsidiaries, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return which is inconsistent with past practice, or take any action or enter into any other transaction other than in the ordinary course of business that would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of the Purchaser, the Company, OCW or any of their Subsidiaries in respect of any Post-Closing Tax Period.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne by the Stockholders. The Party required to file any Tax Return or other document with respect to such Taxes or fees shall timely file such Tax Return or other document (and the Parties shall cooperate with respect thereto as necessary).

Section 10.03 Termination of Existing Tax-Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company, OCW or any of their respective Subsidiaries shall be terminated as of the Closing Date. After such date neither the Company, OCW, their respective Subsidiaries, the Stockholders nor any of the Stockholders’ Affiliates and their respective representatives shall have any further rights or liabilities thereunder.

Section 10.04 Tax Indemnification. Without derogating from any of the terms set forth in the Indemnification Agreement, and in addition thereto, the Founders shall indemnify the Company, OCW, OCW’s Subsidiaries, the Purchaser, and their respective Affiliates and hold them harmless from and against (a) any Loss (as defined in the Indemnification Agreement) attributable to any breach of, or inaccuracy in, any representation or warranty made in Section 4.12; (b) any Loss attributable to Taxes of any Stockholder, the Company, OCW or any of OCW’s Subsidiaries for all Pre-Closing Tax Periods; (c) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company, OCW or any of OCW’s Subsidiaries (or any predecessor of the Company, OCW or such Subsidiary) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (d) any and all Taxes of any Person imposed on the Company, OCW or any of OCW’s Subsidiaries arising under the principles of transferee or successor liability or by Contract, relating to an event or transaction occurring before the Closing Date.

Section 10.05 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 10.06 Tax Proceedings. The Purchaser agrees to give written notice to the Founders within thirty (30) days of the receipt of any written notice by the Company, the Purchaser or any of the Purchaser’s Affiliates which involves the initiation of any Tax Proceeding in respect of which an indemnity may be sought by the Purchaser pursuant to this Article X; provided, that failure to comply with this provision shall not affect the Purchaser’s right to indemnification hereunder or under the Indemnification Agreement except to the extent that the Founders are actually prejudiced by such failure. The Purchaser shall control the contest or resolution of all Tax Proceedings; provided, however, that the Purchaser shall obtain the prior written consent of the Founders (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim with respect to which the Founders shall have any obligation to indemnify Purchaser; and, provided further, that the Founders shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by the Founders.

Section 10.07 Cooperation and Exchange of Information. The Founders and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this Article X or in connection with any audit or other proceeding in respect of Taxes of the Company, OCW or any of OCW’s Subsidiaries. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of the Stockholders and the Purchaser shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company, OCW or any of OCW’s Subsidiaries for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company, OCW or any of OCW’s Subsidiaries for any taxable period beginning before the Closing Date, the Stockholders or the Purchaser (as the case may be) shall provide the other Party with reasonable written notice and offer the other Party the opportunity to take custody of such materials.

Section 10.08 Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this Agreement or the Indemnification Agreement shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by Law.

Section 10.09 Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 4.12 and this Article X shall survive for the for the same survival period of the Fundamental Matters (as defined in the Indemnification Agreement).

ARTICLE XI

DEFINITIONS

Section 11.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 6.07(a).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Annual Financial Statements” has the meaning set forth in Section 4.07(a).

“Agreement” has the meaning set forth in the Preamble.

“Balance Sheet” has the meaning set forth in Section 4.07(a).

“Balance Sheet Date” has the meaning set forth in Section 4.07(a).

“Business Day” shall mean any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cash” means the aggregate amount of cash, cash equivalents, marketable securities held by the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

“Certificates” has the meaning set forth in Section 1.02(d).

“Certificate of Merger” has the meaning set forth in Section 1.03.

“Class A Shares” has the meaning set forth in Section 1.02(a).

“Closing” has the meaning set forth in Section 1.05.

“Closing Date” has the meaning set forth in Section 1.05.

“Closing Indebtedness” has the meaning set forth in Section 1.06(a)(ii).

“Closing Transaction Expenses” has the meaning set forth in Section 1.06(a)(ii).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Common Stock” means the common stock, no par value per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge” means the actual knowledge of the Founders or OCW’s President and Chief Operating Officer, George Pastrana, or its Chief Financial Officer, Harriet Warwick- Smith, in each case, after due inquiry.

“Company Securities” has the meaning set forth in Section 3.02.

“Computershare Escrow Agreement” has the meaning set forth in Section 1.04.

“Continuing Employee” has the meaning set forth in Section 6.10.

“Contract” means any contract or other legally binding agreement to which the Company, OCW or any of OCW’s Subsidiaries is a party.

“Data Activities” has the meaning set forth in Section 6.05.

“Deficit Closing Cash” has the meaning set forth in Section 1.06(d).

“Designated Courts” has the meaning set forth in Section 12.14(a).

“DFH Investors Unit Purchase Agreement” has the meaning set forth in the Recitals.

“DGCL” has the meaning set forth in the Recitals.

“Disclosure Schedule” means the disclosure schedule accompanying this Agreement, as defined in Article III.

“D&O Tail Policy” has the meaning set forth in Section 6.05.

“Effective Date” has the meaning set forth in the Preamble.

“Effective Time” has the meaning set forth in Section 1.01(b).

“Electronic Delivery” has the meaning set forth in Section 12.12.

“Employment Arrangements” has the meaning set forth in Section 4.13(a).

“Encumbrance” means any lien, charge, mortgage, pledge, security interest or other restriction (other than restrictions on transfer generally arising under federal and state securities laws).

“Enforceability Exceptions” has the meaning set forth in Section 3.05.

“Environmental Laws” means all Laws: (a) concerning public or workplace health and safety or pollution or protection of the environment, flora, fauna or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Toxic Substances and Control Act, 15 U.S.C. § 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; or (b) concerning the production, generation, handling, transportation, treatment, storage, disposal, Release, control or cleanup of Hazardous Substances.

“EOM Unit Purchase Agreement” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Shares” has the meaning as set forth in Section 1.04.

“Estimated Closing Cash” has the meaning set forth in Section 1.06(a)(i).

“Excess Closing Cash” has the meaning set forth in Section 1.06(d).

“Exhibits” means any exhibit appended to this Agreement or referenced herein.

“Final Closing Cash” has the meaning set forth in Section 1.06(c).

“Financial Statements” has the meaning set forth in Section 4.07(a).

“Fair Market Value” means the price at which a willing and able seller would sell, and a willing and able buyer would buy the OCW Business having full knowledge of the facts, and assuming such party acts on an arm’s-length basis with the expectation of concluding the purchase and sale within a reasonable time, (a) as agreed upon by the Founders and the Purchaser, or (b) as determined by an independent valuation firm agreed upon by the Founders and the Purchaser if the Founders and the Purchaser cannot agree on the Fair Market Value (the costs of which will be shared equally between the Founders and the Purchaser), or (c) if the Founders and the Purchaser cannot agree on an independent valuation firm within five (5) days of it becoming apparent that the Founders and the Purchaser cannot agree on the Fair Market Value, each of the Founders and the Purchaser shall select an independent valuation firm and such independent valuation firms shall jointly select a third independent valuation firm (the costs of which will be shared equally between the Founders and the Purchaser) that shall make the final determination.

“Founders” means each of Samuel A. Calagione III and Mariah D. Calagione.

“Founders’ Buyback Option” has the meaning set forth in Section 6.09.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Entity” means any foreign, federal, state, provincial or local governmental or regulatory commission, board, bureau, agency, court or regulatory or administrative body.

“Hazardous Substances” means any (a) chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “infectious waste”, “toxic substances” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity” or “EP toxicity” or words of similar import) as defined in, the subject of, or that could give rise to liability under, any Environmental Law, (b) oil, petroleum, petroleum fraction, petroleum additive (including methyl tertiary butyl ether) or petroleum derived substance, (c) flammable substances or explosives, (d) radioactive materials, (e) asbestos or asbestos-containing materials, (f) urea formaldehyde foam insulation, and (g) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

“Indebtedness” means when used with reference to any Person, without duplication: (a) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (i) for borrowed money, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the ordinary course of such Person’s business), (iii) for the payment of money related to leases that are required to be classified as capital leases in accordance with GAAP, (iv) for the deferred purchase price of property or services (other than trade payables), including any earn out or similar payments or any non-compete payments (whether or not due as of the Closing Date), or (v) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction other than for amounts due and owing under credit cards of any Person incurred in the ordinary course of business; (b) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) with respect to the prepayment of any Indebtedness; or (c) any amendment, renewal, extension, revision or refunding of any such liability or obligation other than pursuant to the terms hereof.

“Indemnification Agreement” has the meaning set forth in Section 2.01(f)(iv).

“Information Privacy and Security Laws” means any Laws concerning the privacy and/or security of Personal Information applicable to the OCW or any of its Subsidiaries or their respective activities, including, without limitation, (i) state data breach notification laws, (ii) state consumer protection laws, and (iii) applicable laws concerning the collection, storage, use, access, disclosure, processing, security, and transfer of Personal Information.

“Intellectual Property” means all patents, trademarks, trade names, service marks, service names, trade dress, logos, copyrights and domain names, and any registrations, applications, renewals and extensions for any of the foregoing, all common law rights therein, and all other intellectual property rights in inventions, Trade Secrets, manufacturing processes, know how, confidential and proprietary information, ideas, developments, drawings, specifications, supplier lists, marketing information, sales and promotional information, business plans, processes, designs, and all other proprietary rights and all works based upon, derived from, or incorporating any of the foregoing, together with all goodwill associated therewith, and all copies and tangible embodiments thereof (in whatever form or medium, including electronic).

“Interim Financial Statements” has the meaning set forth in Section 4.07(a).

“International Brand License” means that certain international brand rights license agreement, dated as of May 8, 2019, by and between Dogfish Head Marketing LLC and Calagione International, LLC.

“IRS” has the meaning set forth in Section 2.01(xi).

“Investor Questionnaire” has the meaning set forth in Section 2.01(f)(ix).

“Law” means any federal, state, local, municipal, foreign, order, constitution, law, ordinance, rule, regulation, statute or treaty.

“Leased Real Property” has the meaning set forth in Section 4.05(a).

“Lease” has the meaning set forth in Section 4.05(a).

“Letter of Transmittal” has the meaning set forth in Section 1.02(e).

“Litigation” means any litigation, claim, legal action, arbitration, proceeding, audit, investigation or mediation, pending, or to Company’s Knowledge, threatened in writing against or brought by OCW or any of its Subsidiaries, or, to the Company’s Knowledge, any of OCW’s or any of its Subsidiaries’ officers, directors, employees, managers or Affiliates (and in the case of officers, directors, employees, managers or Affiliates related solely to such Person’s services on behalf of the Company and/or any of its Subsidiaries).

“Material Adverse Effect” means any change, effect, event, occurrence, or development which, when considered either individually or in the aggregate together with all other changes, effects, events, occurrences, or developments, is or is reasonably likely to be materially adverse to (a) the business, operations, assets, liabilities, results of operations or condition (financial or otherwise) of the Company, OCW or any of OCW’s Subsidiaries; provided, that any change, effect, event, occurrence, or development attributable to the following shall not constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) conditions generally affecting the industry in which the Company, OCW or any of OCW’s Subsidiaries participate, the U.S. economy as a whole or the capital markets in general or the markets in which OCW or any of its Subsidiaries operate; (ii) any action taken or statement made exclusively by Purchaser or Purchaser’s authorized representatives; (iii) the taking of any action required by this Agreement; (iv) any change in accounting requirements or principles or any change in applicable Laws or the interpretation thereof by a Governmental Entity, in each case, after the Effective Date; or (v) the announcement relating to the transactions contemplated by the Transaction Documents; or (b) the ability of the Company, OCW or any of OCW’s Subsidiaries to consummate the transactions contemplated by this Agreement.

“Material Contract” has the meaning set forth in Section 4.19(a).

“Material Customer” has the meaning set forth in Section 4.20(a).

“Material Supplier” has the meaning set forth in Section 4.20(a).

“Merger” has the meaning set forth in Section 1.01(a).

“Merger Consideration” has the meaning as set forth in Section 1.02(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Mr. Calagione’s Employment Agreement” has the meaning set forth in Section 1.02(f)(ii).

“Ms. Calagione’s Employment Agreement” has the meaning set forth in Section 1.02(f)(vi).

“OCW” has the meaning set forth in Section 3.03.

“OCW Business” has the meaning set forth in Section 6.09.

“OCW Intellectual Property” has the meaning set forth in Section 4.17(d).

“OCW Units” has the meaning set forth in Section 4.02.

“Off-The-Shelf Software” means software, other than open source software, obtained from a third party (a) on general commercial terms and that continues to be widely available on such commercial terms, (b) that is not distributed with or incorporated in any product or services of OCW or any of its Subsidiaries; and (d) was licensed for fixed payments of less than $100,000 in the aggregate or annual payments of less than $50,000 per year.

“Organizational Documents” means the certificate of incorporation, certificate of organization, bylaws, operating agreement, or equivalent governing documents of the relevant entity.

“Other Plans” has the meaning set forth in Section 4.13(a).

“Outside Closing Date” has the meaning set forth in Section 7.01(b).

“Parallel Transactions” has the meaning set forth in Section 2.03.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Pension Plans” has the meaning set forth in Section 4.13(a).

“Permits” means all governmental licenses, approvals, permits, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity, and amendments and modifications of any of the foregoing, required for the conduct of the business of OCW or any of its Subsidiaries as currently conducted.

“Permitted Liens” means (a) statutory liens for current Taxes or other governmental charges not yet due and payable or that are being contested in good faith through appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business or which are otherwise not material; (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over Leased Real Property or Purchased Real Property which are not violated in any material respect by the current use and operation of the Leased Real Property or Purchased Real Property (unless any such violation is considered “legally non-conforming”) and which do not, individually or in the aggregate, interfere in any material respect with the occupancy or use of the Leased Real Property or Purchased Real Property for the purposes for which it is currently used in connection with the business of either OCW or any of its Subsidiaries; (d) covenants, conditions, restrictions, easements, rights of way, licenses, declarations and other similar matters of record affecting title to the Leased Real Property or Purchased Real Property which do not, individually or in the aggregate, materially impair the occupancy or use of the Leased Real Property or Purchased Real Property for the purposes for which it is currently used in connection with the business of either OCW or any of its Subsidiaries; (e) leases or subleases by OCW and/or one of its Subsidiaries, on the one hand, to OCW and/or another of its Subsidiaries, on the other hand; (f) liens on goods in transit incurred pursuant to documentary letters of credit; (g) purchase money liens and liens securing rental payments under capital lease arrangements; and (h) non-exclusive internal-use licenses granted to customers of OCW or any of its Subsidiaries in the ordinary course of business.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Entity or other entity.

“Personal Information” means the information pertaining to an individual that is regulated or protected by one or more of the Information Privacy and Security Laws.

“Plans” has the meaning set forth in Section 4.13(a).

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Taxes” means (i) Taxes imposed on the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period; and (ii) any Taxes of any other person imposed on the Company or any of its Subsidiaries (A) by reason of being a member of an affiliated, consolidated, combined or unitary group in existence on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) as a result of any Tax sharing or Tax allocation agreement or arrangement in effect on or prior to the Closing Date (other than commercial Contracts entered into in the ordinary course of business that do not relate primarily to Taxes) or (C) as a transferee or successor, by Contract or otherwise (which Taxes described in this clause (C) relate to a transfer or transaction occurring on or prior to the Closing Date).

“Preparer” has the meaning set forth in Section 10.01(f).

“Privacy and Data Security Policies” has the meaning set forth in Section 4.17(l).

“Pro Rata Share” means, with respect to each Stockholder, the percentage of such Stockholder’s interest in the Merger Consideration, as set forth on Schedule II.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Change of Control” has the meaning set forth in Section 6.10.

“Purchaser Benefit Plan” has the meaning set forth in Section 6.10.

“Purchaser Financial Statements” has the meaning set forth in Section 5.06(c).

“Purchased Real Property” has the meaning set forth in Section 4.05(b).

“Receivables” means OCW’s (and to the extent applicable, each Subsidiary’s) accounts receivable reflected on the Balance Sheet and OCW’s (and to the extent applicable, its Subsidiaries’) accounts receivable that have arisen subsequent to the date of the Balance Sheet.

“Red Wagon Leases” has the meaning set forth in Section 1.02(e)(vii).

“Registration Rights Agreement” has the meaning set forth in Section 1.02(e)(iii).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, releasing, migrating or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

“Requisite Vote” means the vote of the holders of all of the Stockholders voting together as a single class on an as-converted to Common Stock basis.

“Restricted Business” has the meaning set forth in Section 6.08(a).

“Restricted Parties” has the meaning set forth in Section 6.08(a).

“Restricted Period” has the meaning set forth in Section 6.08(a).

“Reviewer” has the meaning set forth in Section 10.01(f).

“Schedule” the schedules accompanying this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“SEC Reports” has the meaning set forth in Section 5.06(a).

“Signing Date Share Price” has the meaning set forth in Section 1.06(b).

“Software” means software, including associated computer programming code (including, unless otherwise specified, both object code and Source Code versions thereof), documentation (including, unless otherwise specified, user manuals and other written materials that relate to particular code or databases), materials useful for design (for example, logic manuals, flow charts, and principles of operation), development tools, systems, network tools, data, databases and database schema, applications, architecture documents, application programming interfaces, assemblers and compilers, data files, software libraries, device drivers, firmware, and other written materials or tangible items.

“Stockholders” has the meaning set forth in Section 1.02(e).

“Straddle Period” has the meaning set forth in Section 10.05.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity (i) in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or ownership interests, the holder of which is generally entitled to elect a majority of the board of directors or other governing body of such legal entity, or (ii) that is included in such Person’s consolidated financial statements for accounting purposes.

“Surviving Company” has the meaning set forth in Section 1.01(a).

“Tax” or “Taxes” means any and all federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, registration, occupation, premium, windfall profit, profits, environmental, customs, duties, real property, escheat or unclaimed property, special assessment, personal property, capital stock, social security (or similar including FICA), disability, unemployment, payroll, license, employment or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, whether disputed or not.

“Tax Proceeding” means any notice, request for information, inquiry, examination, audit, investigation, proceeding, hearing, litigation, or suit (whether civil, criminal, administrative, investigative or informal) relating to any Tax commenced, brought, conducted, or heard by or before or otherwise involving, any Governmental Entity.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information and any amendment thereof) relating to Taxes.

“Territory” has the meaning set forth in Section 6.08(a).

“Trade Secrets” means trade secrets and other confidential or non-public business information, including manufacturing processes, know-how, confidential and proprietary information, ideas, developments, drawings, specifications, bills of material, customer and supplier lists, marketing information, sales and promotional information, business plans, Software, Source Code, Technical Documentation, test reports, component lists, manuals, instructions, catalogs, processes, designs, model numbers, telephone and fax numbers, electronic records of drawings and tooling and other electronic engineering tools, and all other proprietary rights, in each case owned or licensed (as licensor or licensee) and registrations and applications for registration therefor.

“Transaction Documents” means this Agreement and all documents, agreements and certificates to be executed or entered into in connection with the transactions contemplated by this Agreement.

“Transaction Expenses” means those (a) legal, accounting, tax, financial advisory, environmental consultants and other professional or transaction related costs, fees and expenses incurred by the Company or its Subsidiaries in connection with the Transaction Documents or in investigating, pursuing or completing the transactions contemplated by the Transaction Documents (including any amounts owed to any consultants, auditors, accountants, attorneys, brokers or investment bankers), (b) bonuses, phantom equity payments, equity appreciation right payments or other equity-like payments which become due or are otherwise required to be made to any employees of the Company of any of its Subsidiaries as a result of or in connection with the Closing or as a result of any change of control or other similar provisions, but excluding any severance payments resulting from the termination of any such Person at or after Closing, and (c) payroll, employment or other Taxes, if any, required to be paid by Purchaser (on behalf of the Company or its Subsidiaries), the Company or its Subsidiaries with respect to the amounts described in clause (b).

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

“WARN” has the meaning set forth in Section 4.14(f).

“Welfare Plans” has the meaning set forth in Section 4.13(a).

“Written Consent” has the meaning set forth in Section 6.06(a).

ARTICLE XII

MISCELLANEOUS

Section 12.01 Confidentiality; Press Releases and Communications. Except as may be required by Law, or as otherwise expressly contemplated herein, no Party or its respective Affiliates, employees, agents and representatives shall disclose to any third party the existence of this Agreement or the subject matter or terms hereof without the prior consent of the Purchaser; provided, that a Party and its Affiliates may disclose such information (a) to its attorneys, advisors, representatives, and investors, and (b) in connection with enforcing its rights under any this Agreement, the Escrow Agreement or any other agreement entered into in connection with this Agreement. Except as may be required by Law, or by the rules of any applicable securities exchange, no Party may issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior approval of the other Party.

Section 12.02 Expenses. Each Party shall pay its own fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

Section 12.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given (a) when personally delivered (in which case, effectiveness shall be upon delivery); (b) by deposit with Federal Express or similar receipted nationally recognized overnight courier service (in which case effectiveness shall be one (1) day after such deposit); or (c) by electronic mail (in which case effectiveness shall be, if such electronic mail is sent prior to 5:00pm Eastern Time on a Business Day, on such Business Day, and if such electronic mail is sent on or after 5:00pm Eastern Time on a Business Day or sent not on a Business Day, the next Business Day). Notices, demands and communications to the Purchaser, the Company and the Stockholders shall, unless another address is specified in writing, be sent to the addresses indicated below:

Notices to the Purchaser (and the Surviving Company after the Closing):

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, MA 02210

Attention: Tara L. Heath, Vice President, Legal and Deputy General Counsel

E-mail: tara.heath@bostonbeer.com

with copies (which shall not constitute notice) to:

Nixon Peabody

Exchange Place

53 State Street

Boston, MA 02109

Attention: Frederick H. Grein, Jr.

E-mail: fgrein@nixonpeabody.com

Notices to the Stockholders and the Company prior to Closing:

Dogfish Head Holding Company

c/o Sageworth

1861 Santa Barbara Drive

Lancaster, Pennsylvania 17601

Attn: Kyle Groft

E-mail: kgroft@sageworth.com

with copies (which shall not constitute notice) to:

McDermott Will & Emery LLP

500 North Capitol Street NW

Washington, DC 20001

Attention: Marc Sorini and Thomas P. Conaghan

E-mail: msorini@mwe.com; tconaghan@mwe.com

Section 12.04 Assignment; Successors in Interest; No Third-Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any Party without the prior written consent of the other Parties; provided, that the Purchaser may at any time after the Closing assign or delegate any of its rights or obligations to any Affiliate of the Purchaser. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns, any right, remedy, claim, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

Section 12.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.06 References. The table of contents and the Section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the Parties, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” or “Schedule” shall be deemed to refer to a Section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable.

Section 12.07 Interpretation; Construction. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. The use in this Agreement of the term “including” (whether or not followed by the words “without limitation” or “but not limited to”) means “including, without limitation.” The words “herein”, “hereof”, “hereunder”, “hereby”, “hereto”, and other words of similar import refer to this Agreement as a whole, including the Disclosure Schedule and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, clauses, paragraphs, schedules and exhibits mean such provisions of this Agreement and the Disclosure Schedule, and exhibits attached to this Agreement, except where otherwise stated. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. All references to statutory or indefinite survival periods following the Closing refer to the longest survival period allowed under 10 Del. C. Section 8106(c).

Section 12.08 Specific Performance. This Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and Purchaser, the Stockholders and the Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to seek injunctive relief without the posting of any bond or other security to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the breaching Party waives the defense that an adequate remedy at Law may exist.

Section 12.09 Amendment and Waiver. Any provision of this Agreement may be amended or waived only in a writing signed by the Purchaser and the Company (prior to the Closing) or the Founders (following the Closing). No waiver of any provision hereunder or of any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provisions or any other provision.

Section 12.10 Complete Agreement. This Agreement and the documents referred to herein and the schedules and exhibits hereto (including, without limitation, the Disclosure Schedule) contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 12.11 Conflict between Transaction Documents. To the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

Section 12.12 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 12.13 Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

Section 12.14 Jurisdiction.

(a) Any suit, action or proceeding against the Stockholders, the Purchaser or the Company or arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the courts of the State of Delaware (the “Designated Courts”), and the Parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any suit, action or proceeding.

(b) In addition, each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in the Designated Courts has been brought in an inconvenient forum.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 12.15 Cooperation Following the Closing. Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the another Party the benefits of this Agreement.

Section 12.16 Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, in any manner create any principal agent, fiduciary or other special relationship between or among the Parties. No Party shall have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.

*         *     *     *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

Purchaser:	THE BOSTON BEER COMPANY, INC.

	By:	/s/ David A. Burwick
	Name:	David A. Burwick
	Title:	President and Chief Executive Officer

Merger Sub:	CANOE ACQUISITION CORP.

	By:	/s/ David A. Burwick
	Name:	David A. Burwick
	Title:	President and Chief Executive Officer

Company:	DOGFISH HEAD HOLDING COMPANY

	By:	/s/ Samuel A. Calagione, III
	Name:	Samuel A. Calagione, III
	Title:	President

Founders
(solely with respect to Section 8.01
and Article X):

/s/ Samuel A. Calagione, III
Samuel A. Calagione, III

/s/ Mariah D. Calagione
Mariah D. Calagione

[SIGNATURE PAGE TO MERGER AGREEMENT]

SCHEDULE I

FUNDS FLOW MEMORANDUM

SCHEDULE II

STOCKHOLDERS’ PRO RATA SHARES

Stockholder	Pro Rata Share
SCIV Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A Calagione III and Mariah Calagione Irrevocable Trust f/b/o Samuel A Calagione IV dated December 23, 2007	8.125000%
GCC Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A Calagione III and Mariah Calagione Irrevocable Trust f/b/o Grier C Calagione dated December 23, 2007	8.125000%
The Calagione Dynasty Trust dated November 12, 2018	34.906250%
The Calagione Family Trust dated December 14, 2016	48.843750%

Total	100%

Schedule 5.09

Brokerages of the Purchaser

Schedule 6.01

Conduct of the Business

(b) Prior to the Closing and in connection with the transactions contemplated by this Agreement and the Parallel Transactions, OCW will redeem 193,100 common units of OCW currently held by Dogfish East of the Mississippi LP in exchange for all of the membership interests that OCW holds in Calagione International, LLC.

EXHIBIT A

LETTER OF TRANSMITTAL

TO SURRENDER SHARES OF COMMON STOCK OF

DOGFISH HEAD HOLDING COMPANY

This Letter of Transmittal is being delivered to each record holder of shares of common stock (the “Stock”) of Dogfish Head Holding Company, a Delaware corporation (the “Company”), in connection with that certain Agreement and Plan of Merger, dated as of May 8, 2019 (the “Merger Agreement”), by and among the Company, The Boston Beer Company, Inc., a Massachusetts corporation (the “Purchaser”), Canoe Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Purchaser (the “Merger Sub”), and, solely for indemnification obligations as set forth in the Merger Agreement, Samuel A. Calagione III and Mariah D. Calagione. Pursuant to the Merger Agreement, the Company will be merged with and into the Merger Sub (the “Merger”) with the Merger Sub as the surviving corporation, and the Company’s outstanding shares of Stock shall be converted into the right for each Stockholder to receive its Pro Rata Share of the Merger Consideration, as, when and if payable pursuant to the Merger Agreement, without interest and subject to any required tax deductions or withholdings, to which the undersigned is entitled under and in accordance with the Merger Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Merger Agreement. A copy of the Merger Agreement is enclosed. The Merger will be effective at the Effective Time.

In order to exchange your shares of Stock of the Company for the applicable consideration due to you in connection with the Merger, you must deliver a properly completed and duly signed Letter of Transmittal, original certificate(s) representing your shares of Stock (if such shares are certificated) and applicable tax form to the address set forth below.

Please read this Letter of Transmittal and the accompanying Instructions carefully and then complete and return this Letter of Transmittal and other required materials to the Purchaser at the following address: The Boston Beer Company, One Design Center Place, Suite 850, Boston, MA 02210, Attn: Tara Heath; Phone: 617-368-5000.

Please complete the following table:

Description of Shares Owned Attach additional sheets if necessary
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name appears on certificate(s) or is otherwise registered)	Book Entry Shares (yes/no):	Certificate Number (if applicable):	Number of Shares:

Total Number of Shares Surrendered:

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DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. NO ALTERNATIVE, CONDITIONAL OR CONTINGENT SUBMISSIONS WILL BE ACCEPTED. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL IS AT THE OPTION AND RISK OF THE OWNER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Ladies and Gentlemen:

In connection with the Merger, the undersigned hereby surrenders the shares of Stock described in the table above (the “Shares”).

By virtue of the Merger, each Share will be converted into the right for each Stockholder to receive its Pro Rata Share of the Merger Consideration (subject to the terms and conditions of the Merger Agreement), as set forth in Section 1.06 of the Merger Agreement (the “Merger Consideration”).

The undersigned, upon request, will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the surrender of the Shares listed above in order to receive payment as a result of the Merger.

All authority herein conferred or agreed to be conferred herein shall survive the dissolution of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the trustees in bankruptcy, successors and assigns of the undersigned.

The undersigned understands that surrender is not made in acceptable form until the receipt by the Purchaser of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly signed, and of the Shares, together with all accompanying evidences of authority and other documents in form satisfactory to the Purchaser. All questions as to validity, form and eligibility of any surrender of Shares hereby will be determined by the Purchaser and such determination shall be final and binding.

The undersigned understands that payment to it of the Merger Consideration will be made as promptly as practicable after the Closing. Please retain a copy of this Letter of Transmittal for your records.

Please complete the following table if payment is to be issued to the undersigned:

DELIVERY INSTRUCTIONS

(See General Instructions 2 and 3)

Issue the Class A Shares to:

Name:
(Please Print)
Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number

(See IRS Form W-9 attached)

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Delivery of the Shares will be affected and risk of loss shall pass only upon receipt by the Purchaser at the address listed above.

LOST, STOLEN OR DESTROYED CERTIFICATES

☐ If any of the certificate(s) representing Shares that you own have been lost, stolen, or destroyed, check this box and see Instruction 5. Complete the remainder of this Letter of Transmittal and indicate here the number of Shares represented by the lost, stolen or destroyed certificate(s).

Number of Shares	Certificate Number

ACKNOWLEDGEMENTS AND AGREEMENTS

1.	Surrender of Shares

In connection with the Merger pursuant to the Merger Agreement, the undersigned hereby surrenders, subject to the terms and conditions of the Merger Agreement, the Shares (together with any certificates representing such Shares, if applicable) owned by the undersigned in exchange for, and for the purpose of receiving, such number of Class A Common Stock of the Purchaser equal to the undersigned’s Pro Rata Share of the Merger Consideration as payable pursuant to the Merger Agreement.

2.	Representations and Warranties. The undersigned hereby represents and warrants to the Company, the Purchaser and the Merger Sub as follows:

(a)

The undersigned has all requisite power, authority, and legal capacity to execute and deliver this Letter of Transmittal. This Letter of Transmittal, when this Letter of Transmittal is duly and validly executed and delivered by the undersigned, will constitute the legal, valid, and binding obligation of the undersigned and will be enforceable against the undersigned in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, and similar laws affecting creditors generally and by the availability of equitable remedies.

(b)

The undersigned is the registered holder of the Shares. The undersigned owns the Shares, free and clear of all liens. There are no subscriptions, options, warrants, calls, rights, agreements, or commitments relating to the issuance, sale, delivery, repurchase, transfer or disposition by the undersigned with respect to the Shares (other than such as exist under applicable securities laws, and other than in connection with the Merger).

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(c)	The undersigned has the full power, right, and authority to transfer the Shares pursuant to the Merger and to execute and deliver this Letter of Transmittal.

(d)

The Shares represent the undersigned’s entire ownership interest in the Company, and by virtue of the Merger and without any action on the part of the Company, or any holder of Stock, as of the Closing Date, the undersigned will have no ownership interest in, or any claim to or interest in any of the assets of, the Company or the Surviving Company, other than the undersigned’s right to receive the applicable Merger Consideration, when, as and if payable, without interest and subject to any required tax deductions or withholdings, to which the undersigned is entitled under and in accordance with the Merger Agreement.

(e)

The undersigned understands that completion and delivery of this Letter of Transmittal constitutes the undersigned’s (i) agreement to the terms of the Merger, the Merger Agreement and all other transactions contemplated thereby, (ii) irrevocable constitution and appointment of any officer of the Company as its attorney to transfer the Shares owned by the undersigned on the books of the Company, with full power of substitution in the premises, and (iii) irrevocable waiver of any and all appraisal, dissenters’ or similar rights or claims that the undersigned may have, now or at any time in the future under the Delaware General Corporation Law, all other applicable law or otherwise arising from or in connection with the transactions contemplated by the Merger Agreement or otherwise relating to the undersigned’s ownership of the Shares.

(f)

The undersigned has received, read and reviewed the Merger Agreement, has reviewed and discussed the Merger Agreement with the undersigned’s counsel and other advisors, as the undersigned deems appropriate, and understands the terms thereof. The undersigned understands that, subject and pursuant to the terms of the Merger Agreement, (i) the undersigned will only become entitled to receive the applicable Merger Consideration, as of the Closing Date and at such other times as such amounts are payable, as provided for in the Merger Agreement and upon surrender to the Company of the certificate(s) representing the Shares owned by the undersigned, together with a duly executed and delivered copy of this Letter of Transmittal.

(g)

The undersigned further acknowledges and agrees that at the Closing Date and upon the effectiveness of the exchange of the Certificate(s), all on the terms and subject to the conditions of the Merger Agreement and this Letter of Transmittal, any other letter agreement or similar agreement respecting such Certificate(s) or such Shares represented thereby are terminated and of no further force or effect without any further action.

3.	Release

In consideration of the applicable Merger Consideration to which the undersigned is entitled under and in accordance with the Merger Agreement, effective upon the Closing Date and the Effective Time, the undersigned on behalf of itself and its successors and assigns

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(the “Releasor”) hereby fully, finally and forever releases, and discharges any claim, cause of action, right, title or interest against the Purchaser, the Company, the Merger Sub and the Surviving Company, and each of their respective affiliates, successors and assigns, and each of their respective past and present directors, officers and employees and each of their respective affiliates (collectively, the “Releasees”) of, from and with respect to any and all claims, demands, covenants, actions, causes of action, fees, costs, sanctions, judgments, obligations, contracts, agreements, settlements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, which the Releasor now has, ever had or may in the future have against the Releasees, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the date of this acknowledgement, on account of or arising solely out of the undersigned’s ownership of the Shares; provided that nothing contained herein shall operate to release any obligations of the Purchaser arising under the Merger Agreement or the other agreements contemplated by the Merger Agreement. The undersigned hereby represents that it has not assigned, transferred, or otherwise hypothecated any of the claims and other items that are released in this Letter of Transmittal. The Releasor hereby represents that it has not, and hereby agrees that it will not, institute any lawsuit of any kind whatsoever, or file any complaint or charge, against the Releasees, under any federal, state or local statute, rule, regulation or principle of common law or equity with respect to the matters released hereby. Nothing herein shall derogate from the Releasor’s right to receive its pro rata share of the Merger Consideration subject to the terms set forth herein and in the Merger Agreement.

4.	Waiver of Dissenters’ Rights

Completion and delivery of this Letter of Transmittal to the Purchaser constitutes a waiver by the undersigned of any dissenters’ rights with respect to any shares of Stock owned by the undersigned under the Delaware General Corporation Law, as amended, whether or not the undersigned has previously made a written demand upon the Company or any other person. If a notice of intent to dissent and demand payment of fair value has been filed with the Company with respect to any Shares surrendered herewith, the undersigned hereby revokes such notice and elects not to demand payment of fair value of the Shares, to the full extent permitted by law. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY RIGHTS TO DISSENT AND DEMAND PAYMENT OF THE FAIR VALUE OF THEIR SHARES PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW, AS AMENDED, OR OTHERWISE.

This Letter of Transmittal shall remain in full force and effect notwithstanding dissolution of the undersigned, and shall be binding upon the successors and assignees of the undersigned and shall not be affected by, and shall survive, the dissolution of the undersigned. The undersigned agrees that the Instructions to this Letter of Transmittal constitute an integral part of this instrument and agrees to be bound thereby. Surrender of the Shares is subject to the terms, conditions, and limitations set forth in the Merger Agreement and the Instructions attached hereto.

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You are instructed to issue to the undersigned the consideration to which the undersigned is entitled in connection with the Merger as provided for and pursuant to the terms and conditions of the Merger Agreement.

Signatures of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or others acting in a fiduciary capacity must include the full title of the signer in such capacity.

5.	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Survival

The undersigned agrees that this Letter of Transmittal, and all matters arising out of or relating to this Letter of Transmittal, including without limitation, the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof). The undersigned hereby irrevocably submits to the exclusive jurisdiction of any court of competent jurisdiction located in the State of Delaware over any claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Letter of Transmittal, or the negotiation and performance of this Letter of Transmittal (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Letter of Transmittal or as an inducement to execute this Letter of Transmittal) (a “Proceeding”) and irrevocably agrees that all claims in respect of such Proceeding shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of laws that might otherwise govern under any applicable conflict of laws principles. The undersigned hereby irrevocably waives any objection which the undersigned may now or hereafter have to the laying of venue of such Proceeding brought in such court or any claim that such Proceeding brought in such court has been brought in an inconvenient forum. The undersigned hereby agrees that a judgment in such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable Law. The undersigned hereby irrevocably consents to process being served by any party to this Letter of Transmittal in any Proceeding by delivery of a copy thereof by registered mail, return receipt requested, to the address of the undersigned set forth beneath the undersigned’s signature to this Letter of Transmittal (although nothing in this Letter of Transmittal shall affect the right of the undersigned or the Purchaser, the Company, Merger Sub, the Surviving Company or any other applicable party to serve legal process in any other manner permitted by Law), and consents to the exercise of jurisdiction of the courts of the State of Delaware over it and its properties with respect to any Proceeding.

TO THE FULLEST EXTENT PERMITTED BY LAW, THE UNDERSIGNED HEREBY WAIVES ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LETTER OF TRANSMITTAL, THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE MERGER) OR THE ACTIONS OF ANY PARTY TO THE MERGER IN THE PERFORMANCE OR ENFORCEMENT HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS LETTER OF TRANSMITTAL,

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INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE UNDERSIGNED FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS, HIS, OR HER, AS THE CASE MAY BE, LEGAL COUNSEL (IF IT, HE OR SHE HAS CHOSEN TO DO SO), AND THAT THE UNDERSIGNED KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL (IF IT, HE OR SHE HAS CHOSEN TO DO SO). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.

All representations, warranties and agreements contained in this Letter of Transmittal shall survive the Merger without limitation. This Letter of Transmittal and the representations, warranties and agreements contained shall be for the benefit of and shall be enforceable against the undersigned by the Purchaser and the Surviving Company. The undersigned’s surrender of the capital stock of the Company hereby is irrevocable but will not be effective until the Closing Date.

As an intended third party beneficiary of this Letter of Transmittal, the Purchaser, the Company, the Merger Sub and the Surviving Company shall be entitled to enforce the provisions hereof and to avail themselves of the benefits of any remedy for any breach hereof by the undersigned, all to the same extent as if party hereto.

[Signature Page to Follow]

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PLEASE SIGN HERE

If Holder is a Natural Person:*	If Holder is an Entity:*

By:
Signature	Name
Its

Print Name

Email address	Email Address

Taxpayer ID No.
Social Security Number

Dated
Telephone:
Telephone:______________________________
Address:	Address: _______________________________

If Holder’s Spouse Must Sign:

Signature

Email address

Print Name

Social Security Number Address:

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INSTRUCTIONS

1. Letter of Transmittal. This Letter of Transmittal must be properly completed, duly executed, dated, and delivered or mailed to the address set forth on the first page of this Letter of Transmittal together with (a) the stock certificate(s), if any, you are surrendering in order to exchange Shares for shares of Class A Common Stock of the Purchaser in connection with the Merger (sometimes referred to herein as the “Class A Shares”) and (b) any other required documents. The method of delivering documentation is at the option and the risk of the holder. IF SENT BY MAIL, REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED. Documentation may be surrendered in person or by mail. Delivery will be deemed made when actually received by the Purchaser.

UNTIL A HOLDER HAS SURRENDERED ITS SHARES (INCLUDING ANY STOCK CERTIFICATE(S) OR AFFIDAVIT OR OTHER DOCUMENTATION RELATING TO LOSS OF STOCK CERTIFICATE(S), AS APPLICABLE), TO THE ADDRESS SET FORTH ON THE FIRST PAGE OF THIS LETTER OF TRANSMITTAL, IT WILL NOT RECEIVE THE CLASS A SHARES OF CONSIDERATION IN RESPECT OF THE MERGER AND DUE TO THE HOLDER WITH RESPECT TO THE SHARES.

You should complete one Letter of Transmittal listing all Shares registered in the same name. If any Shares are registered in different ways on several account registrations, you will need to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of Shares.

2. Signatures. The signature on this Letter of Transmittal must correspond exactly with the registered name(s) of Shares surrendered or converted unless the Shares described on this Letter of Transmittal have been assigned by the registered holder or holders thereof, in which event this Letter of Transmittal should be signed in exactly the same form as the name(s) of the last transferee(s).

For a name correction or for a change in name which does not involve a change in ownership, proceed as follows: For a correction in name, the Letter of Transmittal should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” The signature in each case should be guaranteed as described below in Instruction 3.

IMPORTANT: If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a fiduciary or representative capacity, the person signing must give his or her full title in such capacity and enclose appropriate evidence of his or her authority to so act.

3. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed if there is a name correction or a change in the name that does not involve a change in ownership as described above in Instruction 2. Signatures required to be guaranteed on this Letter of Transmittal must be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (generally a member firm of the New York Stock Exchange or any bank or trust company which is a member of the Medallion Program). Public notaries cannot execute acceptable guarantees of signatures.

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4. Endorsement. Stock certificates need NOT be endorsed or accompanied by separate, stock powers and the signature(s) need NOT be guaranteed.

5. Lost, Stolen or Destroyed Stock Certificate. In the event that any holder is unable to deliver any certificate(s) representing its Shares due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the holder should also contact the Purchaser to report the lost, stolen or destroyed certificate(s). An Affidavit of Lost Certificate on the form provided by the Purchaser must be completed in order to effectively surrender such lost, stolen or destroyed certificate(s). Surrenders hereunder regarding such lost certificate(s) will be processed only after such Affidavit of Lost Certificate has been submitted to and approved by the Purchaser.

6. Inquiries. All questions regarding appropriate procedures for surrendering Shares should be directed to the Purchaser at the mailing address or telephone number set forth on the front page.

7. Additional Copies. Additional copies of this Letter of Transmittal may be obtained from the Purchaser at the mailing address or telephone number set forth on the front page.

8. Internal Revenue Service Forms. Under United States federal income tax law, each United States stockholder receiving payment is required to provide a correct Taxpayer Identification Number on Internal Revenue Service Form W-9, and to indicate whether the stockholder is subject to backup withholding. Each non-United States stockholder should provide a properly executed applicable Internal Revenue Service Form W-8. Please see “IMPORTANT TAX INFORMATION.”

9. Miscellaneous. Any and all Letters of Transmittal or facsimiles (including any other required documents) not in proper form are subject to rejection. The terms and conditions of the Merger Agreement are incorporated herein by reference and are deemed to form part of the terms and conditions of this Letter of Transmittal.

10. Waiver of Conditions. To the extent permitted by applicable law, the Company and the Purchaser reserve the right to waive any and all conditions set forth herein and accept for exchange any Shares submitted for exchange.

[Remainder of Page Intentionally Left Blank]

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IMPORTANT TAX INFORMATION

Under United States federal income tax law, United States Holders (as defined below) of stock who are receiving any consideration in connection with the Merger are required to provide his, her or its current Taxpayer Identification Number (“TIN”). If such holder is an individual, the TIN is his or her social security number. If the holder does not provide the correct TIN or an adequate basis for an exemption, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service, and any consideration such holder receives in the Merger may be subject to backup withholding at the applicable rate (currently 24%). If withholding results in an overpayment of taxes, a refund from the Internal Revenue Service may be obtained. To prevent backup withholding on any payment made to a holder of stock in connection with the Merger Agreement, the holder is required to notify the Purchaser of his or her correct TIN by completing the enclosed Form W-9 and certifying under penalties of perjury, that the TIN provided on Form W-9 is correct. In addition, the holder must date and sign as indicated. If the holder does not provide the Purchaser with a properly completed IRS Form W-9 or otherwise establish an exemption, the Purchaser may backup withhold a portion of all cash payments made to the holder.

Certain holders (including, among others, corporations and certain foreign holders) are exempt recipients not subject to these backup withholding requirements. See the enclosed copy of the Form W-9 and the General Instructions to Form W-9. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file Form W-9, should complete and return the Form W-9.

To prevent backup withholding, holders that are not United States Holders should (i) submit a properly completed IRS Form W-8BEN or W-8BEN-E, or other applicable IRS form W-8, to the Purchaser, certifying under penalties of perjury to the holder’s foreign status or (ii) otherwise establish an exemption. IRS Forms W-8BEN and W-8BEN-E, or other applicable forms, may be obtained from the Purchaser.

For purposes of these instructions, a “United States Holder” is (i) an individual who is a citizen or resident alien of the United States, (ii) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the enclosed “General Instructions” on Form W-9 for additional information and instructions.

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EXHIBIT B

ESCROW AGREEMENT

This ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of [            ], 2019, by and among Samuel A. Calagione III (“Representative”), as the representative of the former equityholders (the “Equityholders”) of Dogfish Head Holding Company, a Delaware corporation (“Dogfish Holding”), The Boston Beer Company, Inc., a Massachusetts corporation (“Purchaser”, and together with Representative, sometimes referred to individually as “Party” or collectively as the “Parties”), and Computershare Trust Company, N.A. (the “Escrow Agent”).

WHEREAS, this Agreement is entered into in connection with (i) that certain Merger Agreement, dated as of May 8, 2019, by and among Purchaser, Canoe Acquisition Corp., Dogfish Holding, and Representative and Mariah D. Calagione, each in their individual capacities, (ii) that certain Membership Unit Purchase Agreement, dated as of May 8, 2019, by and among Purchaser, Dogfish East of the Mississippi LP, a Delaware limited partnership, and Representative and Mariah D. Calagione, each in their individual capacities, and (iii) that certain Indemnification Agreement, dated as of [            _], 2019, by and among Purchaser and Representative and Mariah D. Calagione in their individual capacities (the “Underlying Agreements”); and

WHEREAS, the Parties have agreed to deposit in escrow certain securities and wish such deposit to be subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Escrow Asset.

(a) Purchaser agrees to deposit with the Escrow Agent [            _] shares of Purchaser’s Common Stock (Purchaser’s Common Stock, along with any dividends with respect thereto the “Escrow Asset”) on the date hereof. The Escrow Agent shall hold the Escrow Asset as a book position registered in the name of Computershare Trust Company, N.A. as Escrow Agent.

(b) The Escrow Agent does not own or have any interest in the Escrow Asset but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Escrow Asset in accordance with the terms and conditions set forth herein.

(c) Escrow Shares.

i. During the term of this Agreement, Equityholders shall have the right to exercise any voting rights with respect to any of the Escrow Shares. Representative, on behalf of Equityholders, shall direct the Escrow Agent in writing as to the exercise of any such voting rights, and the Escrow Agent shall comply, to the extent it is able to do so, with any such directions of Representative. In the absence of such directions, the Escrow Agent shall not vote any of the shares comprising the Escrow Shares.

ii. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Purchaser, other than a regular cash dividend, the Escrow Asset under Section 2(a) above shall be appropriately adjusted on a pro rata basis.

(d) Dividends and Investment of Dividend Proceeds

i. Any dividends paid and the interest earned thereon with respect to the Escrow Asset shall be deemed part of the Escrow Asset and be delivered to the Escrow Agent to be deposited in a bank account and be deposited in one or more interest-bearing accounts to be maintained by the Escrow Agent in the name of the

Escrow Agent as agent for the Parties as more fully described in Section 2(d)(ii) herein. Escrow Agent shall have no responsibility or liability for any diminution of the funds that may result from any deposit made by Escrow Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party.

ii. Escrow Agent offers the custody of dividend funds placed, at the direction of the Parties, in bank account deposits. Escrow Agent will not provide any investment advice in connection with this service. During the term of this Agreement, the dividend funds shall be held in a bank account, and shall be deposited in one or more interest-bearing accounts (which shall not be time deposits) to be maintained by Escrow Agent in the name of Escrow Agent at one or more of the banks listed in Schedule 3 to this Agreement, each of which shall be a commercial bank with capital exceeding $500,000,000 (each such bank an “Approved Bank”). The deposit of the dividend funds in any of the Approved Banks shall be deemed to be at the direction of the Parties. At any time and from time to time, the Parties may direct Escrow Agent by joint written notice from Purchaser and Representative (i) to deposit the dividend funds with a specific Approved Bank, (ii) not to deposit any new amounts in any Approved Bank specified in the notice and/or (iii) to withdraw all or any of the dividend funds that may then be deposited with any Approved Bank specified in the notice. With respect to any withdrawal notice, Escrow Agent will endeavor to withdraw such amount specified in the notice as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Such withdrawn amounts shall be deposited with any other Approved Bank or any Approved Bank specified by the Parties in the notice.

iii. Escrow Agent shall pay interest on the dividend funds at a rate equal to 50% of the then current 1-month U.S. Treasury Bill rate. Such interest shall accrue to the Escrow Asset within three (3) Business Days (as defined in Section 10 hereof) of each month end. Escrow Agent shall be entitled to retain for its own benefit, as partial compensation for its services hereunder, any amount of interest earned on the dividend funds that is not payable pursuant to this Section 2(d)(iii).

3. Disposition and Termination. (a) As soon as practicable (but no later than three (3) Business Days) after the date that is ten (10) years following the date of this Agreement (the “Escrow Termination Date”), the Escrow Agent shall release the remaining portion of the Escrow Asset less any Reserved Portion (as defined herein) to Representative as provided in a joint written instruction to the Escrow Agent from the Parties. Any Reserved Portion shall continue to be held in escrow under this Agreement by the Escrow Agent until the claims contained in any Claim Notice(s) described in Section 3(b) below become resolved, even if such claims have not been finally resolved prior to the Escrow Termination Date. After the Escrow Termination Date, the Escrow Agent shall only release all or any amount of the Reserved Portion to Purchaser or Representative from the Escrow Asset pursuant to a written instruction delivered in accordance with Section 3(f) hereof.

(b) Notwithstanding anything in this Agreement to the contrary, if on or before the Escrow Termination Date, the Escrow Agent has received from Purchaser a notice (a “Claim Notice”) specifying in reasonable detail the nature and basis for a claim for indemnification pursuant to the relevant Underlying Agreements (as defined below), including the section(s) of the relevant Underlying Agreements supporting its claim, and the facts and circumstances supporting its claim, and the dollar amount of the claim, or if such amount is unknown, Purchaser’s good faith reasonable estimate of the dollar amount of such claim, in each case also expressed as a number of shares of Purchaser common stock calculated pursuant to the terms of the Underlying Agreements (the “Claimed Amount”), then the Escrow Agent shall continue to keep in escrow an amount of shares equal to the Claimed Amount set forth in such Claim Notice(s) (the “Reserved Portion”) until such Claimed Amount is resolved as provided herein. For the avoidance of doubt, the preceding sentence shall survive the Escrow Termination Date.

(c) At the time of delivery of any Claim Notice to the Escrow Agent, a duplicate copy of such Claim Notice shall be delivered by Purchaser to Representative in accordance with the notice provisions contained in the relevant Underlying Agreements.

(d) Unless Representative delivers to the Escrow Agent a notice objecting in good faith to the creation of the Reserved Portion (or any amount thereof), or the claim contained in the Claim Notice (the “Contest Notice”) within thirty (30) calendar days of Representative receiving the relevant Claim Notice pursuant to Section 3(c) hereof, the Escrow Agent shall, upon written request from Purchaser, promptly liquidate that portion of the Escrow Asset equal to

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the Claimed Amount as set forth in such Claim Notice and deliver such amount to Purchaser after prior written notice to Representative. Escrow Agent shall continue to hold in escrow any contested Claimed Amount until release is otherwise authorized pursuant to Section 3(e) hereof. If any Contest Notice includes an objection to only a portion of a Claimed Amount, the Escrow Agent shall promptly release to Purchaser an amount from the Escrow Asset equal to the portion of the Claimed Amount in relation to which there is no objection after prior written notice to Representative.

(e) In the event that Representative shall deliver a Contest Notice in accordance with Section 3(d) hereof, Representative and Purchaser shall negotiate in good faith for a period of thirty (30) days after delivery of the Contest Notice to Purchaser in an effort to settle the claim contained in the relevant Claim Notice or agree on the appropriate Reserved Portion, if any, to be applied against the Escrow Asset pursuant to the relevant Claim Notice. The Escrow Agent shall make payment with respect any Claimed Amount subject to such Contest Notice only in accordance with: (i) any joint written instructions executed by both Representative and Purchaser; or (ii) a written notification from Purchaser of a final and non-appealable decision, order, judgment or decree of a court of competition jurisdiction or an arbitrator, which notification shall attach a copy of such final and non-appealable decision, order, judgment or decree (a “Final Order”). The Escrow Agent shall be entitled to rely on any such joint written instructions or Final Order and upon receipt thereof shall promptly liquidate and distribute that portion of the remaining Escrow Asset as instructed in such joint written instructions or Final Order.

(f) Notwithstanding anything to the contrary in this Agreement, if at any time prior to the Escrow Termination Date, the Escrow Agent receives joint written instructions from Representative and Purchaser, or their respective successors or assigns, as to the disbursement of all or any portion of the Escrow Asset, in accordance with the Underlying Agreements or otherwise, the Escrow Agent shall disburse such amount pursuant to such joint written instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any joint written instructions unless and until the Escrow Agent is satisfied, in its reasonable discretion, that the persons executing said joint written instructions are authorized to do so.

(g) Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the then current market value of the remaining Escrow Asset, the Escrow Agent shall release the remaining portion of the Escrow Asset and shall have no liability or responsibility to the Parties for any deficiency.

(h) Upon delivery of any and all remaining Escrow Asset by the Escrow Agent, this Agreement shall terminate, subject to the provisions of Section 6 and Section 7.

4. Escrow Agent. (a) The Escrow Agent shall have only those duties as are specifically and expressly set forth in this agreement on its part to be performed, which shall be deemed purely ministerial in nature, and no other duties or obligations of any kind shall be implied nor read into this Agreement against or on the part of the Escrow Agent. The Escrow Agent accepts the duties and responsibilities under this Agreement as agent only, and no trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as trustee. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation, the Underlying Agreements, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreements, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control only in connection with any matter related to the Escrow Agent. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Asset, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 10 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Asset nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

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(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, are ambiguous or conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

5. Succession. (a) The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Asset (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 7 hereunder. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold any cash in its possession or an amount of shares equal to any dollar amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Agreement divided by the closing price per share on the New York Stock Exchange for Purchaser’s common stock on the immediately preceding trading day.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6. Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable as set forth on Schedule 2. All amounts owing on Schedule 2 shall be paid by Purchaser. The Escrow Agent shall also be entitled to payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. If payment is not received when due, the Escrow Agent shall be entitled to draw down on the Escrow Asset in order to effect such payment and may sell, liquidate, convey or otherwise dispose of any investment for such purpose. This Section 6 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

7. Indemnity. (a) Subject to Section 7(c) below, Escrow Agent shall be liable for any losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigations, investigations, costs or expenses (including without limitation, the fees and expenses of outside counsel and experts and their staffs and all expenses of document location, duplication and shipment)(collectively “Losses”) only to the extent such Losses are determined by a court of competent jurisdiction to be a result of Escrow Agent’s gross negligence or willful misconduct; provided, however, that any liability of Escrow Agent will be limited to direct damages sustained by a Party to this Agreement which in the aggregate shall not exceed the value of the Escrow Asset held by the Escrow Agent.

(b) The Parties shall jointly and severally indemnify and hold Escrow Agent harmless from and against, and Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement, except to the extent of liability described in Section 7(a) above.

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(c) Without limiting the Parties’ indemnification obligations set forth in Section 7(b) above, neither the Parties nor the Escrow Agent shall be liable for any incidental, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

(d) This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

8. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.1

(a) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Certification and Tax Reporting. The Parties, if applicable, have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. All interest or other income earned under this Agreement shall be allocated to Representative and reported, as and to the extent required by law, by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow Asset by Purchaser whether or not said income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent and warrant to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9. Notices. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Asset, including but not limited to transfer instructions (all of which shall be specifically governed by Section 10 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile or other electronic transmission (including e-mail);

(b) by overnight courier; or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

[1]	Note: Please provide required KYC documentation request relevant to Representative.

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If to Representative:	Samuel A. Calagione III c/o Sageworth 1861 Santa Barbara Drive
Lancaster, Pennsylvania 17601
Attn: Kyle Groft
Email: kgroft@sageworth.com

With a copy to:	McDermott Will & Emery LLP
500 North Capitol Street NW
Washington, DC 20001
Attention: Marc Sorini and Tom Conaghan
Email: msorini@mwe.com; tconaghan@mwe.com

If to Purchaser:	The Boston Beer Company, Inc.
One Design Center Place, Suite 850
Boston, MA 02210
Attention: Tara L. Heath, Vice President, Legal and Deputy General Counsel
Email: tara.heath@bostonbeer.com

With a copy to:	Nixon Peabody
Exchange Place 53 State Street
Boston, MA 02109
Attention: Frederick H. Grein, Jr.
Email: fgrein@nixonpeabody.com

If to the Escrow Agent:	Computershare Trust Company, N.A.
8742 Lucent Boulevard, Suite 225
Highlands Ranch, CO 80129
Facsimile No. (303) 262-0608
Attention: Rose Stroud
Email: corporate.trust@computershare.com and rose.stroud@computershare.com

With a copy to:	Computershare Trust Company, N.A.
480 Washington Boulevard
Jersey City, NJ 07310
Attention: General Counsel
Facsimile: (201) 680-4610

Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

10. Security Procedures. Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution, including but not limited to any transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Asset, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Escrow Agent in accordance with Section 9 and as further evidenced by a confirmed transmittal to that number.

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(a) In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by telephone call-back to any one or more of Purchaser’s executive officers, (“Executive Officers”), as the case may be, which shall include the titles of President, Chief Executive Officer, Controller, General Counsel and Chief Financial Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

(b) Seller acknowledges that the Escrow Agent is authorized to deliver the Escrow Asset to the custodian account or recipient designated by the Seller in writing.

Purchaser acknowledges that the Escrow Agent is authorized to deliver the Escrow Asset to the address provided for notice to Purchaser or any address provided in a Claims Notice.

11. Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

12. Miscellaneous. Except for transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 5, without the prior consent of the Escrow Agent and the other parties. This Agreement shall be governed by and construed under the laws of the State of New York. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. The Parties and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Asset escrowed hereunder.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

REPRESENTATIVE

By:

Name: Samuel A. Calagione III

THE BOSTON BEER COMPANY, INC.

By:

Name:

Title:

Telephone:

COMPUTERSHARE TRUST COMPANY, N.A.

as Escrow Agent

By:

Name:

Title:

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SCHEDULE 12

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Escrow Asset Transfer Instructions

If from Representative:

	Name	Telephone Number	Signature
1.	Samuel A. Calagione III

If from Purchaser:

	Name	Telephone Number	Signature
1.

2.

3.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Escrow Asset Transfer Instructions

If from Representative:

	Name	Telephone Number
1.	Samuel A. Calagione III

If from Purchaser:

	Name	Telephone Number
1.

2.

3.

SCHEDULE 2

(TO BE CONFIRMED BASED ON TERMS, VALUE, VOLUMES AND TIMING)

Schedule of Fees for Escrow Agent Services

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Computershare Trust Company, N.A.

Escrow Agent Fee Schedule

Account Negotiation and Set Up Fee	*

Annual Administration Fee	*
(per year or part thereof)

Legal and Out-of-Pocket Expenses	At cost
(Postage, Stationery, etc.)

Overnight Delivery Charges	At cost

The foregoing fees are exclusive of all applicable taxes, costs for extraordinary services or events, and of reasonable legal costs and out-of-pocket expenses that may be incurred. Additional charges will be imposed for services not specifically priced or for extraordinary events, including, but not limited to, claims, threatened or actual litigation or default situations. Fees are subject to adjustment should activity levels justify it. Fees are subject to acceptance by Computershare’s new business acceptance committee, and receipt of all required documentation for us to comply with any applicable anti-money laundering and anti-terrorism regulation, policy or guideline. Interest may be charged on overdue invoices.

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SCHEDULE 3

APPROVED BANKS

Bank of America

BMO Harris Bank, N.A.

ANZ

Societe Generale

Fifth Third Bank

Bank of the West

PNC Bank NA

Huntington Bank

BNP Paribas

BB&T

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EXHIBIT C

THE BOSTON BEER COMPANY, INC.

EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into by and between THE BOSTON BEER COMPANY, INC., a Massachusetts corporation with its principal place of business at One Design Center Place, Suite 850, Boston, Massachusetts 02210 (“Parent”), for itself and on behalf of all of its subsidiaries and affiliates, including but not limited to Boston Beer Corporation, Off Centered Way, LLC, American Craft Brewery LLC, Angry Orchard Cider Company LLC, and A&S Brewing Collaborative LLC (collectively, the “Company”), on the one hand, and Samuel A. Calagione III, an executive employee of the Company (“Mr. Calagione” or “you”), on the other, effective as of [                    ], 2019 (the “Effective Date”).

This Agreement is being entered into between Mr. Calagione and Parent in connection with the acquisition by Parent of all of Mr. Calagione’s beneficial interests in Off Centered Way LLC, a Delaware limited liability company (“OCW”), of which he is a founder and principal owner (the “Acquisition”).

In consideration of the employment of Mr. Calagione by the Company, Mr. Calagione’s eligibility to participate in the Company’s Employee Equity Incentive Plan as set forth therein, the training provided to Mr. Calagione, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Calagione hereby agrees with the Company as follows:

1. Employment and Term. The Company hereby agrees to employ Mr. Calagione, and Mr. Calagione hereby accepts employment by the Company, reporting directly to the Company’s Chief Executive Officer, on the terms and conditions hereinafter set forth. Mr. Calagione’s term of employment by the Company under this Agreement (the “Term”) shall commence on the Effective Date and end on the date on which the term of employment is terminated in accordance with Section 7.

2. Duties.

(a) Mr. Calagione shall initially have overall responsibility for managing the Company’s Dogfish Head brand family and integrating such brand family into the Company’s brand portfolio and product innovation. As such, Mr. Calagione’s title shall initially be “Founder and Brewer, Dogfish Head Brewery.” In his capacity of Founder and Brewer, Dogfish Head Brewery, Mr. Calagione will perform duties and responsibilities that are commensurate with that position and such other duties as may be assigned to him from time to time by the Chief Executive Officer.

(b) If so elected, Mr. Calagione agrees to serve on Parent’s Board of Directors (the “Board”) and to perform the duties expected of a director of a public company. It is anticipated that Mr. Calagione will be elected to the Board as a Class B Director not later than Parent’s 2020 Annual Meeting. By his signature hereunder, C. James Koch (“Mr. Koch”), the sole holder of the Parent’s issued and outstanding Class B Common Stock, agrees to elect Mr. Calagione as a Class B Director annually at each of the Parent’s Annual Meetings in the years 2020 through 2029, on

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the condition that Mr. Calagione is then still an employee of the Company. Mr. Calagione agrees to resign as a Class B Director upon the termination of his employment with the Company, if so requested by Mr. Koch. Until he is elected to the Board, Mr. Calagione will have “observer” rights to attend all scheduled and unscheduled, physical and telephonic Board meetings and will receive notice of same at the same time and by the same method as the members of the Board.

(c) For so long as he is employed by the Company, except as otherwise provided herein, Mr. Calagione shall devote himself to the affairs of the Company on a full business time basis and shall not engage in any other business activities, which, either singly or in the aggregate, materially interfere with his duties to the Company. Mr. Calagione agrees to perform his duties diligently, competently and in the best interests of the Company.

(d) Mr. Calagione acknowledges and agrees that he is deemed by Parent to be an “officer” of Parent and, accordingly, he is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. In addition, Mr. Calagione acknowledges and agrees that he is an “affiliate” and subject to the requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, and the Parent’s Directors & Officers Open Trading Window Policy.

(e) Notwithstanding the provisions of paragraph (d) above, the Company specifically agrees that Mr. Calagione may spend up to ten percent (10%) of his business time pursuing the exploitation of the international production and distribution of the Dogfish Head brand family, in accordance with the License Agreement entered into between one of his affiliates and Dogfish Head Marketing LLC on May 8, 2019 (the “License”).

(f) Beginning October 1, 2019, Mr. Calagione is expected to spend up to thirty percent (30%) of his business time at the Company’s offices located at One Design Center Place, Suite 850, Boston, Massachusetts 02210.

3. Compensation.

(a) In consideration for the performance by Mr. Calagione of his duties hereunder, the Company shall pay to Mr. Calagione such compensation as may be approved from time to time by the Board and the Board’s Compensation Committee (the “Compensation Committee”), which Mr. Calagione agrees to accept in full payment for his services. Mr. Calagione shall also be entitled to participate in such employee incentive programs as shall be adopted from time to time by the Company for its employees generally, subject to such eligibility requirements and other restrictions and limitations contained in such programs. Such compensation shall include an annual salary, paid to Mr. Calagione in accordance with the Company’s usual payroll practices (the “Base Salary”), and such annual bonus as the Company, in its sole discretion, elects to pay Mr. Calagione, if any.

(b) Until subsequently adjusted by the Compensation Committee, Mr. Calagione’s base salary shall be at the annual rate of $427,450.00 and his target bonus for 2019 shall be one hundred percent (100%) of his base salary. The actual bonus to be paid to Mr. Calagione for 2019 shall be determined by the Compensation Committee at the Committee’s February 2020 meeting, based on its assessment of Company 2019 performance and the bonus structure approved by the Committee at its February 2019 meeting which includes that a participant may receive up to two hundred fifty percent (250%) of target payout for overachievement under the bonus program.

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(c) Mr. Calagione understands that any long-term equity grants under the Company’s Employee Equity Incentive Plan are subject to the discretion of the Compensation Committee and the Board.

(d) Mr. Calagione understands that he is not entitled to additional compensation for service on the Board.

4. Employee Benefits; Fringe Benefits and Perquisites.

(a) Benefits. Mr. Calagione shall be entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Mr. Calagione’s satisfaction of all applicable eligibility conditions of such plans, programs, and arrangements. Nothing herein shall be construed to limit the Company’s ability to amend or terminate any employee benefit plan or program in its sole discretion.

(b) Fringe Benefits; Perquisites. During the Term, Mr. Calagione shall be entitled to participate in all fringe benefits and perquisites made available to other employees of the Company, subject to Mr. Calagione’ satisfaction of all applicable eligibility conditions to receive such fringe benefits and perquisites.

(c) Vacation. During the Term, Mr. Calagione shall be entitled to paid time off in accordance with the Company’s PTO policy, as from time to time in effect. For purposes of such policy, Mr. Calagione shall be credited with his time as an employee of OCW or any of its affiliates.

(d) Controlling Document. To the extent there is any inconsistency between the terms of this Agreement and the terms of any plan or program under which compensation or benefits are provided hereunder, this Agreement shall control to the extent legally permissible. Otherwise, Mr. Calagione shall be subject to the terms, conditions and provisions of the Company’s plans and programs, as applicable.

5. Proprietary Information. Mr. Calagione hereby acknowledges that the techniques, recipes, formulas, programs, processes, methods, technology, designs and production, distribution, business and marketing plans, business methods and manuals, sales techniques and strategies, financial data, training methods and materials, pricing programs, customer information, contracts or other arrangements, and any other information of value to the Company that is not generally known to the public or the Company’s competitors (collectively, “Proprietary Information”), including any such information developed by Mr. Calagione during the course of his employment with the Company, are of a confidential and secret character, of great value and propriety to the Company. The Company shall give or continue to give Mr. Calagione access to the foregoing categories of Proprietary Information as appropriate and necessary to Mr. Calagione’s job duties, so long as Mr. Calagione continues to provide services to the Company, and permit Mr. Calagione to work thereon and become familiar therewith to whatever extent the Company in its sole discretion determines. Mr. Calagione agrees that, without the prior written

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consent of the Company, he shall not, during his employment with the Company or at any time thereafter, divulge to anyone or use to his benefit or to the benefit of any other person or entity, any Proprietary Information, unless such Proprietary Information shall be in the public domain in a reasonably integrated form through no fault of Mr. Calagione. Mr. Calagione further agrees (i) to take all reasonable precautions to protect from loss or disclosure all documents supplied to Mr. Calagione by the Company and all documents, notebooks, materials and other data relating to any work performed by Mr. Calagione or others relating to or containing the Proprietary Information, (ii) not to make any copies of any of these documents, notebooks, materials and data, without the prior written permission of the Company, and (iii) upon termination for whatever reason of Mr. Calagione’s employment with the Company, or at any other time as requested by the Company, to deliver these documents, notebooks, materials and data forthwith to the Company, and to delete any copies of electronic information that may remain in Mr. Calagione’s possession after the provision of copies thereof to the Company. Proprietary Information includes information in hard copy and electronic formats. The non-use and non-disclosure restrictions set forth herein apply to any and all forms of information transmittal, including transmittal through any and all forms of social media.

6. Covenant Not-to-Compete.

(a) During the period commencing on the date hereof and continuing until the expiration of one (1) year from the date on which Mr. Calagione’s employment with the Company terminates (the “Restricted Period”), Mr. Calagione shall not, without the prior written consent of the Company, which consent the Company may grant or withhold in its sole discretion, directly or indirectly, for his own account or the account of others, in any geographic areas in which Mr. Calagione provided services to the Company, or about which Mr. Calagione obtained Proprietary Information, during the last two years of his employment by the Company, as an employee, consultant, partner, officer, director or stockholder (other than a holder of less than five percent (5%) of the issued and outstanding stock or other equity securities of an issuer whose securities are publicly traded) engage in the importing, production, marketing, sale or distribution to distributors of any beer, malt beverage, hard cider or product produced by the Company at any time during Mr. Calagione’s tenure as an employee of the Company (i) which is either produced outside of the United States and imported into the United States or produced within the United States and (ii) which has a wholesale price within twenty-five percent (25%) of the wholesale price of any of the Company’s products, including but not limited to products marketed under the trade names SAMUEL ADAMS, TWISTED TEA, ANGRY ORCHARD, TRULY, DOGFISH HEAD and such other trade names as the Company may use to market its products during Mr. Calagione’s employment with the Company. Mr. Calagione acknowledges that he has read and understands this provision, and that he has agreed to it knowingly and voluntarily, in order to obtain the benefits provided to Mr. Calagione by the Company. Notwithstanding the foregoing, in the event that you breach your fiduciary duty to the Company, and/or you have unlawfully taken, physically or electronically, property belonging to the Company, the Restricted Period shall be twenty-four (24) months from the date of your employment termination.

(b) Notwithstanding the provisions of paragraph (a) above, Mr. Calagione shall not be restricted from exercising his rights under the License. For the avoidance of doubt, even after the termination of this Agreement pursuant to Section 6 or otherwise, Mr. Calagione will not be restricted from manufacturing, distributing, selling, marketing or otherwise exploiting the Dogfish Head brand outside of the United States and Canada, even if such activities constitute competition with the Company.

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(c) The provisions of paragraph (a) above shall also not restrict the right of Mr. Calagione to manufacture and distribute Dogfish Head brand family products in the United States and Canada, in competition with products in the Samuel Adams brand family, if Mr. Calagione resigns from the Company and from the Board and reacquires all rights to the Dogfish Head brand family, in connection with a Change of Control of Parent prior to the expiration of twenty-four (24) months from and after the date of this Agreement.

7. Termination. The date upon which this Agreement is terminated pursuant to this Section 7 or otherwise is the “Termination Date”.

(a) Termination upon Death. This Agreement shall terminate automatically upon Mr. Calagione’s death.

(b) Termination Due to Mr. Calagione’s Disability. Mr. Calagione’s employment and the Term shall terminate ten (10) days after the Company gives written notice to Mr. Calagione of the termination of Mr. Calagione’s employment by the Company due to Mr. Calagione’s Disability. “Disability” means: (i) Mr. Calagione is unable due to a medically determinable physical or mental condition to perform the essential functions of his position, with or without a reasonable accommodation, for six (6) months in the aggregate during any twelve (12) month period; or (ii) two licensed physicians, at least one of whom is reasonably acceptable to both Mr. Calagione (or Mr. Calagione’s legal representative) and the Board have certified to the Company in writing that due to a medically determinable physical or mental condition, Mr. Calagione will be unable to perform the essential functions of his position, with or without a reasonable accommodation, for a period of six (6) months in the aggregate during the twelve (12) month period immediately following such certification. Termination of Mr. Calagione’s employment by the Company due to Mr. Calagione’s Disability shall constitute a termination without Cause.

(c) Termination for Cause. The Company may at any time, by written notice to Mr. Calagione, terminate Mr. Calagione’s employment hereunder for Cause. For purposes hereof, the term “Cause” shall mean: (i) Mr. Calagione’s material breach of this Agreement, which, if curable, remains uncured or continues after sixty (60) days’ written notice by the Company thereof; (ii) the conviction of, or entry of a plea of guilty or nolo contendere to, (A) any crime constituting a felony in the jurisdiction in which committed, (B) any crime of moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, or fraud (whether or not a felony); (iii) Mr. Calagione’s material negligence or dereliction in the performance of, or failure to perform Mr. Calagione’s duties of employment with the Company, which remains uncured or continues after sixty (60) days’ notice by the Company thereof, provided, however, that in the event the Chief Executive Officer or the Board of the Parent issues Mr. Calagione a lawful directive and Mr. Calagione does not comply with the directive, such non-compliance shall not constitute “Cause”; or (iv) any willful conduct, action or behavior by Mr. Calagione that is materially damaging to the Company, whether to the business interests, finance or reputation.

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(d) Termination without Cause. The Company may terminate the Executive’s employment without Cause at any time upon ninety (90) days’ written notice.

(e) Resignation with or without Good Reason.

(i) This Agreement and Mr. Calagione’s employment hereunder may be terminated by Mr. Calagione with or without Good Reason at any time upon ninety (90) days written notice to the Company.

(ii) For purposes of this Agreement, “Good Reason” means any of the following that has not been approved in writing in advance by Mr. Calagione: (A) a material diminution of Mr. Calagione’s titles, duties, responsibilities, authorities or reporting relationship or obligations, as set forth in this Agreement, including, but not limited to, Mr. Calagione no longer reporting directly to the Chief Executive Officer of the Company; (B) the failure of C. James Koch to elect Mr. Calagione as a Class B member of the Board of the Parent during the years 2020-2029, as long as Mr. Calagione is employed by the Company; (C) a material reduction in Mr. Calagione’s Base Salary or target cash bonus; (D) subject to Section 2(f) above, relocation of Mr. Calagione’s principal place of employment by more than fifty (50) miles from his current offices in Milton, Delaware; (E) a material breach by the Company of this Agreement or any other agreement between the Company or the Board and Mr. Calagione; or (F) a Change in Control. Notwithstanding the foregoing, “Good Reason” for Mr. Calagione to resign shall not exist unless: (X) Mr. Calagione provides the Company with written notice of the condition giving rise to Good Reason; (Y) the Company fails to remedy such condition within thirty (30) days after its receipt of such written notice; and (Z) Mr. Calagione resigns within sixty (60) days after the cure period has lapsed. Any resignation or termination pursuant to this section 7(e) shall not constitute a breach of this Agreement by either party.

(f) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred at such time as C. James Koch and/or members of his family cease to control a majority of Parent’s issued and outstanding Class B Common Stock or the Company enters into an agreement or agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all or substantially all of the Company’s brands.

8. Compensation upon Termination. Other provisions of this Agreement notwithstanding, upon the occurrence of an event described in Section 7, the parties shall have the following rights and obligations:

(a) Death. If Mr. Calagione’s employment is terminated during the Term by reason of Mr. Calagione’s death, the Company shall pay to Mr. Calagione’s estate the Accrued Benefits. “Accrued Benefits” means: (i) the accrued but unpaid Base Salary through the Termination Date, payable within thirty (30) days following the Termination Date; (ii) reimbursement for any unreimbursed expenses incurred through the Termination Date, payable within thirty (30) days following the Termination Date; (iii) accrued but unused vacation days; and (iv) all other payments, benefits, or fringe benefits to which Mr. Calagione shall be entitled as of the Termination Date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

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(b) Disability. If the Company terminates Mr. Calagione‘s employment because of his Disability, the Company shall pay to Mr. Calagione the Accrued Benefits. If the Company terminates Mr. Calagione’s employment because of his Disability, the Company shall also pay to Mr. Calagione a pro-rata portion of the target amount of the annual cash bonus for the year in which the termination occurs based on the number of days in such year through the Termination Date, payable within thirty (30) days following the Termination Date.

(c) Termination for Cause or Resignation without Good Reason. If Mr. Calagione’s employment is terminated by the Company for Cause, or by Mr. Calagione without Good Reason, then: (i) the Company shall pay Mr. Calagione the Accrued Benefits; and (ii) Mr. Calagione shall immediately forfeit as of the Termination Date any unpaid annual cash bonuses.

(d) Termination without Cause or Resignation for Good Reason. If Mr. Calagione’s employment is terminated by the Company without Cause, or Mr. Calagione resigns for Good Reason, then: (i) the Company shall pay to Mr. Calagione the Accrued Benefits; and (ii) the Company shall pay any annual cash bonuses that are unpaid as of the Termination Date.

9. Non-Solicitation of Customers and Employees.

(a) During the Restricted Period, Mr. Calagione agrees that he will not, directly or indirectly, for his own account or on behalf of any other person or entity, (a) solicit, call upon or accept business from, any customer of the Company with whom Mr. Calagione (or any person supervised or directed by Mr. Calagione) has had direct personal contact, or about whom Mr. Calagione has learned Proprietary Information or other business information in the course of Mr. Calagione’s employment by the Company (a “Restricted Customer”); or (b) interfere with the business relationship between the Restricted Customer and the Company; or (c) solicit, induce, persuade or hire, or attempt to solicit, induce, persuade or hire, or assist any third party in the solicitation, inducement, persuasion or hiring of, any employee of the Company who worked for the Company during Mr. Calagione’s tenure with the Company, to leave the employ of the Company.

(b) Notwithstanding the provisions of paragraph (a) above, Mr. Calagione shall not be restricted from exercising his rights under the License. For the avoidance of doubt, even after the termination of this Agreement pursuant to Section 6 or otherwise, Mr. Calagione will not be restricted from soliciting, calling upon or accepting business from any customer who would otherwise be a Restricted Customer in connection with the manufacture, distribution, sale, marketing or otherwise exploitation of the Dogfish Head brand outside of the United States and Canada.

10. Mr. Calagione Acknowledgements. Mr. Calagione hereby acknowledges and agrees that:

(a) It is the practice and policy of the Company to provide its employees with Proprietary Information regarding the business of the Company, to a greater extent than other companies, in order to achieve success as a company, and in order to assist Mr. Calagione in achieving success as an employee. Such Proprietary Information concerns, among other things, information and data relating to geographic territories and customers throughout the areas in which the Company conducts its business. Accordingly, the geographic areas and proscribed activities specified in Section 4 hereof are reasonable, and no greater than necessary, for the protection of the Company’s legitimate business interests;

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(b) Mr. Calagione received this Agreement for his consideration by the earlier of Mr. Calagione’s receipt of a formal offer of employment or ten (10) business days before Mr. Calagione’s start date; and

(c) Mr. Calagione acknowledges, and the Company and Mr. Calagione agree, that Mr. Calagione shall have the right to consult with an attorney prior to signing this Agreement.

11. Works Made for Hire. Mr. Calagione agrees that all works of authorship, literary works (including computer programs), audiovisual works, translations, compilations, and any other written materials, including, but not limited to, copyrightable works (the “Works”) which are originated or produced by Mr. Calagione (solely or jointly with others) during his working hours with the Company, in whole or in part, within the scope of, or in connection with, his employment by the Company will be considered “works made for hire” as defined by the U.S. Copyright Act (17 USC §101, as amended). All such works made for hire are and will be the exclusive property of the Company and Mr. Calagione agrees to treat any such work as Proprietary Information. In the event that any Works are not deemed to be “works made for hire,” Mr. Calagione hereby assigns all of his right, title, and interest in and to such Works, including but not limited to, the copyrights therein, to the Company, and agrees to execute any additional agreements or documents the Company reasonably determines are necessary to effectuate the assignment of his right, title and interest in such Works to the Company. This Section 11 notwithstanding, the books and other publications authored or co-authored by Mr. Calagione before the Effective Date that are listed on Schedule 1 attached hereto will remain Mr. Calagione’s and, if applicable, his co-author’s, property and will not be considered a “Work Made for Hire.” Books and other publications authored or co-authored by Mr. Calagione while he remains an employee of the Company will be subject to the provisions of this Section 11 and such applicable policies, as may be adopted from time to time by the Board.

12. Non-Disparagement. The parties to this Agreement (including the Parent) agree that during Mr. Calagione’s employment by the Company, and during the Restricted Period and at any time thereafter, the parties shall not make any statement, verbally or in writing, or via social media, or take any action, which has the purpose or effect of disparaging the other, including their respective companies, or employees or products, to any person or entity who does, or could reasonably be expected to do, business with the parties, to the media, or to their respective employees or former employees.

13. No Conflicting Obligation. Mr. Calagione hereby represents and warrants to the Company that Mr. Calagione (a) is not presently under and will not in the future become subject to any obligation to any person, entity or prior employer which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way Mr. Calagione’s performance of his employment with the Company, and (b) has not disclosed and will not disclose to the Company, nor use for the Company’s benefit, any confidential information and trade secrets of any other person or entity, including any prior employer.

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14. Training Expense. The Company will provide Mr. Calagione with training to assist Mr. Calagione in the performance of his duties as an employee of the Company, including but not limited to the provision of training materials, training courses and supervision by experienced employees of the Company. Mr. Calagione agrees, in the event of Mr. Calagione’s voluntary separation of his employment or the termination of employment by the Company for cause (as defined above), to pay the Company (unless otherwise agreed upon at time of training) $1,000 for each day of training and/or any orientation course provided or paid for by the Company to Mr. Calagione within the last five (5) years prior to the date of termination as a means of reimbursing the Company for such training. Such payment shall be deducted from any monies owed to Mr. Calagione at the time of his termination, including wages, bonuses, and/or commissions, and the balance, if any, owed by Mr. Calagione shall be paid by Mr. Calagione promptly as may be required by law. Such reimbursement shall be in addition to any other remedy at law or in equity which the Company may have for Mr. Calagione’s breach of this Agreement.

15. Entire Agreement; Modification. This Agreement contains the entire understanding and agreement between the Company and Mr. Calagione with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by both parties. No action or course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Agreement or of such terms and conditions on any other occasion.

16. Severability. Mr. Calagione and the Company hereby expressly agree that the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid, in whole or in part, the remaining provisions shall remain in full force and effect, and any such provision or covenant shall nevertheless be enforceable as to the balance thereof to the extent determined by a court of competent jurisdiction. It is the intent of the parties that if a court of competent jurisdiction determines that any provision of this Agreement is overly broad in any respect, that such court blue-pencil such provision and enforce the provision to the extent the court determines is reasonable.

17. At-Will Status; Binding Effect; Benefit. Mr. Calagione is at all times an “at-will” employee of the Company, and nothing herein shall be construed to vary the “at-will” status of your employment. Sections 3 through 12 and of this Agreement shall survive its termination and the termination of Mr. Calagione’s employment by the Company.

18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered and have the force and effect of an original.

19. Governing Law. The Company is incorporated in, and has its headquarters located in, the Commonwealth of Massachusetts, and Mr. Calagione’s employment with the Company is administered from the Company’s Massachusetts headquarters. Accordingly, the validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute between Mr. Calagione and the Company shall be litigated exclusively in the state or federal courts of the

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Commonwealth of Massachusetts, to whose jurisdiction Mr. Calagione hereby agrees to submit; provided, however, that if the dispute concerns the restrictive covenant set forth in Section 6, the action shall be venued in Suffolk County, Massachusetts, or, if applicable, the federal district court in Boston, Massachusetts. This Agreement shall be considered a sealed instrument under Massachusetts law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the undersigned have hereunto set their hands and seals in Boston, Massachusetts, all as of the date set forth below.

THE BOSTON BEER COMPANY, INC.

By:	X
David A. Burwick, President & CEO	Signature of Mr. Calagione

Date	Print Name of Mr. Calagione

Date

For purposes of Section 2(b) only:
Signature of Mr. Koch

Date

SCHEDULE 1

Mr. Calagione’s Existing Books and Publications

The following existing publications, including all editions (existing or future) of any of the following:

•	Project Extreme Brewing

•	Off-Centered Leadership

•	He Said Beer, She Said Wine

•	Extreme Brewing: An Introduction to Brewing Craft Beer at Home

•	Brewing Up a Business

Mr. Calagione is in the process of authoring a book in celebration of the 25th anniversary of the Dogfish Head business (occurring in 2020).

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

THE BOSTON BEER COMPANY, INC.,

SCIV IRREVOCABLE TRUST U/A/D 12/23/07 A/K/A SAMUEL A CALAGIONE III

AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O SAMUEL A

CALAGIONE IV DATED DECEMBER 23, 2007,

GCC IRREVOCABLE TRUST U/A/D 12/23/07 A/K/A SAMUEL A CALAGIONE III

AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O GRIER C CALAGIONE

DATED DECEMBER 23, 2007,

THE CALAGIONE DYNASTY TRUST DATED NOVEMBER 12, 2018,

THE CALAGIONE FAMILY TRUST DATED DECEMBER 14, 2016,

AMENDMENT NUMBER ONE AND RESTATEMENT OF REVOCABLE TRUST OF

SAMUEL A. CALAGIONE III DATED NOVEMBER 12, 2018

AND

SAMUEL A. CALAGIONE III (AS THE HOLDER REPRESENTATIVE)

DATED [•], 2019

Exhibit A – Names and Addresses of the Holders

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [•], 2019 (the “Effective Date”) by and among The Boston Beer Company, Inc., a Massachusetts corporation (the “Company”), and the individuals/entities identified on Exhibit A hereto (collectively, the “Holders” and, each individually, a “Holder”). The Company and the Holders are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party.”

WHEREAS, the Parties desire to enter into this Agreement in order for the Company to grant limited registration rights to the Holders in respect of the shares of Class A Common Stock of the Company held by such Holders as further set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Change of Control Event” means the occurrence of any event whereby Mr. C. James Koch, together with his family members and/or Affiliates, ceases to own, in the aggregate, a majority of the issued and outstanding shares of Class B Common Stock of the Company or the Company enters into an agreement or agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all or substantially all of the Company’s and its Affiliates’ brands.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Designated Courts” has the meaning set forth in Section 3.10 below.

“Effective Date” has the meaning set forth in the preamble.

“Electronic Delivery” has the meaning set forth in Section 3.09 below.

“Governmental Authority” means any federal, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“Holder(s)” has the meaning set forth in the preamble.

“Holder Representative” means Samuel A. Calagione III.

“Merger Agreement” means that certain Merger Agreement by and among the Company, Canoe Acquisition Corp., the Holder Representative, Ms. Mariah D. Calagione and Dogfish Head Holding Company, a Delaware corporation.

“MUPA” means that certain Membership Unit Purchase Agreement by and among the Company, the Holder Representative, Ms. Mariah D. Calagione and Dogfish East of the Mississippi LP, a Delaware limited partnership.

“Party” or “Parties” each has the respective meaning set forth in the preamble.

“Person” means an association, a corporation, an individual, a partnership, a limited liability company, a limited partnership, limited liability partnership, a trust or any other entity or organization or a Governmental Authority.

“Register” means the filing of a Registration Statement with the SEC, and the declaration of effectiveness thereof, for securities under the Securities Act.

“Registrable Securities” means the shares of Class A Common Stock of the Company received by each Holder (and issued in each Holder’s name) as of the Effective Date in connection with the Merger Agreement and/or the MUPA; provided, however, that any such shares will cease to be Registrable Securities when (i) a Securities Act registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are sold pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, (“Rule 144”), (iii) after such time as the Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information requirements pursuant to Rule 144 and the issuer thereof has caused its transfer agent to remove any legends notated on the Registrable Securities, or (iv) this Agreement is terminated in accordance with the terms set forth in Section 3.01 below.

“Registration Statement” means a registration statement contemplated by Section 2.02 of this Agreement, including, any prospectus, amendments and supplements to such registration or prospectus, including further pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“SEC” has the meaning set forth in Section 2.02 below.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, including any and all fees, expenses and disbursements of counsel for, or advisors to, the Holders.

“Trigger Event” has the meaning set forth in Section 2.01 below.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Trigger Events. The registration rights granted to the Holders in Section 2.02 below shall in all respects be conditioned upon the occurrence of either of the following events (each a “Trigger Event”): (i) the Company’s termination of the Holder Representative’s employment with the Company without Cause or termination of employment by the Holder Representative for Good Reason (as such term is defined in that certain employment agreement by and between the Company and the Holder Representative); or (ii) a Change of Control Event which occurs within two (2) years from the Effective Date.

Section 2.02 Registration Rights. Subject to Section 2.04 below, upon the occurrence of a Trigger Event, the Company shall, within thirty (30) days following a written notice from the Holder Representative to the Company invoking the Holders’ rights hereunder, prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering the resale of the Registrable Securities as would permit the sale and distribution of all of the Registrable Securities. Any such Registration Statement prepared and filed pursuant to this Section 2.02 shall be on Form S-3 (except if the Company is not then eligible to Register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form as determined by the Company in its sole discretion in accordance with the Securities Act and the rules promulgated thereunder and the Company shall undertake to Register such Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering such Registrable Securities has been declared effective by the SEC). The Company shall (a) if such Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing, and (b) use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities. Each Holder hereby acknowledges and agrees that if a Trigger Event does not occur, or the Holder Representative fails to deliver timely notice to the Company in accordance with Section 2.04 below, the Holders shall have no registration rights of any kind and the Company shall not be under any obligation to Register the Registrable Securities or file any Registration Statement.

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Section 2.03 Registration Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; and (viii) Financial Industry Regulatory Authority, Inc.’s filing fees (if any). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the Holders, in proportion to the number of Registrable Securities included in such registration for each such Holder.

Section 2.04 Exercise; Lapse of Rights. To invoke the registration rights granted to the Holders under this Agreement, the Holder Representative must deliver a written notice to the Company within thirty (30) days following the occurrence of a Trigger Event. This written notice must inform the Company that: (i) a Trigger Event has occurred, (ii) the date on which the Trigger Event has occurred, and (iii) the Holder Representative, on behalf of all of the Holders, desires to exercise the registration rights granted to the Holders under this Agreement. In the event the Holder Representative fails to deliver such notice to the Company within this thirty (30) day period, all registration rights granted to the Holders under Section 2.02 above shall lapse and shall be deemed fully terminated and revoked by the Company in all respects.

Section 2.05 Holder Representative as Agent. Each Holder hereby expressly appoints the Holder Representative as the agent of such Holder with full power and authority to act on behalf of, and in the name of, such Holder in electing to exercise any rights granted to any Holder hereunder or making any decision on behalf of the Holders in respect of this Agreement. Each Holder agrees and confirms that all actions taken by, and decisions made by, the Holder Representative on behalf of the Holders shall be deemed fully approved and authorized by such Holder in all respects. Each Holder further agrees and confirms that the Company shall be entitled to rely on the appointment of the Holder Representative as agent on behalf of all of the Holders hereunder and that the Company shall not be liable to any Holder in any respect for any decision made by the Holder Representative on behalf of all Holders or the Company’s reliance thereon.

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ARTICLE III

MISCELLANEOUS

Section 3.01 Term. This Agreement shall remain in full force and effect until the earlier occurrence of the following: (i) the Company has Registered the Registrable Securities in accordance with the terms of this Agreement; (ii) the Holder Representative fails to deliver timely notice as required pursuant to Section 2.04 hereof; and (iii) the Company and the Holder Representative mutually agree to terminate this Agreement.

Section 3.02 Expenses. Each Party shall pay its own fees and expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

Section 3.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.03):

If to the Company:	The Boston Beer Company, Inc. One Design Center Place, Suite 850 Boston, MA 02210 Attention: Tara L. Heath, Vice President, Legal and Deputy General Counsel E-mail: Tara.Heath@bostonbeer.com

with a copy to (which shall not constitute notice):	Nixon Peabody LLP Exchange Place 53 State Street Boston, MA 02109 Attention: Frederick H. Grein, Jr. E-mail: fgrein@nixonpeabody.com

If to the Holders:	To the Holder Representative c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft E-mail: kgroft@sageworth.com

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with a copy to (which shall not constitute notice):	McDermott Will & Emery LLP 500 North Capitol Street, N.W. Washington, D.C. 20001 Attention: Marc Sorini and Thomas P. Conaghan E-mail: msorini@mwe.com; tconaghan@mwe.com

Section 3.04 Assignment; Successors in Interest; No Third-Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by any Party without the prior written consent of the other Parties. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective successors and permitted assigns, any right, remedy, claim, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

Section 3.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 3.06 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 3.07 Amendment and Waiver. This Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Holder Representative. Each Holder hereby agrees and acknowledges that any such amendment, modification, supplement or waiver of this Agreement, or any provision hereunder, as consented to by the Holder Representative shall be binding on all of the Holders. No waiver by any Party or Parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 3.08 Complete Agreement. This Agreement (including Exhibit A attached hereto) contains the complete agreement between the Parties with respect to the subject matter contained herein, and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

Section 3.09 Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by

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..pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 3.10 Governing Law; Jurisdiction. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Any suit, action or proceeding against the Company or any of the Holders arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the courts of the State of Delaware (the “Designated Courts”), and the Parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any suit, action or proceeding. In addition, each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in the Designated Courts has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (ii) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 3.11 Further Assurances. Each of the Parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

The Company:	THE BOSTON BEER COMPANY, INC.

By:

Name:

Title:

The Holders:	SCIV IRREVOCABLE TRUST U/A/D 12/23/07
A/K/A SAMUEL A CALAGIONE III AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O SAMUEL A CALAGIONE IV DATED DECEMBER 23, 2007

By:

Name:

Title:

GCC IRREVOCABLE TRUST U/A/D 12/23/07
A/K/A SAMUEL A CALAGIONE III AND MARIAH CALAGIONE IRREVOCABLE TRUST F/B/O GRIER C CALAGIONE DATED DECEMBER 23, 2007

By:

Name:

Title:

[SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]

THE CALAGIONE DYNASTY TRUST DATED NOVEMBER 12, 2018

By:

Name:

Title:

THE CALAGIONE FAMILY TRUST DATED DECEMBER 14, 2016

By:

Name:

Title:

AMENDMENT NUMBER ONE AND RESTATEMENT OF REVOCABLE TRUST OF SAMUEL A. CALAGIONE III DATED NOVEMBER 12, 2018

By:

Name:

Title:

The Holder Representative:	SAMUEL A. CALAGIONE, III

[SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]

EXHIBIT A

The Holders

HOLDER’S NAME	HOLDER’S ADDRESS	TOTAL NUMBER OF REGISTRABLE SECURITIES HELD BY HOLDER
SCIV Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A Calagione III and Mariah Calagione Irrevocable Trust f/b/o Samuel A Calagione IV dated December 23, 2007	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

GCC Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A Calagione III and Mariah Calagione Irrevocable Trust f/b/o Grier C Calagione dated December 23, 2007	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

The Calagione Dynasty Trust dated November 12, 2018	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

The Calagione Family Trust dated December 14, 2016	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

Amendment Number One and Restatement of Revocable Trust of Samuel A. Calagione III dated November 12, 2018	c/o Sageworth 1861 Santa Barbara Drive Lancaster, Pennsylvania 17601 Attention: Kyle Groft

EXHIBIT E

Indemnification Agreement

This Indemnification Agreement (this “Agreement”) is being entered into effective as of                                    , 2019 (the “Effective Date”), by and among Samuel A. Calagione III and Mariah D. Calagione, individuals who are residents of the State of Delaware and who are referred to herein as the “Founders” on the one hand, and The Boston Beer Company, Inc., a Massachusetts corporation (“Boston Beer”), on the other. The Founders and Boston Beer are sometimes referred to herein collectively as the “Parties.”

WHEREAS, pursuant to (i) a Membership Unit Purchase Agreement (the “EOM UPA”) dated May 8, 2019, entered into among Boston Beer, the Founders, and Dogfish East of the Mississippi LP, a Delaware limited partnership (“EOM”), (ii) a Merger Agreement dated May 8, 2019, entered into among Boston Beer, Canoe Acquisition Corp., a Delaware corporation, the Founders, and Dogfish Head Holding Company (“DFHH”), a Delaware corporation (the “Merger Agreement”), and (iii) a Membership Unit Purchase Agreement dated May 8, 2019, entered into between Boston Beer and DFH Investors LLC, a Delaware limited liability company, Boston Beer has acquired, directly or indirectly, one hundred percent (100%) of the outstanding units of Off-Centered Way LLC, a Delaware limited liability company (“OCW”), through which the Founders have conducted their business; and

WHEREAS, the EOM UPA and Merger Agreement provide that the indemnification obligations of EOM and DFHH shall be satisfied by the Founders pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Founders and Boston Beer hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings. Other capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

(a) “Acquisition Agreements” shall mean the EOM UPA and the Merger Agreement.

(b) “Cap” shall mean $[TBD].

(c) “Environmental Matters” shall mean the representations and warranties of the Founders under (i) Section 4.16 of the EOM UPA; and (ii) Section 4.16 of the Merger Agreement.

(d) “Fraud” shall mean actual fraud under the laws of the State of Delaware (including the requisite elements of (i) false representation, usually one of fact, (ii) knowledge or belief that the representation was false (i.e., scienter), (iii) intention to induce the claimant to act or refrain from acting, (iv) the claimant’s action or inaction was taken in justifiable reliance upon the representation, and (v) the claimant was damaged by such reliance and as established by the standard of proof applicable to such actual fraud).

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(e) “Fundamental Matters” shall mean: (i) the representations and warranties of EOM under Sections 3.01, 3.02, and 3.05 of Article III of the EOM UPA; (ii) the representations and warranties of DFHH under Sections 3.01, 3.02, 3.03 and 3.06 of Article III of the Merger Agreement; (iii) the representations and warranties of EOM under Sections 4.01, 4.02, 4.03, 4.04 and 4.12 of the EOM UPA; (iv) the representations and warranties of DFHH under Sections 4.01, 4.02, 4.03, 4.04 and 4.12 of the Merger Agreement; and (v) the tax-related covenants contained in Article X of the Merger Agreement or Section 7.03 of the EOM UPA.

(f) “Losses” shall mean any and all losses, damages, liabilities, obligations, judgments, settlements, taxes, fines, penalties, awards, third-party costs and expenses (including reasonable attorneys’ and other professional fees and expenses), whether absolute, accrued, conditional or otherwise, but excluding incidental, consequential, special, indirect or punitive damages except to the extent actually paid to a third party in connection with a Third Party Claim.

(g) “Settled Claim Amount” shall mean, for any claim finally determined pursuant to Section 5(a)(i), the amount specified in the Notice of Claim; and for any claim finally determined pursuant to Section 5(a)(ii), the amount that the Founders are deemed obligated to pay upon settlement or other final determination of such claim.

2. Indemnification. From and after the Closing, the Founders, jointly and severally, shall defend and hold Boston Beer and its directors, shareholders, officers, employees, consultants, agents, representatives, affiliates, successors and assigns (each, an “Indemnified Person”) harmless from and against any and all Losses arising out of, resulting from or relating to:

(a) any breach of any representation or warranty made by EOM or DFHH in the Acquisition Agreements;

(b) any breach of any covenant made by EOM or DFHH in the Acquisition Agreements;

(c) Fraud by any of EOM or DFHH in connection with the Acquisition Agreements.

3. Certain Limitations and Related Matters.

(a) The obligations of the Founders provided for in Section 2 shall be subject to the following:

(i) Except with respect to Fraud and the Fundamental Matters, the Founders shall not be liable to the Indemnified Persons for indemnification until the aggregate amount of all Losses in respect of such matters exceeds $750,000 (the “Deductible”), in which event the Founders shall be obligated to indemnify the Indemnified Persons from and against such Losses in excess of, but not including, the Deductible.

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(ii) Except with respect to Fraud and the Fundamental Matters, the Founders shall not be liable to the Indemnified Persons for indemnification in an aggregate amount in excess of ten percent (10%) of the Cap.

(iii) The Founders shall not be liable to the Indemnified Persons for indemnification with respect to the Fundamental Matters in an aggregate amount in excess of the Cap.

(iv) Except with respect to Fraud, the Fundamental Matters, and the Environmental Matters, all indemnification obligations of the Founders hereunder shall expire on the earlier of (A) August 10, 2020, and (B) the date on which Boston Beer files its quarterly report on Form 10-Q for its second fiscal quarter in its 2020 fiscal year, unless an Indemnified Person has submitted a Notice of Claim for a particular matter prior to such date, in which case such matter shall survive until the resolution of such matter in accordance to Section 5.

(v) The indemnification obligations of the Founders hereunder with respect to Fundamental Matters shall continue until the expiration of the applicable statute of limitation, unless an Indemnified Person has submitted a Notice of Claim for a particular matter prior to such date, in which case such matter shall survive until the resolution of such matter in accordance to Section 5.

(vi) The indemnification obligations of the Founders hereunder with respect to Environmental Matters shall continue in effect for a period of twenty-four (24) months from the date hereof, unless an Indemnified Person has submitted a Notice of Claim for a particular matter prior to such date, in which case such matter shall survive until the resolution of such matter in accordance to Section 5.

(b) Any inaccuracy in or breach of any representation or warranty and the amount of any Losses with respect to a breach shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(c) Any inaccuracy in or breach of any representation or warranty contained in Sections 4.12(a), 4.13(b), (c) and (h), 4.14(d) and (e), 4.17(l), and 4.18 of the Acquisition Agreements shall be determined without regard to any knowledge qualifier contained in or otherwise applicable to such representation or warranty.

(d) Boston Beer shall take, and shall cause any Indemnified Person to take, commercially reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(e) Notwithstanding the fact that an Indemnified Person may have the right to assert claims for indemnification under or in respect of more than one provision of the any Acquisition Agreement or under or in respect of both Acquisition Agreements in respect of any claim, no Indemnified Person shall be entitled to recover the amount of any Losses more than once under any and all of the Acquisition Agreements in respect of such claim.

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(f) Except with respect to matters other than Fraud or Fundamental Matters, the Founders shall have the right (but not the obligation) to satisfy any indemnification obligation with Escrow Shares, as provided in Section 4.

4. Escrow Shares. On the Effective Date, [                ] shares of Boston Beer’s Class A Common Stock (the “Escrow Shares”) shall be held in escrow with Computershare Trust Company, N.A. pursuant to the terms of the Computershare Escrow Agreement contemplated by the Merger Agreement. Should the Founders elect to satisfy any obligation hereunder, such obligation as determined pursuant to the procedures of Section 5, with the Escrow Shares, the number of such Escrow Shares to be released to Boston Beer shall be equal to the quotient of (a) the Settled Claim Amount and (b) the Signing Date Share Price (as defined in the Merger Agreement), and such number of Escrow Shares shall be released to Boston Beer pursuant to the terms of the Computershare Escrow Agreement.

5. Procedures.

(a) An Indemnified Person seeking indemnification hereunder shall give a written notice to the Founders (a “Notice of Claim”) specifying (i) in reasonable detail the nature and basis for a claim for indemnification pursuant to the relevant Acquisition Agreement(s), including the section(s) of the relevant Acquisition Agreement(s) supporting its claim, and the facts and circumstances supporting its claim, and (ii) the dollar amount of the claim, or if such amount is unknown, a good faith reasonable estimate of the dollar amount of the claim. The Notice of Claim shall be provided to the Founders as soon as practicable after the Indemnified Person becomes aware that it has incurred or suffered any Losses. Notwithstanding the foregoing but subject to the survival periods set forth in Section 3, any failure to provide the Founders with a Notice of Claim, or any failure to provide a Notice of Claim in a timely manner as aforesaid, shall not relieve the Founders from any liability that it may have to the Indemnified Person pursuant to the terms of this Agreement except to the extent that the ability of the Founders to defend such claim is materially prejudiced by the Indemnified Person’s failure to give such Notice of Claim. If the Notice of Claim relates to a Third Party Claim, the procedures set forth in Section 5(b) below shall be applicable. If the Notice of Claim does not relate to a Third Party Claim, the Founders shall have thirty (30) days from the date of receipt of such Notice of Claim to object to any of the subject matter and any of the amounts of the Losses set forth in the Notice of Claim, as the case may be, by delivering written notice of objection thereof to the Indemnified Person (a “Notice of Objection”).

(i) If the Founders fail to send a Notice of Objection within such thirty (30) day period, the Founders shall be deemed to have agreed to the Notice of Claim and shall be obligated to pay to the Indemnified Person the portion of the amount specified in the Notice of Claim.

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(ii) If the Founders send a timely Notice of Objection, the Founders and the Indemnified Person shall use their commercially reasonable efforts to settle (without an obligation to settle) such claim for indemnification. If the Founders and the Indemnified Person do not settle such dispute within thirty (30) days after the Indemnified Person’s receipt of the Founders’ notice of objection, the Founders and the Indemnified Person shall be entitled to seek enforcement of their respective rights under this Agreement.

(b) Upon receipt of a Notice of Claim for a claim made or alleged by any claimant other than an Indemnified Person (a “Third Party Claim”), the Founders shall have the right, upon written notice to the Indemnified Person, to assume and conduct, at the Founders’ sole expense, the defense of the Third Party Claim with counsel reasonably acceptable to the Indemnified Person; provided that (i) the Founders have sufficient financial resources, in the reasonable judgment of the Indemnified Person, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result, (ii) the Third Party Claim solely seeks (and continues to solely seek) monetary damages and does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action or seek an injunction or other equitable relief against the Indemnified Person, (iii) in the reasonable judgment of the Indemnified Person, no conflict of interest arises that would prohibit a single counsel from representing both the Founders and the Indemnified Person in connection with the defense of such Third Party Claim, and (iv) the Indemnified Person has not determined, in good faith, that there is a reasonable possibility that such Third Party Claim may adversely affect it, its business relationships or any of its affiliates in any material respect other than as a result of monetary damages for which it would be entitled to indemnification hereunder. The Indemnified Person may thereafter participate in (but not control) the defense of any such Third Party Claim with its own counsel at its own expense; provided, however, that if (A) any of the conditions described in clauses (i)—(iv) above fails to occur or ceases to be satisfied, or (B) the Founders fail to take reasonable steps necessary to defend such Third Party Claim in the reasonable judgment of the Indemnified Person, then the Indemnified Person may assume and control its own defense using counsel of its own choosing. If the Founders elect not to defend the Indemnified Person with respect to such Third Party Claim, or fails to notify the Indemnified Person of such election within thirty (30) calendar days after receipt of the Notice of Claim, the Indemnified Person shall have the right, at its option, to assume and control defense of the matter in such manner as it may deem reasonably appropriate. The Founders, if they have assumed the defense of any Third Party Claim as provided in this Agreement, may not, without the prior written consent of the Indemnified Person, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim that (1) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of a complete release from all liability in respect of such Third Party Claim, (2) grants any injunctive or equitable relief or (3) may reasonably be expected to have a material adverse effect on the Indemnified Person or any business thereof. The Indemnified Person, if it has assumed the defense of any Third Party Claim, may, without the prior written consent of the Founders, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim; provided, that any such settlement shall not be determinative of the Founders’ indemnification obligations hereunder; provided further that such Third Party Claim settlement does not grant any injunctive or equitable relief. Each of the Parties shall and shall cause their

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affiliates (and their respective officers, directors, employees, consultants and agents) to, make available to the other(s) all relevant information in his or its possession relating to any such Third Party Claim which is being defended by the other Party and shall otherwise reasonably cooperate in the defense thereof. The party controlling the defense of such Third Party Claim shall keep the non-controlling party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith the recommendations made by the non-controlling party with respect thereto.

6. Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties for tax purposes as an adjustment to the Merger Consideration under the Merger Agreement.

7. Miscellaneous Provisions.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b) Amendment and Waiver. Any provision of this Agreement may be amended or waived only in a writing signed by Boston Beer and the Founders. No waiver of any provision hereunder or of any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provisions or any other provision.

(c) Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement between Boston Beer and the Founders with respect to indemnification obligations arising out of the EOM UPA and the Merger Agreement and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one (1) or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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(e) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

(f) Jurisdiction.

(iii) Any suit, action or proceeding against the Founders or Boston Beer arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought exclusively in the courts of the State of Delaware (the “Designated Courts”), and the Parties hereto accept the exclusive jurisdiction of the Designated Courts for the purpose of any suit, action or proceeding.

(iv) In addition, each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any of the Designated Courts and hereby further irrevocably waives any claim that any suit, action or proceedings brought in the Designated Courts has been brought in an inconvenient forum.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

The Founders:
Samuel A. Calagione III

Mariah D. Calagione

Boston Beer:	THE BOSTON BEER COMPANY, INC.

By:

Name:

Title:

[Indemnification Agreement]

EXHIBIT F

THE BOSTON BEER COMPANY, INC.

EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into by and between THE BOSTON BEER COMPANY, INC., a Massachusetts corporation with its principal place of business at One Design Center Place, Suite 850, Boston, Massachusetts 02210 (“Parent”), for itself and on behalf of all of its subsidiaries and affiliates, including but not limited to Boston Beer Corporation, Off Centered Way, LLC, American Craft Brewery LLC, Angry Orchard Cider Company LLC, and A&S Brewing Collaborative LLC (collectively, the “Company”), on the one hand, and Mariah D. Calagione, an employee of the Company (“Ms. Calagione” or “you”), on the other, effective as of [                        ], 2019 (the “Effective Date”).

This Agreement is being entered into between Ms. Calagione and Parent in connection with the acquisition by Parent of all of Ms. Calagione’s beneficial interests in Off Centered Way LLC, a Delaware limited liability company (“OCW”), of which she is a founder and principal owner (the “Acquisition”).

In consideration of the employment of Ms. Calagione by the Company, Ms. Calagione’s eligibility to participate in the Company’s Employee Equity Incentive Plan as set forth herein, the training provided to Ms. Calagione, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ms. Calagione hereby agrees with the Company as follows:

1. Employment and Term. The Company hereby agrees to employ Ms. Calagione, and Ms. Calagione hereby accepts employment by the Company, reporting to the Company’s Chief Executive Officer, with an indirect reporting relationship to Samuel A. Calagione III, the Company’s Founder and Brewer, Dogfish Head Brewery, on the terms and conditions hereinafter set forth. Ms. Calagione’s term of employment by the Company under this Agreement (the “Term”) shall commence on the Effective Date and end on the date on which the term of employment is terminated in accordance with Section 7.

2. Duties.

(a) Ms. Calagione duties shall focus on community relations, digital communications and philanthropic initiatives. As such, Ms. Calagione’s title shall initially be “Dogfish Head Founder and Communitarian.” In such capacity, Ms. Calagione will perform such duties and responsibilities as are commensurate with that position, as may be assigned to her from time to time by the Company.

(b) Through December 31, 2019, for so long as she is employed by the Company, Ms. Calagione shall devote herself to the affairs of the Company on a full business time basis and shall not engage in any other business activities, which, either singly or in the aggregate, materially interfere with her duties to the Company. Commencing on January 1, 2020 and hereafter, for so long as she is employed by the Company, Ms. Calagione shall devote at least fifty percent (50%) of her business time and effort to the affairs of the Company. Ms. Calagione agrees to perform her duties diligently, competently and in the best interests of the Company.

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(c) Beginning October 1, 2019, Ms. Calagione is expected to spend no more than thirty percent (30%) of her business time that is devoted to the affairs of the Company at the Company’s offices located at One Design Center Place, Suite 850, Boston, Massachusetts 02210.

(d) Ms. Calagione acknowledges and agrees that she is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and also subject to the requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, and the Parent’s Directors & Officers Open Trading Window Policy.

3. Compensation.

(a) In consideration for the performance by Ms. Calagione of her duties hereunder, the Company shall pay to Ms. Calagione such compensation as may be approved from time to time by the Board and the Board’s Compensation Committee (the “Compensation Committee”), which Ms. Calagione agrees to accept in full payment for her services. Ms. Calagione shall also be entitled to participate in such employee incentive programs as shall be adopted from time to time by the Company for its employees generally, subject to such eligibility requirements and other restrictions and limitations contained in such programs. Such compensation shall include an annual salary, paid to Ms. Calagione in accordance with the Company’s usual payroll practices (the “Base Salary”), and such annual bonus as the Company, in its sole discretion, elects to pay Ms. Calagione, if any.

(b) Through December 31, 2019, Ms. Calagione’s Base Salary shall be at the annual rate of $427,450.00. Thereafter, until subsequently adjusted by the Compensation Committee, Ms. Calagione’s Base Salary shall be at the annual rate of $213,725.00.

4. Employee Benefits; Fringe Benefits and Perquisites.

(a) Benefits. Ms. Calagione shall be entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Ms. Calagione’s satisfaction of all applicable eligibility conditions of such plans, programs, and arrangements, including any applicable minimum hours requirement, currently thirty hours. Nothing herein shall be construed to limit the Company’s ability to amend or terminate any employee benefit plan or program in its sole discretion.

(b) Paid Time Off. During the Term, Ms. Calagione shall be entitled to paid time off in accordance with the Company’s PTO policy, as from time to time in effect. For purposes of such policy, Ms. Calagione shall be credited with her time as an employee of OCW or any of its affiliates.

(c) Controlling Document. To the extent there is any inconsistency between the terms of this Agreement and the terms of any plan or program under which compensation or benefits are provided hereunder, this Agreement shall control to the extent legally permissible. Otherwise, Ms. Calagione shall be subject to the terms, conditions and provisions of the Company’s plans and programs, as applicable.

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5. Proprietary Information. Ms. Calagione hereby acknowledges that the techniques, recipes, formulas, programs, processes, methods, technology, designs and production, distribution, business and marketing plans, business methods and manuals, sales techniques and strategies, financial data, training methods and materials, pricing programs, customer information, contracts or other arrangements, and any other information of value to the Company that is not generally known to the public or the Company’s competitors (collectively, “Proprietary Information”), including any such information developed by Ms. Calagione during the course of her employment with the Company, are of a confidential and secret character, of great value and propriety to the Company. The Company shall give or continue to give Ms. Calagione access to the foregoing categories of Proprietary Information as appropriate and necessary to Ms. Calagione’s job duties, so long as Ms. Calagione continues to provide services to the Company, and permit Ms. Calagione to work thereon and become familiar herewith to whatever extent the Company in its sole discretion determines. Ms. Calagione agrees that, without the prior written consent of the Company, she shall not, during her employment with the Company or at any time hereafter, divulge to anyone or use to her benefit or to the benefit of any other person or entity, any Proprietary Information, unless such Proprietary Information shall be in the public domain in a reasonably integrated form through no fault of Ms. Calagione. Ms. Calagione further agrees (i) to take all reasonable precautions to protect from loss or disclosure all documents supplied to Ms. Calagione by the Company and all documents, notebooks, materials and other data relating to any work performed by Ms. Calagione or others relating to or containing the Proprietary Information, (ii) not to make any copies of any of these documents, notebooks, materials and data, without the prior written permission of the Company, and (iii) upon termination for whatever reason of Ms. Calagione’s employment with the Company, or at any other time as requested by the Company, to deliver these documents, notebooks, materials and data forthwith to the Company, and to delete any copies of electronic information that may remain in Ms. Calagione’s possession after the provision of copies thereof to the Company. Proprietary Information includes information in hard copy and electronic formats. The non-use and non-disclosure restrictions set forth herein apply to any and all forms of information transmittal, including transmittal through any and all forms of social media.

6. Covenant Not-to-Compete.

(a) During the period commencing on the date hereof and continuing until the expiration of one (1) year from the date on which Ms. Calagione’s employment with the Company terminates (the “Restricted Period”), Ms. Calagione shall not, without the prior written consent of the Company, which consent the Company may grant or withhold in its sole discretion, directly or indirectly, for her own account or the account of others, in any geographic areas in which Ms. Calagione provided services to the Company, or about which Ms. Calagione obtained Proprietary Information, during the last two years of her employment by the Company, as an employee, consultant, partner, officer, director or stockholder (other than a holder of less than five percent (5%) of the issued and outstanding stock or other equity securities of an issuer whose securities are publicly traded) engage in the importing, production, marketing, sale or distribution to distributors of any beer, malt beverage, hard cider or product produced by the Company at any time during Ms. Calagione’s tenure as an employee of the Company (i) which is either produced outside of the United States and imported into the United States or produced within the United States and (ii) which has a wholesale price within twenty-five percent (25%) of the wholesale price of any of the Company’s products, including but not limited to products marketed under the trade

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names SAMUEL ADAMS, TWISTED TEA, ANGRY ORCHARD, TRULY, DOGFISH HEAD and such other trade names as the Company may use to market its products during Ms. Calagione’s employment with the Company. Ms. Calagione acknowledges that she has read and understands this provision, and that she has agreed to it knowingly and voluntarily, in order to obtain the benefits provided to Ms. Calagione by the Company. Notwithstanding the foregoing, in the event that you breach your fiduciary duty to the Company, and/or you have unlawfully taken, physically or electronically, property belonging to the Company, the Restricted Period shall be twenty-four (24) months from the date of your employment termination.

(b) Notwithstanding the provisions of paragraph (a) above, Ms. Calagione shall not be restricted from pursuing the exploitation of the international production and distribution of the Dogfish Head brand family, in accordance with the License Agreement entered into between one of her affiliates and Dogfish Head Marketing LLC on May 8, 2019 (the “License”). For the avoidance of doubt, even after the termination of this Agreement pursuant to Section 6 or otherwise, Ms. Calagione will not be restricted from manufacturing, distributing, selling, marketing or otherwise exploiting the Dogfish Head brand outside of the United States and Canada, even if such activities constitute competition with the Company.

(c) The provisions of paragraph (a) above shall also not restrict the right of Ms. Calagione to participate in the manufacture and distribution of Dogfish Head brand family products in the United States and Canada, in competition with products in the Samuel Adams brand family, if Ms. Calagione resigns from the Company and her husband, Samuel A. Calagione III (“Mr. Calagione”) reacquires all rights to the Dogfish Head brand family, in connection with a Change of Control of Parent prior to the expiration of twenty-four (24) months from and after the date of this Agreement.

7. Termination. The date upon which this Agreement is terminated pursuant to this Section 7 or otherwise is the “Termination Date”.

(a) Termination upon Death. This Agreement shall terminate automatically upon Ms. Calagione’s death.

(b) Termination Due to Ms. Calagione’s Disability. Ms. Calagione’s employment and the Term shall terminate ten (10) days after the Company gives written notice to Ms. Calagione of the termination of Ms. Calagione’s employment by the Company due to Ms. Calagione’s Disability. “Disability” means: (i) Ms. Calagione is unable due to a medically determinable physical or mental condition to perform the essential functions of her position, with or without a reasonable accommodation, for six (6) months in the aggregate during any twelve (12) month period; or (ii) two licensed physicians, at least one of whom is reasonably acceptable to both Ms. Calagione (or Ms. Calagione’s legal representative) and the Board have certified to the Company in writing that due to a medically determinable physical or mental condition, Ms. Calagione will be unable to perform the essential functions of her position, with or without a reasonable accommodation, for a period of six (6) months in the aggregate during the twelve (12) month period immediately following such certification. Termination of Ms. Calagione’s employment by the Company due to Ms. Calagione’s Disability shall constitute a termination without Cause.

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(c) Termination for Cause. The Company may at any time, by written notice to Ms. Calagione, terminate Ms. Calagione’s employment hereunder for Cause. For purposes hereof, the term “Cause” shall mean: (i) Ms. Calagione’s material breach of this Agreement, which, if curable, remains uncured or continues after sixty (60) days’ written notice by the Company thereof; (ii) the conviction of, or entry of a plea of guilty or nolo contendere to, (A) any crime constituting a felony in the jurisdiction in which committed, (B) any crime of moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, or fraud (whether or not a felony); (iii) Ms. Calagione’s material negligence or dereliction in the performance of, or failure to perform Ms. Calagione’s duties of employment with the Company, which remains uncured or continues after sixty (60) days’ notice by the Company thereof, provided, however, that in the event the Chief Executive Officer or the Board of the Parent issues Ms. Calagione a lawful directive and Ms. Calagione does not comply with the directive, such non-compliance shall not constitute “Cause”; or (iv) any willful conduct, action or behavior by Ms. Calagione that is materially damaging to the Company, whether to the business interests, finance or reputation.

(d) Termination without Cause. The Company may terminate Ms. Calagione’s employment without Cause at any time upon ninety (90) days’ written notice.

(e) Resignation with or without Good Reason.

(i) This Agreement and Ms. Calagione’s employment hereunder may be terminated by Ms. Calagione with or without Good Reason at any time upon ninety (90) days written notice to the Company.

(ii) For purposes of this Agreement, “Good Reason” means any of the following that has not been approved in writing in advance by Ms. Calagione: (A) a material substantive change in the nature of Ms. Calagione’s duties, as set forth in this Agreement, (B) a material reduction in Ms. Calagione’s Base Salary; (C) relocation of Ms. Calagione’s principal place of employment by more than fifty (50) miles from her current offices in Milton, Delaware; (D) a material breach by the Company of this Agreement or any other agreement between the Company and Ms. Calagione; or (E) a Change in Control. Notwithstanding the foregoing, “Good Reason” for Ms. Calagione to resign shall not exist unless: (X) Ms. Calagione provides the Company with written notice of the condition giving rise to Good Reason; (Y) the Company fails to remedy such condition within thirty (30) days after its receipt of such written notice; and (Z) Ms. Calagione resigns within sixty (60) days after the cure period has lapsed. Any resignation or termination pursuant to this section 7(e) shall not constitute a breach of this Agreement by either party.

(f) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred at such time as C. James Koch and/or members of her family cease to control a majority of Parent’s issued and outstanding Class B Common Stock or the Company enters into an agreement or agreements to sell or dispose of, in one or more related transactions, the rights to manufacture and distribute all or substantially all of the Company’s brands.

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8. Compensation upon Termination. Other provisions of this Agreement notwithstanding, upon the occurrence of an event described in Section 7, the parties shall have the following rights and obligations:

(a) Death. If Ms. Calagione’s employment is terminated during the Term by reason of Ms. Calagione’s death, the Company shall pay to Ms. Calagione’s estate the Accrued Benefits. “Accrued Benefits” means: (i) the accrued but unpaid Base Salary through the Termination Date, payable within thirty (30) days following the Termination Date; (ii) reimbursement for any unreimbursed expenses incurred through the Termination Date, payable within thirty (30) days following the Termination Date; (iii) accrued but unused vacation days; and (iv) all other payments, benefits, or fringe benefits to which Ms. Calagione shall be entitled as of the Termination Date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

(b) Disability. If the Company terminates Ms. Calagione‘s employment because of her Disability, the Company shall pay to Ms. Calagione the Accrued Benefits. If the Company terminates Ms. Calagione’s employment because of her Disability, the Company shall also pay to Ms. Calagione a pro-rata portion of the target amount of the annual cash bonus for the year in which the termination occurs based on the number of days in such year through the Termination Date, payable within thirty (30) days following the Termination Date.

(c) Termination for Cause or Resignation without Good Reason. If Ms. Calagione’s employment is terminated by the Company for Cause, or by Ms. Calagione without Good Reason, then: (i) the Company shall pay Ms. Calagione the Accrued Benefits; and (ii) Ms. Calagione shall immediately forfeit as of the Termination Date any unpaid annual cash bonuses.

(d) Termination without Cause or Resignation for Good Reason. If Ms. Calagione’s employment is terminated by the Company without Cause, or Ms. Calagione resigns for Good Reason, then: (i) the Company shall pay to Ms. Calagione the Accrued Benefits; and (ii) the Company shall pay any annual cash bonuses that are unpaid as of the Termination Date.

9. Non-Solicitation of Customers and Employees.

(a) During the Restricted Period, Ms. Calagione agrees that she will not, directly or indirectly, for her own account or on behalf of any other person or entity, (a) solicit, call upon or accept business from, any customer of the Company with whom Ms. Calagione (or any person supervised or directed by Ms. Calagione) has had direct personal contact, or about whom Ms. Calagione has learned Proprietary Information or other business information in the course of Ms. Calagione’s employment by the Company (a “Restricted Customer”); or (b) interfere with the business relationship between the Restricted Customer and the Company; or (c) solicit, induce, persuade or hire, or attempt to solicit, induce, persuade or hire, or assist any third party in the solicitation, inducement, persuasion or hiring of, any employee of the Company who worked for the Company during Ms. Calagione’s tenure with the Company, to leave the employ of the Company.

(b) Notwithstanding the provisions of paragraph (a) above, Ms. Calagione shall not be restricted from exercising her rights under the License. For the avoidance of doubt, even after the termination of this Agreement pursuant to Section 6 or otherwise, Ms. Calagione will not be restricted from soliciting, calling upon or accepting business from any customer who would otherwise be a Restricted Customer in connection with the manufacture, distribution, sale, marketing or otherwise exploitation of the Dogfish Head brand outside of the United States and Canada.

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10. Ms. Calagione Acknowledgements. Ms. Calagione hereby acknowledges and agrees that:

(a) It is the practice and policy of the Company to provide its employees with Proprietary Information regarding the business of the Company, to a greater extent than other companies, in order to achieve success as a company, and in order to assist Ms. Calagione in achieving success as an employee. Such Proprietary Information concerns, among other things, information and data relating to geographic territories and customers throughout the areas in which the Company conducts its business. Accordingly, the geographic areas and proscribed activities specified in Section 4 hereof are reasonable, and no greater than necessary, for the protection of the Company’s legitimate business interests;

(b) Ms. Calagione received this Agreement for her consideration by the earlier of Ms. Calagione’s receipt of a formal offer of employment or ten (10) business days before Ms. Calagione’s start date; and

(c) Ms. Calagione acknowledges, and the Company and Ms. Calagione agree, that Ms. Calagione shall have the right to consult with an attorney prior to signing this Agreement.

11. Works Made for Hire. Ms. Calagione agrees that all works of authorship, literary works (including computer programs), audiovisual works, translations, compilations, and any other written materials, including, but not limited to, copyrightable works (the “Works”) which are originated or produced by Ms. Calagione (solely or jointly with others) during her working hours with the Company, in whole or in part, within the scope of, or in connection with, her employment by the Company will be considered “works made for hire” as defined by the U.S. Copyright Act (17 USC §101, as amended). All such works made for hire are and will be the exclusive property of the Company and Ms. Calagione agrees to treat any such work as Proprietary Information. In the event that any Works are not deemed to be “works made for hire,” Ms. Calagione hereby assigns all of her right, title, and interest in and to such Works, including but not limited to, the copyrights herein, to the Company, and agrees to execute any additional agreements or documents the Company reasonably determines are necessary to effectuate the assignment of your right, title and interest in such Works to the Company. This Section 11 notwithstanding, the books and any other publications authored or co-authored by Ms. Calagione before the Effective Date that are listed on Schedule 1 attached hereto will remain Ms. Calagione’s and, if applicable, her co-author’s, property and will not be considered a “Work Made for Hire.” Books and other publications authored or co-authored by Ms. Calagione while she remains an employee of the Company will be subject to the provisions of this Section 11 and such applicable policies, as may be adopted from time to time by the Board.

12. Non-Disparagement. The parties to this Agreement (including the Parent) agree that during Ms. Calagione’s employment by the Company, and during the Restricted Period and at any time hereafter, the parties shall not make any statement, verbally or in writing, or via social media, or take any action, which has the purpose or effect of disparaging the other, including their respective companies, or employees or products, to any person or entity who does, or could reasonably be expected to do, business with the parties, to the media, or to their respective employees or former employees.

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13. No Conflicting Obligation. Ms. Calagione hereby represents and warrants to the Company that Ms. Calagione (a) is not presently under and will not in the future become subject to any obligation to any person, entity or prior employer which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way Ms. Calagione’s performance of her employment with the Company, and (b) has not disclosed and will not disclose to the Company, nor use for the Company’s benefit, any confidential information and trade secrets of any other person or entity, including any prior employer.

14. Training Expense. The Company will provide Ms. Calagione with training to assist Ms. Calagione in the performance of her duties as an employee of the Company, including but not limited to the provision of training materials, training courses and supervision by experienced employees of the Company. Ms. Calagione agrees, in the event of Ms. Calagione’s voluntary separation of her employment or the termination of employment by the Company for cause (as defined above), to pay the Company (unless otherwise agreed upon at time of training) $1,000 for each day of training and/or any orientation course provided or paid for by the Company to Ms. Calagione within the last five (5) years prior to the date of termination as a means of reimbursing the Company for such training. Such payment shall be deducted from any monies owed to Ms. Calagione at the time of her termination, including wages, bonuses, and/or commissions, and the balance, if any, owed by Ms. Calagione shall be paid by Ms. Calagione promptly as may be required by law. Such reimbursement shall be in addition to any other remedy at law or in equity which the Company may have for Ms. Calagione’s breach of this Agreement.

15. Entire Agreement; Modification. This Agreement contains the entire understanding and agreement between the Company and Ms. Calagione with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by both parties. No action or course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Agreement or of such terms and conditions on any other occasion.

16. Severability. Ms. Calagione and the Company hereby expressly agree that the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid, in whole or in part, the remaining provisions shall remain in full force and effect, and any such provision or covenant shall nevertheless be enforceable as to the balance thereof to the extent determined by a court of competent jurisdiction. It is the intent of the parties that if a court of competent jurisdiction determines that any provision of this Agreement is overly broad in any respect, that such court blue-pencil such provision and enforce the provision to the extent the court determines is reasonable.

17. At-Will Status; Binding Effect; Benefit. Ms. Calagione is at all times an “at-will” employee of the Company, and nothing herein shall be construed to vary the “at-will” status of your employment. Sections 3 through 12 and of this Agreement shall survive its termination and the termination of Ms. Calagione’s employment by the Company.

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18. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered and have the force and effect of an original.

19. Governing Law. The Company is incorporated in, and has its headquarters located in, the Commonwealth of Massachusetts, and Ms. Calagione’s employment with the Company is administered from the Company’s Massachusetts headquarters. Accordingly, the validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Any dispute between Ms. Calagione and the Company shall be litigated exclusively in the state or federal courts of the Commonwealth of Massachusetts, to whose jurisdiction Ms. Calagione hereby agrees to submit; provided, however, that if the dispute concerns the restrictive covenant set forth in Section 6, the action shall be venued in Suffolk County, Massachusetts, or, if applicable, the federal district court in Boston, Massachusetts. This Agreement shall be considered a sealed instrument under Massachusetts law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the undersigned have hereunto set their hands and seals in Boston, Massachusetts, all as of the date set forth below.

THE BOSTON BEER COMPANY, INC.

By:	X
David A. Burwick, President & CEO	Signature of Ms. Calagione

Date	Print Name of Ms. Calagione

Date

EXHIBIT G

[FORM OF] INVESTOR QUESTIONNAIRE

This Investor Questionnaire (“Questionnaire”) is provided in connection with the proposed issuance and transfer of certain shares of the Class A Common Stock (“Shares”) of The Boston Beer Company, Inc., a Massachusetts Corporation (the “Company”), as consideration pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated May 8, 2019 by and among the Company, Dogfish Head Holding Company, a Delaware corporation (“Dogfish Head”), Canoe Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and solely with respect to certain indemnification obligations set forth in the Merger Agreement, Samuel A. Calagione III (“Mr. Calagione”) and Mariah D. Calagione (“Ms. Calagione” and together with “Mr. Calagione” the “Dogfish Head Founders”) and that certain Membership Unit Purchase Agreement (the “EOM Unit Purchase Agreement” and, together with the Merger Agreement, the “Transaction Agreements”) dated May 8, 2019 by and among the Company, Dogfish East of the Mississippi LP, a Delaware limited partnership (“Dogfish EOM”), and the Dogfish Head Founders solely with respect to indemnification obligations set forth therein. The issuance and transfer of the Shares by the Company will be made without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential transferee meets certain suitability requirements before issuing or transferring Shares pursuant to the terms of the Transaction Agreements to such transferee, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied by the undersigned shareholder of Dogfish Head or unitholder of Dogfish EOM, as applicable (each, a “Transferee”).

By signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the issuance and transfer of the Shares will not result in a violation of the Act or the securities laws of any state. All potential recipients of Shares pursuant to the Transaction Agreements must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets if necessary to complete your answers to any item.

PART A.         BACKGROUND INFORMATION

Full Legal Name:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

E-Mail Address:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity: ________________	Approximate date of formation: __________________

State of formation: _____________

Were you formed for the purpose of investing in the securities being offered?     Yes ____        No ____

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

E-Mail Address:

Age:__________ Citizenship: ____________

PART B. ACCREDITED INVESTOR STATUS

The Transferee represents and warrants to the Company that the Transferee (a) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act, and has checked the box or boxes below which are next to the category or categories under which the Transferee qualifies as an accredited investor; and (b) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of on investment in the Shares and is able to bear the economic risk of such investment in the Shares for an indefinite period of time, and (c) has the capacity to protect its own interest as a result of the undersigned’s status as (check the appropriate descriptions(s) below):

☐ (1)

a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;

(Note: For this purpose, “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any exclusion for tax-exempt interest under Section 103 of the Code; (ii) the amount of any losses claimed as a limited partner in a limited partnership as reported on Schedule E of form 1040; (iii) the amount of any deduction, including the allowance for depletion, under Section 611, et seq., of the Code; and (iv) the amount of any deduction for long-term capital gains under Section 1202 of the Code.)

☐ (2)	a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, which shall exclude the value of principal residence;

(Note: For this purpose, “individual net worth” means the excess of total assets at fair market value over total liabilities.)

☐ (3)

a revocable grantor trust, each of whose settlors is an “accredited investor” (if this category is checked, please also check the additional category or categories to which each grantor qualifies as an “accredited investor”);

☐ (4)

an irrevocable trust, with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the issuer, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act;

☐ (5)

an entity in which all of the equity owners are “accredited investors” under any one or more of the categories specified herein (if this category is checked, please also specify the type of entity here:                                                                  );

☐ (6)

an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 (the “Code”), a corporation, a limited liability company, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of investing in the issuer, with total assets in excess of $5,000,000;

☐ (7)

a bank, as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐ (8)	a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

☐ (9)	an insurance company as defined in Section 2(13) of the Securities Act;

☐ (10)	an investment company registered under the Investment Company Act of 1940 (the “40 Act”), or a business development company as defined in Section 2(a)(48) of the 40 Act;

☐ (11)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ (12)

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, having total assets in excess of $5,000,000;

☐ (13)

an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”; or

☐ (14)	a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

PART C. GENERAL REPRESENTATIONS

The Transferee represents and warrants to the Company that:

(1)

The Shares to be received by such Transferee pursuant to the Transaction Agreements will be acquired for such Transferee’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and such Transferee has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act or applicable state securities laws;

(2)

The Transferee has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the issuance of the Shares pursuant to the Transaction Agreements;

(3)

The Transferee acknowledges and agrees that the Shares when issued will constitute “restricted securities” under Rule 144 promulgated under the Act and, therefore, may not be sold unless they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available; and that the Shares received by the Transferee pursuant to the Transaction Documents will bear a customary legend noting that such securities constitute restricted securities under the Act;

(4)

The Transferee is able to fend for himself or herself in the transactions contemplated by the Merger Agreement if a shareholder of Dogfish Head or the EOM Unit Purchase Agreement if a unitholder of Dogfish EOM, as applicable, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks associated with ownership of the Shares received by such Transferee as consideration pursuant to the Transaction Documents; and

(5)

At no time was the Transferee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the issuance of the Shares to such Transferee in connection with transactions contemplated by the Transaction Documents.

The undersigned certifies that the foregoing representations are true and accurate as of the date hereof and shall be true and accurate as of the effective date of the Closing (as defined in the Transaction Agreements). If in any respect such representations shall not be true and accurate prior to such date, the undersigned shall give immediate notice of such fact to the Company.

IN WITNESS WHEREOF, each of the undersigned has duly completed and executed and delivered this Questionnaire effective as of the date written below.

SIGNATURE BLOCK FOR INDIVIDUALS

(Signature of Transferee)

(Print Name)

(Signature of Joint Transferee, if any)

(Print Name)

Dated: ____________________, 2019

SIGNATURE BLOCK FOR ENTITIES OR TRUSTS

(Print Name of Entity or Trust)

(Signature of Authorized Representative of Entity or Trust)

(Print Name of Representative)

(Print Title of Representative)

Dated: ____________________, 2019